     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1995

                                                       REGISTRATION NO. 33-60563
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 2
                                       TO
                           S-3 REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                USG CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                             3275                    36-3329400
    (State or other jurisdiction of            (Primary Standard          (I.R.S. Employer
     incorporation or organization)               Industrial            Identification No.)
                                          Classification Code Number)

                           125 SOUTH FRANKLIN STREET
                          CHICAGO, ILLINOIS 60606-4678
                                 (312) 606-4000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                            ARTHUR G. LEISTEN, ESQ.
                    SENIOR VICE PRESIDENT & GENERAL COUNSEL
                           125 SOUTH FRANKLIN STREET
                          CHICAGO, ILLINOIS 60606-4678
                                 (312) 606-4000
           (Name, address and telephone number of agent for service)
                           --------------------------

                                   Copies to:

       FRANCIS J. GERLITS, P.C.                  SETH A. KAPLAN, ESQ.
           KIRKLAND & ELLIS                 WACHTELL, LIPTON, ROSEN & KATZ
       200 EAST RANDOLPH DRIVE                   51 WEST 52ND STREET
       CHICAGO, ILLINOIS 60601                 NEW YORK, NEW YORK 10019

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION

                              DATED JULY 24, 1995

PROSPECTUS
                                                                          [LOGO]
$150,000,000
USG CORPORATION
  % SENIOR NOTES DUE 2005


The   %  Senior Notes due 2005  (the "Notes") of USG  Corporation ("USG" or  the
"Corporation")  will mature on             , 2005. Interest on the Notes will be
payable semi-annually on              and               of each year,  beginning
           , 1996. The Notes are redeemable at the option of the Corporation, in
whole  or in part at any time  on or after              , 2000 at the redemption
prices set forth herein plus accrued interest.



Upon issuance, the Notes will be senior obligations of the Corporation and will rank pari passu with the Corporation's bank debt and all other existing and future senior obligations of the Corporation. See "Description of Notes" and "Risk Factors -- Holding Company Structure; Relative Priority of Debt Claims." Such bank debt will be incurred under a new credit agreement (the "New Credit Agreement") to be entered into by the Corporation and certain banks prior to the closing of this offering. Borrowings under the New Credit Agreement and, pursuant to negative pledge clauses, the Notes and substantially all other public indebtedness of the Corporation will share in security interests in the capital stock of certain of the Corporation's domestic subsidiaries to be granted pursuant to a collateral trust arrangement. Upon repayment of such bank debt and termination of the commitments of the banks to make advances under the New Credit Agreement, or upon release of the collateral by the banks (which the banks are required to do if the Corporation reaches Investment Grade Status), the Notes and such other senior indebtedness will cease to be secured. The Notes will be effectively subordinated to current and future indebtedness and liabilities of the Corporation's subsidiaries.



The Corporation has the obligation, subject to certain conditions, to offer to repurchase all of the Notes at 100% of the principal amount thereof plus accrued interest to the date of repurchase (i) upon the occurrence of a Change of Control or (ii) if the Corporation reaches Investment Grade Status, upon the occurrence of both a Designated Event and a Rating Decline in connection therewith. See "Description of Notes."


Application will be made to list the Notes on the New York Stock Exchange.

PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE MATTERS DISCUSSED UNDER THE CAPTION "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- -------------------------------------------------------------------------------------
                                                                        PROCEEDS TO
                                          PRICE TO     UNDERWRITING         THE
                                         PUBLIC(1)     DISCOUNT        CORPORATION(1)(2)
Per Note................................. %            %               %
Total.................................... $            $               $
- -------------------------------------------------------------------------------------


(1)  Plus accrued interest, if  any, from                , 1995  to the date  of
     delivery.
(2)  Before  deduction of  expenses payable by  the Corporation  estimated to be
     $          . See "Underwriting."

The Notes are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Notes will be made at the office of Salomon Brothers Inc, Seven World Trade Center, New York, New York, or through the facilities of the
Depository Trust Company, on or about            , 1995.

SALOMON BROTHERS INC

          BT SECURITIES CORPORATION

                   CITICORP SECURITIES, INC.

                                                        CHEMICAL SECURITIES INC.

The date of this Prospectus is            , 1995

   Appearing here are five photographs depicting the Corporation's products.


IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) CONTAINED ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THE CLOSING UNDER THE NEW CREDIT AGREEMENT IS EXPECTED TO OCCUR PRIOR TO THE CLOSING OF THIS OFFERING. SEE "DESCRIPTION OF NEW CREDIT AGREEMENT." CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO "USG" AND THE "CORPORATION" MEAN USG CORPORATION, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES. PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE NOTES.

                                THE CORPORATION

OVERVIEW


    Through its subsidiaries, USG is a leading manufacturer of building materials, producing a wide range of products for use in new residential and new nonresidential construction, repair and remodel, as well as products used in certain industrial processes. The Corporation's United States Gypsum Company subsidiary ("U.S. Gypsum") is the largest producer of gypsum wallboard in the United States and accounted for approximately one-third of total domestic gypsum wallboard sales in 1994. USG Interiors Inc. ("USG Interiors") is a leading supplier of interior ceiling grid and tile systems, interior wall systems and other products used primarily in commercial applications. USG Interiors was the largest producer of ceiling grid and the second largest producer of ceiling tile in the United States in 1994, accounting for over one-half and approximately one-third of total domestic sales of such products, respectively. L&W Supply Corporation ("L&W Supply"), the Corporation's wholly-owned distribution subsidiary, is the largest distributor of wallboard and related products in the U.S. and distributed approximately 22% of U.S. Gypsum's 1994 wallboard sales. In addition to its United States operations, the Corporation's 76% owned subsidiary CGC Inc. ("CGC") is the largest manufacturer of gypsum products in eastern Canada and USG International ("USG International") supplies interior systems and gypsum products in Europe, Asia Pacific and Latin America. For the twelve months ended December 31, 1994, the Corporation had net sales of $2,290 million and generated EBITDA of $325 million. For the three months ended March 31, 1994 and March 31, 1995, the Corporation had net sales of $506 million and $598 million, respectively, and generated EBITDA of $66 million and $106 million, respectively. See "Recent Developments."


    The Corporation believes that its leading positions in its core businesses, low cost structure, quality and breadth of its product lines, emphasis on customer service and the distribution capabilities of L&W Supply provide significant competitive advantages. USG's business strategy is to maintain and enhance its leading positions in North America and expand its presence internationally. USG is currently implementing this strategy by: (i) improving its financial position and flexibility through approximately equal application of free cash flow to debt reduction and capital expenditures, with an objective of achieving investment grade status; (ii) enhancing its cost position through process improvements such as increasing line speeds in existing manufacturing facilities and implementing technology which allows the use of lower cost raw materials; and (iii) growing its core gypsum and ceilings businesses by, among other things, expanding its repair and remodel presence, increasing manufacturing capacity in existing plants, continuing to introduce specialty product applications, extending its penetration of international markets with existing products and further leveraging L&W Supply's nationwide distribution network.

    USG's operations are organized into two core businesses. The North American Gypsum business includes U.S. Gypsum and L&W Supply in the United States, the gypsum business of CGC in Canada and the Corporation's Mexican gypsum operations ("North American Gypsum"). The Worldwide Ceilings business is composed of USG Interiors, the international interior systems businesses in Europe, Asia Pacific and Latin America managed as USG International and the interior systems business of CGC ("Worldwide Ceilings").

NORTH AMERICAN GYPSUM

    U.S. Gypsum is a vertically integrated manufacturer of gypsum and related products, including "SHEETROCK" brand wallboard, joint compound and industrial gypsum cements and fillers. In 1994, U.S. Gypsum shipped approximately 7.7 billion square feet of wallboard, a record for the company. The Corporation's gypsum operations include 41 manufacturing facilities, 14 gypsum quarries and mines and seven paper plants located throughout North America, making the Corporation virtually self sufficient in its two key raw materials, gypsum rock and paper. Because of its vertical integration in key raw materials, technical expertise and the proximity of plants to major metropolitan areas, the Corporation believes that its wallboard has the lowest delivered cost of any competitor in North America.

    L&W Supply distributed approximately 9% of all gypsum wallboard sold in the United States and distributed 22% of U.S. Gypsum's wallboard sales in 1994. L&W Supply's 148 distribution centers located in 34 states offer a wide range of building products to construction contractors, including wallboard, drywall metal, ceiling tile and ceiling grid. L&W Supply is able to provide less than truckload quantities of materials directly to job sites and place the materials in areas where work is in progress (including the interior of homes under construction), thereby reducing contractors' material handling and inventory requirements.


    For the twelve months ended December 31, 1994, North American Gypsum had net sales of $1,780 million and generated EBITDA of $304 million before allocation of corporate expenses. For the three months ended March 31, 1994 and March 31, 1995, North American Gypsum had net sales of $388 million and $470 million, respectively, and generated EBITDA of $61 million and $98 million, respectively, before allocation of corporate expenses. See "Recent Developments."


WORLDWIDE CEILINGS


    USG Interiors manufactures and markets an integrated line of products used primarily for commercial interiors. Products include ceiling grid, "ACOUSTONE" and "AURATONE" brand ceiling tile, wall systems, mineral wool insulation and soundproofing products. USG Interiors accounted for over one-half and approximately one-third of 1994 total sales of ceiling grid and ceiling tile, respectively, in the United States, and CGC is the largest producer of ceiling grid and the second largest marketer of ceiling tile in Canada. The Corporation believes its leading positions in ceiling grid and tile are attributable to its emphasis on providing total product solutions through a broad product line as well  as  its  emphasis  on  marketing to  key  decision  makers  in  the design specification process, such as architects and interior designers. The Corporation is focused on growing its interiors business through increased
penetration  of  retail  channels   and  additional  international  sales.   USG
International's net sales in Europe, Asia Pacific and Latin America accounted for approximately 34% of the Worldwide Ceilings segment's net sales in 1994. For the twelve months ended December 31, 1994, Worldwide Ceilings had net sales of $594 million and generated EBITDA of $62 million before allocation of corporate expenses. For the three months ended March 31, 1994 and March 31, 1995, Worldwide Ceilings had net sales of $140 million and $149 million, respectively, and generated EBITDA of $15 million and $18 million, respectively, before allocation of corporate expenses. See "Recent Developments."


UNITED STATES INDUSTRY TRENDS

    Demand for the Corporation's products in the United States reflects activity in the three major components of the construction industry: new residential construction (single and multi-family homes), new nonresidential construction (offices, schools, stores and other institutions) and repair and remodel activity. In recent years, changes in residential construction activity combined with growth in the repair and remodel component have partially mitigated the impact of cyclical demand for overall new construction. New residential construction has shifted toward more single family housing, which typically requires twice as much wallboard as a multi-family home, and the average single family home size has increased by approximately 15% since 1986. In addition, the repair and remodel component has become an increasing percentage of the Corporation's business, accounting for approximately 35% of 1994 industry-wide demand for gypsum wallboard and approximately half of industry-wide demand for interior systems products.

Largely as a result of these factors, United States industry shipments of gypsum wallboard were 23.7 billion square feet in 1994, as compared to 21.3 billion in 1986, despite an approximate 19% decline in the number of housing starts from
1.806 million units in 1986 to 1.457 million units in 1994.


    The Corporation's principal executive offices are located at 125 South Franklin Street, Chicago, Illinois 60606. Its telephone number at that address is 312-606-4000.


                              RECENT DEVELOPMENTS



    On July 21, 1995, the Corporation reported second quarter 1995 net sales of $615 million and EBITDA of $103 million. These results compare favorably to second quarter 1994 net sales of $562 million and EBITDA of $87 million.



    For the first six months of 1995, net sales and EBITDA amounted to $1,213 million and $209 million, respectively, up from net sales of $1,068 million and EBITDA of $153 million reported for the first six months of 1994. See "Recent Developments."


                                USE OF PROCEEDS

    This offering is part of a refinancing which also includes the replacement of the Corporation's existing bank credit facility with a seven year, $500 million bank revolving credit facility under a new credit agreement (the "New Credit Agreement"). The Corporation intends to use approximately $192 million of borrowings under the New Credit Agreement to repay all borrowings currently outstanding under its existing bank facility. See "Description of New Credit Agreement." The Corporation intends to use the net proceeds of this offering, together with approximately $125 million of additional borrowings under the New Credit Agreement, to redeem all of the Corporation's outstanding 10 1/4% Senior Notes due 2002 (the "10 1/4% Senior Notes") and to pay call premiums, fees and expenses associated with the refinancings. In June 1995, the Corporation redeemed approximately $30 million principal amount of the 10 1/4% Senior Notes using cash on hand. The Corporation believes that the refinancings will provide significant benefits, including lowering the Corporation's funding costs, extending approximately $460 million of debt maturities and simplifying its capital structure through the elimination of subsidiary guarantees of Corporation indebtedness. The Notes, along with the obligations under the New Credit Agreement ("Bank Debt") and substantially all other public indebtedness of the Corporation, will be secured by first priority security interests in the capital stock of certain subsidiaries, pursuant to the Collateral Trust Agreement and related pledge and security agreements. Holders of the Bank Debt will primarily control the operation of the Collateral Trust. See "Description of Collateral Trust."

                              DESCRIPTION OF NOTES


Issuer.......................................  USG Corporation
Securities Offered...........................  $150 million  aggregate principal  amount  of
                                                 % Senior Notes due           , 2005.
Interest Payment Dates.......................  and               of  each  year,  commencing
                                               1996.
Maturity Date................................  , 2005.
Optional Redemption..........................  The Notes are redeemable at the option of the
                                               Corporation, on or  after          , 2000  in
                                               whole  or in  part, at  the redemption prices
                                               set forth herein plus accrued interest to the
                                               date of redemption. See "Description of Notes
                                               -- Optional Redemption."
Sinking Fund.................................  None.
Change of Control............................  The Corporation has  the obligation,  subject to certain conditions, to offer to repurchase
                                               all  of the  Notes at  100% of  the principal
                                               amount thereof plus

                                               accrued interest  to the  date of  repurchase
                                               (i)  upon  the  occurrence  of  a  Change  of
                                               Control or  (ii) if  the Corporation  reaches
                                               Investment  Grade Status, upon the occurrence
                                               of both  a  Designated  Event  and  a  Rating
                                               Decline    in   connection   therewith.   See
                                               "Description  of  Notes."  There  can  be  no
                                               assurance  that the Corporation  will be able
                                               to fund any such repurchase of the Notes. See
                                               "Description of Notes -- Change of Control."
Principal Covenants..........................  The Indenture will contain certain  covenants which restrict the ability of the Corporation
                                               to  pay  dividends  and  make  certain  other
                                               distributions in respect of its capital stock
                                               and the ability  of the  Corporation and  its
                                               Restricted   Subsidiaries  to,   among  other
                                               things, incur additional indebtedness, create
                                               secured debt, enter into  or permit sale  and
                                               leaseback  transactions,  sell  assets, enter
                                               into transactions with  affiliates, merge  or
                                               sell   all  or  substantially  all  of  their
                                               assets,   and    enter    into    contractual
                                               restrictions  on  the  ability  of Restricted
                                               Subsidiaries to pay dividends or make certain
                                               other  distributions.   If  the   Corporation
                                               reaches    Investment   Grade   Status,   the
                                               foregoing principal covenants  will cease  to
                                               be operative, except for those covenants that
                                               restrict   incurrence  of  indebtedness,  the
                                               creation of secured debt, sale and  leaseback
                                               transactions,   and,  with   respect  to  the
                                               Corporation, mergers  and  sales  of  all  or
                                               substantially all of its assets. However, all
                                               of these restrictions are subject to a number
                                               of important qualifications. See "Description
                                               of Notes -- Certain Restrictive Covenants."
Ranking and Security.........................  Upon  issuance,  the  Notes  will  be  senior obligations of the Corporation and will  rank
                                               pari  passu with the  Corporation's Bank Debt
                                               and all  other  existing  and  future  senior
                                               obligations    of   the    Corporation.   See
                                               "Description of Notes"  and "Risk Factors  --
                                               Holding  Company Structure; Relative Priority
                                               of Debt  Claims."  Borrowings under  the  New
                                               Credit  Agreement  and, pursuant  to negative
                                               pledge clauses, the  Notes and  substantially
                                               all   other   public   indebtedness   of  the
                                               Corporation will share in security  interests
                                               in  the  capital  stock  of  certain  of  the
                                               Corporation's  domestic  subsidiaries  to  be
                                               granted  pursuant  to  the  Collateral  Trust
                                               Agreement.
                                               Holders  of  the  Bank  Debt  will  primarily
                                               control   the  operation  of  the  Collateral
                                               Trust.   The   Collateral   Trust   will   be
                                               terminated,   and   the  Notes   will  become
                                               unsecured,   if   the   Corporation   reaches
                                               Investment  Grade  Status  and  will  also be
                                               terminated if the Bank Debt is repaid and the
                                               commitments of  the  banks to  make  advances
                                               under the New Credit Agreement

                                               have   terminated,   or  the   collateral  is
                                               otherwise released by the holders of the Bank
                                               Debt. See "Description of Collateral Trust."
                                               The  rights  of   the  Corporation  and   its
                                               creditors, including holders of the Notes, to
                                               realize  upon the assets of any subsidiary of
                                               the Corporation upon the latter's liquidation
                                               or reorganization  will  be  subject  to  the
                                               prior  claims of such subsidiary's creditors,
                                               except to  the  extent that  the  Corporation
                                               itself  may  be a  creditor  with enforceable
                                               claims against  such  subsidiary.  Therefore,
                                               the Notes will be effectively subordinated to
                                               existing   and  future   liabilities  of  the
                                               Corporation's subsidiaries.
                                               On a pro forma basis,  as of March 31,  1995,
                                               assuming  consummation  of  the  transactions
                                               described  under  "Use   of  Proceeds,"   the
                                               Corporation  and its  subsidiaries would have
                                               had $1,027 million total principal amount  of
                                               debt   (before   unamortized   reorganization
                                               discount)  on   a  consolidated   basis   and
                                               subsidiaries  of  the Corporation  would have
                                               been  directly   liable  for   $151   million
                                               principal amount of such debt.
Use of Proceeds..............................  Proceeds  from the sale of  the Notes will be used, along  with  borrowings under  the  New
                                               Credit   Agreement,  to  redeem  all  of  the
                                               currently outstanding  10 1/4%  Senior  Notes
                                               and to pay applicable call premiums, fees and
                                               expenses. See "Use of Proceeds."
Risk Factors.................................  An   investment  in  the   Notes  involves  a
                                               significant  degree   of  risk.   See   "Risk
                                               Factors."

                         SUMMARY FINANCIAL INFORMATION
             (Dollars in millions, except gypsum wallboard prices)

    The following table presents summary historical financial data and certain other information of the Corporation. Due to the Restructuring, as defined in "Management's Discussion and Analysis of Results of Operations and Financial Condition," and implementation of fresh start accounting, financial statements for periods subsequent to May 6, 1993 are not comparable to financial statements for periods prior to that date. Accordingly, a vertical line has been added to separate such information. The information in the table should be read in conjunction with "Selected Consolidated Financial Data" "Management's Discussion and Analysis of Results of Operations and Financial Condition," and the Corporation's Consolidated Financial Statements and notes thereto, all of which are included elsewhere in this Prospectus. See "Index to Financial Statements."

                                                    THREE MONTHS
                                                       ENDED                              MAY 7       JANUARY 1     YEAR
                                                     MARCH 31,           YEAR ENDED      THROUGH       THROUGH     ENDED
                                               ----------------------   DECEMBER 31,   DECEMBER 31,    MAY 6,     DECEMBER
                                                  1995        1994          1994           1993       1993 (a)    31, 1992
                                               ----------   ---------   ------------   ------------   ---------   --------
EARNINGS STATEMENT DATA:
  Net sales..................................   $     598    $    506     $ 2,290         $1,325       $  591     $1,777
  Cost of products sold......................         446         396       1,773          1,062          482      1,460
                                               ----------   ---------   ------------   ------------   ---------   --------
  Gross profit...............................         152         110         517            263          109        317
  Selling and administrative expenses........          60          57         244            149           71        218
  Amortization of Excess Reorganization
   Value.....................................          42          42         169            113           --         --
                                               ----------   ---------   ------------   ------------   ---------   --------
  Operating profit...........................          50          11         104              1           38         99
  Interest expense...........................          27          37         149             92           86        334
  Interest income............................          (2)         (3)        (10)            (4)          (2)       (12)
  Other (income)/expense, net................          --           1           3             (8)           6          1
  Reorganization items (b)...................          --          --          --             --         (709)        --
                                               ----------   ---------   ------------   ------------   ---------   --------
  Earnings/(loss) from continuing operations
   before taxes on income, extraordinary
   gain/(loss) and changes in accounting
   principles................................          25         (24)        (38)           (79)         657       (224)
  Taxes on income/(income tax benefit).......          27          10          54             29           17        (33)
  Extraordinary gain/(loss), net of taxes....          --          --          --            (21)         944         --
  Cumulative effect of accounting changes....          --          --          --             --         (150)        --
                                               ----------   ---------   ------------   ------------   ---------   --------
  Net earnings/(loss) (c)....................   $      (2)   $    (34)    $   (92)        $ (129)      $1,434     $ (191)
                                               ----------   ---------   ------------   ------------   ---------   --------
                                               ----------   ---------   ------------   ------------   ---------   --------
BALANCE SHEET DATA (end of the period):
  Property, plant and equipment, net.........   $     770    $    747     $   755         $  754       $  767     $  800
  Total assets...............................       2,040       2,387       2,124          2,163        2,194      1,659
  Total debt (d).............................       1,050       1,439       1,149          1,531        1,556      2,711
  Total stockholders' equity/(deficit).......          (2)         51          (8)          (134)           4     (1,880)
OTHER INFORMATION:
  EBITDA (e).................................   $     106    $     66     $   325         $  155       $   63     $  159
  Depreciation, depletion and
   amortization (f)..........................          17          18          84             44           22         66
  Capital expenditures.......................          24           7          64             29           12         49
  Gross margin % (g).........................        25.4        21.7        22.6           19.8         18.4       17.8
  EBITDA margin % (h)........................        17.7        13.0        14.2           11.7         10.7        8.9
  Pro forma cash interest expense (i)........          22          --          86             --           --         --
  Ratio of EBITDA to pro forma cash interest
   expense (i)...............................         4.8x         --         3.8x            --           --         --
  Ratio of pro forma total debt to
   EBITDA (j)................................          --          --         3.2             --           --         --
  Gypsum wallboard shipments: (k)
    Total U.S. Industry......................         6.0         5.7        23.7           14.9          6.7       20.3
    U.S. Gypsum..............................         1.9         1.9         7.7            5.0          2.3        7.2
  Capacity utilization %:
    Total U.S. Industry......................          93          92          94             91           83         83
    U.S. Gypsum..............................          96          98          97             96           91         93
  Average U.S. Gypsum wallboard price (l)....   $  112.26    $  89.53     $100.08         $80.58       $75.81     $71.58

- ------------------------------

(a) Fresh start accounting adjustments were recorded on May 6, 1993 in connection with the Restructuring.

(b) Reflects one-time gain from reorganization items, including an $851 million gain from recording Excess Reorganization Value, partially offset by other fresh start adjustments, fees and expenses associated with the Restructuring and a write-off of deferred financing costs associated with debt incurred in 1988.

(c) Amortization of Excess Reorganization Value (as defined herein and shown separately above) and amortization of non-cash reorganization debt discount
     (included in interest expense) reduced reported net earnings by $43 million and $46 million in the three months ended March 31, 1995 and 1994, respectively, by $190 million in the year ended December 31, 1994 and by $121 million in the period of May 7 through December 31, 1993.

(d)  Reflects the principal amount of total  debt. The carrying amounts (net  of unamortized reorganization debt discount) as reflected on the Corporation's balance  sheets were $1,026 million as of March 31, 1995, $1,388 million as of March 31, 1994, $1,122 million  as of December 31, 1994, $1,476  million as of December 31, 1993 and $1,461 million as of May 6, 1993. Subsequent to
     March   31,  1995,  the  Corporation  redeemed  approximately  $30  million principal amount of 10 1/4% Senior Notes using cash on hand.

(e)  EBITDA represents earnings before interest, taxes, depreciation, depletion, amortization, reorganization  items,  extraordinary items  and  changes  in accounting  principles.  The  Corporation  believes  EBITDA  is  helpful in understanding cash flow  generated from  operations that  is available  for
     taxes,   debt  service  and  capital   expenditures.  In  addition,  EBITDA
     facilitates the monitoring of covenants related to certain long-term  debt.
     EBITDA  should  not be  considered by  investors as  an alternative  to net earnings as an indicator of  the Corporation's operating performance or  to cash flows as a measure of its overall liquidity.

(f) Excludes Amortization of Excess Reorganization Value which is shown separately under "Earnings Statement Data."

(g)  Gross profit as a percentage of net sales.

(h)  EBITDA as a percentage of net sales.

(i)  Pro forma cash interest expense for  the three months ended March 31,  1995 and  the  year  ended  December  31,  1994  assumes  that  the transactions described under "Use of Proceeds" were  consummated as of the beginning  of each  period. The levels of  Bank Debt, the Notes  and 10 1/4% Senior Notes used in the  calculation of pro  forma cash interest  expense were the  pro
     forma   levels  of  such  debt  as  of   March  31,  1995  as  shown  under
     "Capitalization." In addition, pro forma cash interest expense excludes all non-cash amortization of debt  reorganization discount. For these  reasons, pro  forma cash interest  expense is not  comparable to historical interest expense.

(j) Reflects the principal amount of pro forma total debt of $1,035 million as of December 31, 1994 as the numerator and EBITDA of $325 million for the twelve months ended December 31, 1994 as the denominator.

(k)  In billions of square feet.

(l) Represents average price per thousand square feet realized by U.S. Gypsum during the periods shown.

                                  RISK FACTORS

    INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, PRIOR TO DECIDING WHETHER OR NOT TO PURCHASE THE NOTES. CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HAVE THE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS PROSPECTUS.

SUBSTANTIAL LEVERAGE


    The Corporation will remain substantially leveraged upon completion of this offering. As of March 31, 1995, the Corporation had $1,050 million principal amount of total debt on a consolidated basis (which had a carrying amount of $1,026 million on the Corporation's consolidated balance sheet after deducting unamortized reorganization discount of $24 million) and a deficit in stockholders' equity of $2 million. As adjusted to reflect consummation of the transactions described under "Use of Proceeds," the Corporation's total principal amount of debt on a consolidated basis and deficit in stockholders' equity as of March 31, 1995 would have been $1,027 million and $5 million, respectively. The Corporation is expected to have a deficit in stockholders' equity at least through 1998 when reorganization value in excess of identifiable assets ("Excess Reorganization Value") will be fully amortized. See "Risk Factors -- Recent Losses," "Selected Consolidated Financial Data" and "Capitalization."


    The degree to which the Corporation is leveraged will pose risks to holders of the Notes, including, but not limited to, the following: (i) a portion of the Corporation's cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Corporation for its operations; (ii) the Corporation's ability to obtain additional financing in the future for working capital, capital expenditures, debt service requirements, acquisitions, general corporate or other purposes will be restricted; (iii) certain of the Corporation's borrowings are and will continue to carry variable rates of interest, which could result in higher interest expense in the event of an increase in interest rates and (iv) the Corporation may be adversely affected in the event of a downturn in its business. These and other factors could have an adverse effect on the marketability, price and future value of the Notes.

CYCLICAL BUSINESS


    The Corporation's business is cyclical in nature and sensitive to changes in general economic conditions, including, in particular, conditions in the housing and construction-based businesses. These businesses are in turn influenced by a variety of factors beyond the Corporation's control, including interest rates, consumer confidence, household formation and general economic conditions. As a result of this cyclicality, the Corporation has experienced, and in the future could experience, reduced revenues and margins, which may affect the Corporation's ability to satisfy its debt service obligations on a timely basis. The Corporation has experienced a recovery in the businesses in which it competes beginning in 1992, as evidenced by increases in housing starts and wallboard pricing and shipments and improvement in sales of other construction products. However, first quarter 1995 seasonally adjusted housing starts were down 5% from the average reported for the first quarter of 1994. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- First Quarter Ended March 31, 1995 Compared With First Quarter Ended March 31, 1994" and "Recent Developments." In addition, recently the wallboard industry has experienced substantial increases in waste paper prices which adversely affect operating profit. See "Recent Developments."


ASBESTOS LITIGATION

    One of the Corporation's subsidiaries, U.S. Gypsum, is a defendant in asbestos lawsuits alleging property damage (the "Property Damage Cases") and personal injury (the "Personal Injury Cases"). Virtually all costs of the Personal Injury Cases are being paid by insurance. However, many of U.S. Gypsum's insurance carriers are denying coverage for the Property Damage Cases, although U.S. Gypsum believes that substantial coverage exists and the trial court and appellate courts in U.S. Gypsum's coverage action (the "Coverage Action") have so ruled.

    In view of the limited insurance funding currently available to U.S. Gypsum for Property Damage Cases resulting from continued resistance by a number of its insurers to providing coverage, the effect of the asbestos litigation on the Corporation will depend upon a variety of factors, including the damages sought in

Property Damage Cases that reach trial prior to the resolution of the Coverage Action, U.S. Gypsum's ability to successfully defend or settle such cases, and the resolution of the Coverage Action. As a result, management is unable to determine whether an adverse outcome in the asbestos litigation will have a material adverse effect on the results of operations or the consolidated financial position of the Corporation. The Corporation's independent public accountants have also noted this uncertainty in their report with respect to the financial statements of the Corporation.

RECENT LOSSES


    For the year ended December 31, 1994, the Corporation reported a net loss of $92 million after the amortization of $169 million of Excess Reorganization Value. Amortization of Excess Reorganization Value is a non-cash item which is not deductible for federal income tax purposes. See "Index to Consolidated Financial Statements -- Restructured Company -- Notes to Financial Statements -- Financial Restructuring" for additional information regarding Excess Reorganization Value. For the three months ended March 31, 1995, the Corporation reported a net loss of $2 million after the amortization of $42 million of Excess Reorganization Value. Amortization of Excess Reorganization Value will continue at the rate of $169 million per year through 1997 and will amount to approximately $64 million in 1998. Although the Corporation's recent net losses are the result of non-cash items, there can be no assurance that the Corporation will have net income in the future.


HOLDING COMPANY STRUCTURE; RELATIVE PRIORITY OF DEBT CLAIMS

    The Corporation's operations are conducted through its subsidiaries. The Corporation's ability to service its indebtedness is largely dependent upon the receipt of funds from its subsidiaries by way of dividends, interest, loans or otherwise. The rights of the Corporation and its creditors, including holders of the Notes, to realize upon the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Corporation itself may be a creditor with enforceable claims against such subsidiary. Therefore, the Notes will be effectively subordinated to existing and future liabilities of the Corporation's subsidiaries.


    As of March 31, 1995, the Corporation and its subsidiaries had $1,050 million total principal amount of debt (before unamortized reorganization discount) on a consolidated basis. As of March 31, 1995, subsidiaries of the Corporation were directly liable for $151 million principal amount of such debt. On a pro forma basis, as of March 31, 1995, assuming consummation of the transactions described under "Use of Proceeds," the Corporation and its subsidiaries would have had $1,027 million total principal amount of debt (before unamortized reorganization discount) on a consolidated basis and subsidiaries of the Corporation would have been directly liable for $151 million principal amount of such debt. The $151 million of subsidiary debt is in addition to trade obligations and other liabilities of the subsidiaries to which the Notes are effectively subordinated.



    There are no contractual restrictions on the payment of dividends by the Corporation's domestic subsidiaries and the Indenture contains restrictions on the ability of the Corporation to create, permit or suffer to exist any dividend restrictions affecting Restricted Subsidiaries, subject to certain limited exceptions. See "Description of Notes -- Certain Covenants -- Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries." However, certain of the Corporation's foreign subsidiaries are subject to loan covenants or other contractual provisions which could limit their ability to pay dividends to the Corporation.


NEW CREDIT AGREEMENT AND OTHER RESTRICTIONS

    Under the New Credit Agreement, the Corporation will be required to maintain minimum interest coverage and debt to EBITDA ratios. The New Credit Agreement, as well as certain other debt instruments to which the Corporation is a party, also contain certain restrictive covenants and events of default. See
"Description   of  New  Credit   Agreement"  and  "Description   of  Other  Debt
Securities." Among other consequences, such provisions could limit the Corporation's financial and business flexibility in the future. Furthermore, a default under such provisions, if not cured or waived, could result in an acceleration of some or all of the Corporation's indebtedness.

CONTROL OF COLLATERAL TRUST AGREEMENT BY BANK GROUP

    The Notes, together with the Bank Debt and approximately $431 million of public indebtedness of the Corporation, will be secured by a pledge of all of the shares of the Corporation's major domestic subsidiaries (the "Collateral") under the Collateral Trust Agreement and certain related pledge and security agreements. Holders of the Bank Debt will primarily control the operation of the Collateral Trust. The Collateral Trust will be terminated, and the Notes will become unsecured, if the Corporation reaches Investment Grade Status and will also be terminated if the Bank Debt is repaid or the collateral is otherwise released by the holders of the Bank Debt. In addition, the holders of a majority of the Bank Debt may instruct the Collateral Trustee to release specified portions of the Collateral provided that no Actionable Default has occurred and is continuing. The holders of the Notes will not have any rights to authorize (or prevent) the release of the Collateral. The Collateral will be released in any event at such time as the Corporation reaches Investment Grade Status or at such time as the obligations under the New Credit Agreement have been paid in full, notwithstanding the fact that there may be outstanding obligations under the Notes.

    The holders of the Bank Debt also will have the exclusive right without consent of the holders of the Notes to direct the Collateral Trustee to exercise, or refrain from exercising, any rights or remedies with respect to the Collateral following receipt of a Notice of Actionable Default. Consequently, the holders of Notes will have no right to direct the Collateral Trustee to foreclose upon the Collateral or take or refrain from taking any other actions with respect thereto even at such times as the value of the Collateral may be diminishing. See "Description of Collateral Trust Agreement."

CERTAIN TRADING CONSIDERATIONS

    There is currently no trading market for the Notes. Although the Corporation intends to cause the Notes to be authorized for listing on the New York Stock Exchange, there can be no assurance, even if such authorization is obtained, that an active market for the Notes will develop or, if any such market develops, that it will continue to exist or as to the liquidity of such market. In addition, no assurance can be given that a holder of the Notes will be able to sell them in the future or that such sale will be at a price equal to or higher than the initial public offering price. Furthermore, the Notes may trade at a discount from their initial public offering prices depending upon prevailing interest rates and other factors.


                              RECENT DEVELOPMENTS



    On July 21,1995, the Corporation reported second quarter 1995 net sales of $615 million and EBITDA of $103 million. These results compare favorably to second quarter 1994 net sales of $562 million and EBITDA of $87 million.



    For the first six months of 1995, net sales and EBITDA amounted to $1,213 million and $209 million, respectively, up from net sales of $1,068 million and EBITDA of $153 million reported for the first six months of 1994.



    Net losses of $3 million ($0.07 per share) and $17 million ($0.38 per share) were reported for the second quarter of 1995 and 1994, respectively. However, non-cash amortizations of excess reorganization value and reorganization debt discount reduced net earnings by $43 million ($0.95 per share) and $45 million ($1.00 per share) in the respective periods. For the first six months of 1995 and 1994, net losses of $5 million ($0.12 per share) and $51 million ($1.23 per share) were reported. Comparable amortizations in the six month periods amounted to $86 million ($1.92 per share) and $91 million ($2.18 per share), respectively.

    The following table presents USG's results of operations by core business (dollars in millions):



                                                       PERIODS ENDED JUNE 30 (UNAUDITED)
                                          -----------------------------------------------------------
                                                  NET SALES
                                          --------------------------                EBITDA
                                                                          ---------------------------
                                            THREE
                                            MONTHS      SIX MONTHS         THREE MONTHS    SIX MONTHS
                                          ----------  --------------      --------------   ----------
                                          1995  1994   1995    1994        1995    1994    1995  1994
                                          ----  ----  ------  ------      ------   -----   ----  ----
CORE BUSINESS RESULTS:
U.S. Gypsum Company.....................  $325  $290  $  657  $  559      $ 81     $66     $167  $119
L&W Supply Corporation..................   191   166     365     305         7       5       11     6
CGC Inc. (gypsum).......................    27    26      52      50         2       3        5     5
Other subsidiaries......................    16    22      33      41         5       7       10    12
Eliminations............................   (76)  (70)   (154)   (133)       --      (1)      --    (1)
                                          ----  ----  ------  ------      ------   -----   ----  ----
North American Gypsum...................   483   434     953     822        95      80      193   141
                                          ----  ----  ------  ------      ------   -----   ----  ----
USG Interiors, Inc......................    95   102     190     198        15      14       30    27
USG International.......................    61    48     117      93         1       1        3     2
CGC Inc. (interiors)....................     6     7      14      15         1       1        2     2
Eliminations............................    (9)   (9)    (19)    (18)       --      --       --    --
                                          ----  ----  ------  ------      ------   -----   ----  ----
Worldwide Ceilings......................   153   148     302     288        17      16       35    31
                                          ----  ----  ------  ------      ------   -----   ----  ----
Corporate...............................    --    --      --      --        (9)     (8)     (19)  (18)
Eliminations............................   (21)  (20)    (42)    (42)       --      (1)      --    (1)
                                          ----  ----  ------  ------      ------   -----   ----  ----
Total USG Corporation...................  $615  $562  $1,213  $1,068      $103     $87     $209  $153
                                          ----  ----  ------  ------      ------   -----   ----  ----
                                          ----  ----  ------  ------      ------   -----   ----  ----



NORTH AMERICAN GYPSUM


    Second quarter 1995 net sales of $483 million for USG's North American Gypsum business represented an increase of $49 million, or 11.3%, while EBITDA of $95 million improved $15 million, or 18.8%, compared with the second quarter of 1994.



    Results improved for U.S. Gypsum largely due to higher wallboard selling prices, partially offset by higher unit manufacturing costs and slightly lower wallboard volume. In addition, sales of non-wallboard products, such as joint compound and DUROCK, also increased. U.S. Gypsum's average wallboard selling price was $112.55 per thousand square feet, an increase of 14% compared with the second quarter of 1994 and virtually unchanged from the first quarter of 1995. Higher manufacturing costs reflect continuing increases in the cost of purchased waste paper. Compared to the first quarter of 1995, rising waste paper costs resulted in an approximate $3.00 per thousand square feet increase in wallboard unit manufacturing costs, or an aggregate increase of $5.4 million in cost of products sold. Second quarter 1995 shipments of U.S. Gypsum wallboard totalled
1.801 billion square feet, down 1% from the comparable 1994 period and down 6% from the first quarter of 1995.



    Based on preliminary data issued by the U.S. Bureau of the Census, second quarter 1995 private and public housing starts (not seasonally adjusted) were up approximately 36% over the level reported in the first quarter of 1995, but approximately 13% below second quarter 1994 housing starts. Due to the lagged effect on demand for wallboard, second quarter 1995 housing starts are expected to favorably impact third quarter shipments as compared to the second quarter. However, third quarter 1995 shipments are expected to be down somewhat from the all-time quarterly record of 2.059 billion square feet posted in the third quarter of 1994 as a result of the lower level of housing starts in 1995. See "Risk Factors -- Cyclical Business."



    Second quarter sales and EBITDA also improved for L&W Supply, reflecting record sales of gypsum wallboard and non-gypsum products and gross profit improvements for virtually all of L&W Supply's product lines.

WORLDWIDE CEILINGS


    Net sales for USG's Worldwide Ceilings business rose $5 million, or 3.4%, to $153 million, while EBITDA of $17 million reflected an increase of $1 million, or 6.3%, compared with the second quarter of 1994. Excluding results for the domestic floors division, which was divested in December 1994, Worldwide Ceilings net sales improved $12 million, or 8.5%, and EBITDA increased $1 million, or 6.3%, versus the second quarter of 1994.



    For USG Interiors, net sales in the second quarter of 1995 benefited from higher prices and favorable demand, while net sales in the prior-year quarter were boosted by an announced price increase effective in early July 1994. Consequently, net sales were unchanged quarter-on-quarter (after adjusting for the divestiture of the floors division). EBITDA for USG Interiors improved slightly reflecting the higher 1995 selling prices. For USG International, net sales increased due to greater demand. However, EBITDA for USG International was unchanged from the second quarter of 1994 primarily due to unfavorable currency adjustments which offset improved gross profit resulting from the higher level of net sales.


                                USE OF PROCEEDS


    This offering is part of a refinancing which also includes the replacement of the Corporation's existing bank credit facility with a seven year, $500 million bank revolving credit facility under the New Credit Agreement. The Corporation intends to use approximately $192 million of borrowings under the New Credit Agreement to repay all borrowings currently outstanding under its existing bank facility. See "Description of New Credit Agreement." The Corporation intends to use the net proceeds of this offering, together with approximately $125 million of additional borrowings under the New Credit Agreement, to redeem all of the Corporation's outstanding 10 1/4% Senior Notes and to pay call premiums, fees and expenses associated with the refinancings. In June 1995, the Corporation redeemed approximately $30 million principal amount of the 10 1/4% Senior Notes using cash on hand. The Corporation believes that the refinancings will provide significant benefits, including lowering the Corporation's funding costs, extending approximately $460 million of debt maturities and simplifying its capital structure through the elimination of subsidiary guarantees of Corporation indebtedness. The Notes, along with the Bank Debt and substantially all other public indebtedness of the Corporation, will be secured by first priority security interests in the capital stock of certain subsidiaries pursuant to the Collateral Trust Agreement and related pledge and security agreements. Holders of the Bank Debt will primarily control the operation of the Collateral Trust. See "Description of Collateral Trust."



    The New Credit Agreement will be a seven year, $500 million revolving credit facility which will mature in 2002. The New Credit Agreement will bear interest at the London Interbank Offered Rate as determined from time to time ("LIBOR") plus an applicable spread based on the Corporation's net debt to EBITDA ratio (as defined) for the preceding four quarters. Based on the Corporation's pro forma financial results for the twelve month period ending March 31, 1995, the applicable spread under the New Credit Agreement would have been 0.875%. Borrowings under the Corporation's existing credit agreement bear interest at a rate of LIBOR plus 1.875%. The New Credit Agreement will be subject to permanent commitment reductions totalling $100 million if certain financial tests are not met in the year 2000. See "Description of New Credit Agreement."

                      SELECTED CONSOLIDATED FINANCIAL DATA
             (Dollars in millions, except gypsum wallboard prices)

    The following table presents selected historical consolidated financial information of the Corporation. Due to the Restructuring and implementation of fresh start accounting, financial statements for periods subsequent to May 6, 1993 are not comparable to financial statements for periods prior to that date. Accordingly, a vertical line has been added to separate such information. The information provided below has not been audited. However, the selected annual historical consolidated financial information presented below has been derived from the Consolidated Financial Statements of the Corporation which were examined by Arthur Andersen LLP, whose report with respect to certain of such financial statements is incorporated by reference in this Prospectus. The following financial information should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the Corporation's Consolidated Financial Statements and notes thereto, both of which are included elsewhere in this Prospectus. See "Index to Financial Statements."

                                         THREE MONTHS
                                             ENDED                             MAY 7       JANUARY 1
                                           MARCH 31,          YEAR ENDED      THROUGH       THROUGH
                                     ---------------------   DECEMBER 31,   DECEMBER 31,    MAY 6,
                                       1995        1994          1994           1993       1993 (A)
                                     ---------   ---------   ------------   ------------   ---------
EARNINGS STATEMENT DATA:
  Net sales........................   $    598    $  506       $ 2,290         $1,325       $  591
  Cost of products sold............        446       396         1,773          1,062          482
                                     ---------   ---------   ------------   ------------   ---------
  Gross profit.....................        152       110           517            263          109
  Selling and administrative
   expenses........................         60        57           244            149           71
  Restructuring expenses...........         --        --            --             --           --
  Amortization of Excess
   Reorganization Value............         42        42           169            113           --
                                     ---------   ---------   ------------   ------------   ---------
  Operating profit.................         50        11           104              1           38
  Interest expense.................         27        37           149             92           86
  Interest income..................         (2)       (3)          (10)            (4)          (2)
  Other (income)/expense, net......         --         1             3             (8)           6
  Reorganization items (b).........         --        --            --             --         (709)
  Nonrecurring gain................         --        --            --             --           --
                                     ---------   ---------   ------------   ------------   ---------
  Earnings/(loss) from continuing
   operations before taxes on
   income, extraordinary
   gain/(loss) and changes in
   accounting principles...........         25       (24)          (38)           (79)         657
  Taxes on income/(income tax
   benefit)........................         27        10            54             29           17
  Extraordinary gain/(loss), net of
   taxes...........................         --        --            --            (21)         944
  Cumulative effect of accounting
   changes.........................         --        --            --             --         (150)
  Earnings/(loss) from discontinued
   operations......................         --        --            --             --           --
                                     ---------   ---------   ------------   ------------   ---------
  Net earnings/(loss) (c)..........   $     (2)   $  (34)      $   (92)        $ (129)      $1,434
                                     ---------   ---------   ------------   ------------   ---------
                                     ---------   ---------   ------------   ------------   ---------
BALANCE SHEET DATA (end of the
 period):
  Property, plant and equipment,
   net.............................   $    770    $  747       $   755         $  754       $  767
  Total assets.....................      2,040     2,387         2,124          2,163        2,194
  Total debt (d)...................      1,050     1,439         1,149          1,531        1,556
  Total stockholders'
   equity/(deficit)................         (2)       51            (8)          (134)           4
OTHER INFORMATION:
  EBITDA (e).......................   $    106    $   66       $   325         $  155       $   63
  Depreciation, depletion and
   amortization (f)................         17        18            84             44           22
  Capital expenditures.............         24         7            64             29           12
  Gross margin % (g)...............       25.4      21.7          22.6           19.8         18.4
  EBITDA margin % (h)..............       17.7      13.0          14.2           11.7         10.7
  Pro forma cash interest
   expense (i).....................         22        --            86             --           --
  Ratio of EBITDA to pro forma cash
   interest expense (i)............        4.8x       --           3.8x            --           --
  Ratio of pro forma total debt to
   EBITDA (j)......................         --        --           3.2             --           --
  Ratio of earnings to fixed
   charges (k).....................        1.9        --(l)         --(l)          --(l)       8.5(m)
  Gypsum wallboard shipments: (o)
    Total U.S. Industry............        6.0       5.7          23.7           14.9          6.7
    U.S. Gypsum....................        1.9       1.9           7.7            5.0          2.3
  Capacity utilization %:
    Total U.S. Industry............         93        92            94             91           83
    U.S. Gypsum....................         96        98            97             96           91
  Average U.S. Gypsum wallboard
   price (p).......................   $ 112.26    $89.53       $100.08         $80.58       $75.81

                                          YEARS ENDED
                                          DECEMBER 31,
                                     ----------------------
                                      1992    1991    1990
                                     ------  ------  ------
EARNINGS STATEMENT DATA:
  Net sales........................  $1,777  $1,712  $1,915
  Cost of products sold............   1,460   1,385   1,499
                                     ------  ------  ------
  Gross profit.....................     317     327     416
  Selling and administrative
   expenses........................     218     194     203
  Restructuring expenses...........      --      --      18
  Amortization of Excess
   Reorganization Value............      --      --      --
                                     ------  ------  ------
  Operating profit.................      99     133     195
  Interest expense.................     334     333     292
  Interest income..................     (12)    (11)     (8)
  Other (income)/expense, net......       1       5       5
  Reorganization items (b).........      --      --      --
  Nonrecurring gain................      --      --     (34)
  Earnings/(loss) from continuing    ------  ------  ------
   operations before taxes on
   income, extraordinary
   gain/(loss) and changes in
   accounting principles...........    (224)   (194)    (60)
  Taxes on income/(income tax
   benefit)........................     (33)    (53)     (6)
  Extraordinary gain/(loss), net of
   taxes...........................      --      --      --
  Cumulative effect of accounting
   changes.........................      --      --      --
  Earnings/(loss) from discontinued
   operations......................      --     (20)    (36)
                                     ------  ------  ------
  Net earnings/(loss) (c)..........  $ (191) $ (161) $  (90)
                                     ------  ------  ------
BALANCE SHEET DATA (end of the       ------  ------  ------
 period):
  Property, plant and equipment,
   net.............................  $  800  $  819  $  825
  Total assets.....................   1,659   1,626   1,675
  Total debt (d)...................   2,711   2,660   2,600
  Total stockholders'
   equity/(deficit)................  (1,880) (1,680) (1,518)
OTHER INFORMATION:
  EBITDA (e).......................  $  159  $  194  $  280
  Depreciation, depletion and
   amortization (f)................      66      68      76
  Capital expenditures.............      49      49      64
  Gross margin % (g)...............    17.8    19.1    21.7
  EBITDA margin % (h)..............     8.9    11.3    14.6
  Pro forma cash interest
   expense (i).....................      --      --      --
  Ratio of EBITDA to pro forma cash
   interest expense (i)............      --      --      --
  Ratio of pro forma total debt to
   EBITDA (j)......................      --      --      --
  Ratio of earnings to fixed
   charges (k).....................      --(n)     --     --(n)
  Gypsum wallboard shipments: (o)
    Total U.S. Industry............    20.3    18.4    20.7
    U.S. Gypsum....................     7.2     6.6     7.2
  Capacity utilization %:
    Total U.S. Industry............      83      75      86
    U.S. Gypsum....................      93      88      95
  Average U.S. Gypsum wallboard
   price (p).......................  $71.58  $72.53  $79.08

- ------------------------------

(a) Fresh start accounting adjustments were recorded on May 6, 1993 in connection with the Restructuring.

(b) Reflects one-time gain from reorganization items, including an $851 million gain from recording Excess Reorganization Value, partially offset by other fresh start adjustments, fees and expenses associated with the Restructuring and a write-off of deferred financing costs associated with debt incurred in 1988.

(c) Amortization of Excess Reorganization Value (as defined herein and shown separately above) and non-cash reorganization debt discount (included in interest expense) reduced reported net earnings by $43 million and $46 million in the three months ended March 31, 1995 and 1994, respectively, by $190 million in the year ended December 31, 1994 and by $121 million in the period of May 7 through December 31, 1993.

(d)  Reflects the principal amount of total  debt. The carrying amounts (net  of unamortized reorganization debt discount) as reflected on the Corporation's balance  sheets were $1,026 million as of March 31, 1995, $1,388 million as of March 31, 1994, $1,122 million  as of December 31, 1994, $1,476  million as of December 31, 1993 and $1,461 million as of May 6, 1993. Subsequent to
     March   31,  1995,  the  Corporation  redeemed  approximately  $30  million principal amount of 10 1/4% Senior Notes using cash on hand.

(e)  EBITDA represents earnings before interest, taxes, depreciation, depletion,
     amortization,  reorganization  items,  extraordinary  items,   discontinued
     operations  and changes in accounting  principles. The Corporation believes
     EBITDA is helpful in understanding cash flow generated from operations that is available for taxes, debt service and capital expenditures. In addition,
     EBITDA facilitates the monitoring of covenants related to certain long-term debt. EBITDA should not be considered by investors as an alternative to net earnings as an indicator of  the Corporation's operating performance or  to cash flows as a measure of its overall liquidity.

(f) Excludes Amortization of Excess Reorganization Value which is shown separately under "Earnings Statement Data."

(g)  Gross profit as a percentage of net sales.

(h)  EBITDA as a percentage of net sales.

(i)  Pro forma cash interest expense for  the three months ended March 31,  1995 and the year ended December 31 1994 assumes that the transactions described under  "Use  of Proceeds"  were  consummated as  of  the beginning  of each period. The levels of Bank Debt, the Notes and 10 1/4% Senior Notes used in the calculation  of pro  forma cash  interest expense  were the  pro  forma levels  of such debt as of March  31, 1995 as shown under "Capitalization."
     In  addition,  pro  forma  cash  interest  expense  excludes  all  non-cash amortization  of debt reorganization discount. For these reasons, pro forma cash interest expense is not comparable to historical interest expense.

(j) Reflects the principal amount of pro forma total debt of $1,035 million as of December 31, 1994 as the numerator and EBITDA of $325 million for the twelve months ended December 31, 1994 as the denominator.

(k) For purposes of computing the ratio of earnings from continuing operations to fixed charges, earnings from continuing operations are defined as earnings/(loss) from continuing operations before taxes on income, plus interest expense, plus, for the years 1990 through 1993, amortization of capitalized financing costs. Fixed charges are defined as interest expense plus amortization of capitalized financing costs. The interest factor in rental expense had an insignificant effect on the ratios.

(l) For the three months ended March 31, 1994, the year ended December 31, 1994 and the period of May 7 through December 31, 1993, earnings from continuing operations were inadequate to cover fixed charges. The amounts of the coverage deficiency were $24 million, $38 million and $79 million, respectively. Included in earnings from continuing operations before taxes for these periods were non-cash charges for amortization of Excess
     Reorganization Value of $42 million, $169 million and $113 million, respectively.

(m)  Earnings from continuing operations for the period of January 1 through May
     6, 1993 include a restructuring gain of $709 million. Without this gain, earnings from continuing operations would have been inadequate to cover fixed charges by $52 million.

(n)  For  the  years ended  December  31, 1992,  1991,  and 1990,  earnings from continuing operations  were  inadequate  to cover  fixed  charges  by  $224 million, $194 million, and $60 million, respectively.

(o)  In billions of square feet.

(p) Represents average price per thousand square feet realized by U.S. Gypsum during the periods shown.

                                 CAPITALIZATION

    The following table sets forth the unaudited consolidated capitalization of the Corporation and its subsidiaries as of March 31, 1995 and as adjusted to give effect to the consummation of the transactions described under "Use of Proceeds." This table should be read in conjunction with the Consolidated Financial Statements contained elsewhere in this Prospectus.

                                                                                             AS OF MARCH 31, 1995
                                                                                           ------------------------
                                                                                           HISTORICAL    PRO FORMA
                                                                                           -----------  -----------
                                                                                                 (UNAUDITED)
                                                                                            (DOLLARS IN MILLIONS)
Total Debt:
  Bank borrowings........................................................................   $     192    $     317
  Accounts Receivable Facility...........................................................          80           80
  8% Senior Notes due 1996...............................................................          28           28
  8% Senior Notes due 1997...............................................................          41           41
  9 1/4% Senior Notes due 2001...........................................................         150          150
  10 1/4% Senior Notes due 2002..........................................................         298           --
  7 7/8% Sinking Fund Debentures due 2004................................................          22           22
     % Senior Notes due 2005.............................................................          --          150
  8 3/4% Sinking Fund Debentures due 2017................................................         190          190
  Industrial revenue bonds and other debt................................................          49           49
                                                                                           -----------  -----------
  Total principal amount of debt.........................................................       1,050        1,027
  Less unamortized reorganization discount...............................................         (24)         (23)
                                                                                           -----------  -----------
  Total carrying amount of debt..........................................................       1,026        1,004
Stockholders' Equity/(Deficit):
  Preferred stock........................................................................          --           --
  Common stock...........................................................................           5            5
  Capital received in excess of par value................................................         221          221
  Deferred currency translation..........................................................          (5)          (5)
  Reinvested earnings/(deficit)..........................................................        (223)        (226)
                                                                                           -----------  -----------
    Total stockholders' equity/(deficit).................................................          (2)          (5)
                                                                                           -----------  -----------
      Total capitalization...............................................................   $   1,024    $     999
                                                                                           -----------  -----------
                                                                                           -----------  -----------

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                          OF RESULTS OF OPERATIONS AND
                              FINANCIAL CONDITION
 FIRST QUARTER ENDED MARCH 31, 1995 COMPARED WITH FIRST QUARTER ENDED MARCH 31,
                                      1994

RESULTS OF OPERATIONS

    Comparing the first three months of 1995 and 1994, net sales increased $92 million, or 18.2%. Improved sales were reported for both of USG Corporation's core businesses, North American Gypsum and Worldwide Ceilings, as a result of strong housing starts in the fourth quarter of 1994, growth in repair and remodel activity and improving commercial and institutional construction.

    Gross profit as a percentage of net sales rose to 25.4% from 21.7% due to higher selling prices for all major product lines.

    Selling and administrative expenses increased $3 million, or 5.3%. However, as a percentage of net sales, these expenses improved to 10.0% from 11.3%.

    Amortization of excess reorganization value, which was established in connection with the Restructuring and is being amortized over a five-year period, reduced operating profit by $42 million in each first quarter period. See "-- Liquidity and Capital Resources."

    Because of the continuing amortization of excess reorganization value, USG reports EBITDA (earnings before interest, taxes, depreciation, depletion and amortization) to facilitate comparisons of current and historical results. EBITDA amounted to $106 million in the first three months of 1995, an increase of $40 million, or 60.6%, versus the corresponding 1994 period. As a percentage of net sales, EBITDA increased to 17.7% from 13.0%. (Note: EBITDA should not be considered as an alternative to net earnings as an indicator of operating performance or to cash flows as a measure of overall liquidity.)

    Interest expense in the first three months of 1995 declined $10 million, or 27.0%, compared with the first three months of 1994 primarily reflecting a $389 million net reduction of debt since March 31, 1994.

    Income tax expense amounted to $27 million and $10 million for the three months ended March 31, 1995 and 1994, respectively. The Corporation's income tax expense is computed based on pre-tax earnings excluding the non-cash amortization of excess reorganization value, which is not deductible for federal income tax purposes. Further, under the principles of fresh-start accounting, the benefits of the domestic net operating loss carryforwards are not reflected in income tax expense. See "Index to Consolidated Financial Statements -- Restructured Company -- Notes to Financial Statements -- Taxes on Income and Deferred Income Taxes." For 1995, the Corporation anticipates that its effective tax rate, excluding amortization of excess reorganization value, will be similar to its 1994 rate of approximately 41%.

    Net losses of $2 million and $34 million were reported in the first three months of 1995 and 1994, respectively. However, the non-cash amortization of excess reorganization value and reorganization debt discount (included in interest expense) reduced net earnings by $43 million, or $0.96 per share, and $46 million, or $1.17 per share, in the respective quarters.

    The following is an analysis of USG's results of operations by core business (dollars in millions):

                                                                                           THREE MONTHS ENDED MARCH 31,
                                                                                    ------------------------------------------
                                                                                         NET SALES               EBITDA
                                                                                    --------------------  --------------------
                                                                                      1995       1994       1995       1994
                                                                                    ---------  ---------  ---------  ---------
NORTH AMERICAN GYPSUM:
- -----------------------
U.S. Gypsum Company...............................................................  $     332  $     269  $      86  $      53
L&W Supply Corporation............................................................        174        139          4          1
CGC Inc. (gypsum).................................................................         25         24          3          2
Other subsidiaries................................................................         17         19          5          5
Eliminations......................................................................        (78)       (63)        --         --
                                                                                    ---------  ---------  ---------        ---
Total North American Gypsum.......................................................  $     470  $     388  $      98  $      61
                                                                                    ---------  ---------  ---------        ---

WORLDWIDE CEILINGS:
- ------------------
USG Interiors, Inc................................................................  $      95  $      96  $      15  $      13
USG International.................................................................         56         45          2          1
CGC Inc. (interiors)..............................................................          8          8          1          1
Eliminations......................................................................        (10)        (9)        --         --
                                                                                    ---------  ---------  ---------        ---
Total Worldwide Ceilings..........................................................  $     149  $     140  $      18  $      15
                                                                                    ---------  ---------  ---------        ---
Corporate.........................................................................         --         --        (10)       (10)
Eliminations......................................................................        (21)       (22)        --         --
                                                                                    ---------  ---------  ---------        ---
Total USG Corporation.............................................................  $     598  $     506  $     106  $      66
                                                                                    ---------  ---------  ---------        ---
                                                                                    ---------  ---------  ---------        ---

NORTH AMERICAN GYPSUM

    Net sales of $470 million increased $82 million, or 21.1%, and EBITDA of $98 million increased $37 million, or 60.7%, over the first three months of 1994.

    For U.S. Gypsum, improved results were driven by the continuing strong demand for gypsum wallboard and related products. Despite unfavorable weather conditions in several parts of the United States, wallboard shipments in the first quarter of 1995 totalled 1.925 billion square feet, a first quarter record and an increase of 3% over the prior-year period. U.S. Gypsum's wallboard plants operated at 96% of capacity in the first three months of 1995 compared to an industry average of 93%. Realized selling prices for wallboard averaged $112.26 per thousand square feet, up 25% and 5% compared to the first and fourth quarters of 1994, respectively. However, improved wallboard margins resulting from the higher selling prices were partially offset by continued increases in unit manufacturing costs as a result of the rising cost of purchased waste paper. Compared to the fourth quarter of 1994, rising waste paper costs resulted in an approximate $2.50 per thousand square feet increase in wallboard unit manufacturing costs or an aggregate increase of $4.8 million in cost of products sold. Based on data issued by the U.S. Bureau of the Census, first quarter 1995 seasonally adjusted annual housing starts averaged 1.297 million privately owned units, down 5% from the average reported for the first quarter of 1994. Due to the lagged effect on demand for wallboard, first quarter 1995 housing starts will impact second quarter shipments.

    L&W Supply Corporation, USG's building products distribution business, experienced the highest level of first quarter net sales in its history. This performance resulted from record sales of gypsum products, which account for approximately 50% of L&W Supply's total sales, and record sales of non-gypsum products. Improved results for non-gypsum products were led by drywall metal, ceiling products and insulation.

    Results for CGC Inc.'s gypsum business reflect low levels of new residential construction in eastern Canada, offset by export opportunities and growth in the repair and remodel market. Consequently, CGC's net sales and EBITDA improved slightly compared to the first three months of 1994 due to higher wallboard selling prices and increased shipments of wallboard to the United States, offset to a large extent by decreased shipments in eastern Canada.

WORLDWIDE CEILINGS

    Net sales of $149 million increased $9 million, or 6.4%, and EBITDA of $18 million increased $3 million, or 20.0%, over the first three months of 1994.

    Slightly lower net sales for USG Interiors reflect the divestiture of the floor division in December 1994. EBITDA for USG Interiors increased 15.4%. Excluding floor division results in 1994, net sales and EBITDA for USG Interiors increased 7.2% and 15.4%, respectively. These improvements reflect higher average selling prices for ceiling tile and grid and record first quarter ceiling tile shipments largely due to strong retail and export sales.

    USG International reported increased sales in all three of its principal geographic markets: Europe, Latin America and Asia Pacific. Results for ceiling tile in Europe benefited from records in production volume, cost performance and net sales.

  YEAR ENDED DECEMBER 31, 1994 COMPARED WITH YEARS ENDED DECEMBER 31, 1993 AND
                                      1992

RESULTS OF OPERATIONS

    Due to the Restructuring, the Corporation's financial statements effective May 7, 1993 are not comparable to financial statements for periods prior to that date. The following information presents 1993 on an annual basis to facilitate a meaningful year-to-year comparison. See "Index to Consolidated Financial Statements -- Restructured Company -- Notes to Financial Statements -- Financial Restructuring" for information on the Restructuring and implementation of fresh start accounting.

CONSOLIDATED RESULTS (DOLLARS IN MILLIONS)

                                                                                          YEARS ENDED DECEMBER 31
                                                                                      -------------------------------
                                                                                        1994       1993       1992
                                                                                      ---------  ---------  ---------
Net sales...........................................................................  $   2,290  $   1,916  $   1,777
                                                                                      ---------  ---------  ---------
Gross profit........................................................................        517        372        317
  % of net sales....................................................................       22.6%      19.4%      17.8%
Selling and administrative expenses.................................................        244        220        218
  % of net sales....................................................................       10.7%      11.5%      12.3%
Amortization of excess reorganization value.........................................        169        113         --
                                                                                      ---------  ---------  ---------
Operating profit....................................................................        104         39         99
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
Calculation of EBITDA:
  Operating profit..................................................................  $     104  $      39  $      99
  Amortization of excess reorganization value.......................................        169        113         --
  Depreciation and depletion........................................................         53         54         58
  Other.............................................................................        (1)         12          2
                                                                                      ---------  ---------  ---------
  EBITDA............................................................................        325        218        159
    % of net sales..................................................................       14.2%      11.4%       8.9%
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

    In 1994, improved results in nearly all of the Corporation's businesses led to increased net sales for the third consecutive year, up $374 million, or 19.5%, over 1993. In 1993, net sales increased $139 million, or 7.8%, over the 1992 level. EBITDA for 1994 increased $107 million, or 49.1%, over the 1993 level, which was up $59 million, or 37.1%, over 1992. Continued improvement in gypsum wallboard prices and record shipments of gypsum wallboard, joint compound, ceiling tile and cement board accounted for these results. These trends reflect continued strength in building materials markets despite rising interest rates in 1994. Based on information issued by the Bureau of Census, housing starts in the United States amounted to 1.457 million units in 1994, up 13% over the 1993 level of 1.288 million units. The 1993 level of housing starts was 7% above the 1992 amount of 1.200 million units. New nonresidential construction also improved, the second consecutive year of such growth, and demand from repair and remodel expenditures continued to grow.

    In the fourth quarter of 1994, U.S. Gypsum recorded a $30 million pre-tax charge to cost of products sold ($17 million after-tax) primarily to cover the cash portion of two asbestos litigation settlements. Approximately two-thirds of this amount was paid in 1994 with the remainder payable in 1995 and 1996. See "Index to Consolidated Financial Statements -- Restructured Company -- Notes to Financial Statements -- Litigation" for information on these settlements. Despite this charge, gross profit as a percentage of net sales increased to 22.6% in 1994 from 19.4% in 1993 and 17.8% in 1992 reflecting increased gypsum wallboard prices.

    Selling and administrative expenses in 1994 increased $24 million, or 10.9%, over the prior year largely due to increased expenses related to compensation and benefits and product and marketing programs. As a percent of net sales, however, these expenses improved to 10.7% in 1994 compared to 11.5% in 1993 and 12.3% in 1992.

    The Corporation began amortizing its excess reorganization value, which was established in connection with the Restructuring, on May 7, 1993. This non-cash amortization, which will continue through April 1998, amounted to $169 million and $113 million in 1994 and 1993, respectively, with no counterpart in 1992. Consequently, operating profit is not comparable for any of the three years shown in the table above.

CORE BUSINESS RESULTS (DOLLAR IN MILLIONS)

                                                                           YEARS ENDED DECEMBER 31
                                                       ----------------------------------------------------------------
                                                                  NET SALES                         EBITDA
                                                       -------------------------------  -------------------------------
                                                         1994       1993       1992       1994       1993       1992
                                                       ---------  ---------  ---------  ---------  ---------  ---------
NORTH AMERICAN GYPSUM:
  U.S. Gypsum........................................  $   1,209  $     970  $     871  $     248  $     148  $     101
  L&W Supply.........................................        659        528        464         15          7          5
  CGC (gypsum).......................................        110         91         92         15          9          3
  Other subsidiaries.................................         90         77         77         28         23         21
  Eliminations.......................................       (288)      (223)      (208)        (2)        --         --
                                                       ---------  ---------  ---------  ---------  ---------  ---------
Total North American Gypsum..........................      1,780      1,443      1,296        304        187        130
                                                       ---------  ---------  ---------  ---------  ---------  ---------
WORLDWIDE CEILINGS:
  USG Interiors......................................        400        360        354         53         48         47
  USG International..................................        202        185        189          6          4          5
  CGC (interiors)....................................         29         30         33          3          4          5
  Eliminations.......................................        (37)       (35)       (35)        --         --         --
                                                       ---------  ---------  ---------  ---------  ---------  ---------
Total Worldwide Ceilings.............................        594        540        541         62         56         57
                                                       ---------  ---------  ---------  ---------  ---------  ---------
Corporate............................................         --         --         --        (41)       (25)       (28)
Eliminations.........................................        (84)       (67)       (60)        --         --         --
                                                       ---------  ---------  ---------  ---------  ---------  ---------
Total USG Corporation................................      2,290      1,916      1,777        325        218        159
                                                       ---------  ---------  ---------  ---------  ---------  ---------
                                                       ---------  ---------  ---------  ---------  ---------  ---------

NORTH AMERICAN GYPSUM

    Net sales and EBITDA for North American Gypsum continued to increase in 1994. Net sales increased $337 million, or 23.4%, over the 1993 level, which was up $147 million, or 11.3%, above 1992. EBITDA increased $117 million, or 62.6%, in 1994 compared with 1993 after increasing $57 million, or 43.8%, from 1992 to 1993. The U.S. Gypsum component of EBITDA for 1994 includes the impact of the aforementioned $30 million charge associated with asbestos litigation settlements.

    For U.S. Gypsum, continuing improvement in gypsum wallboard prices and record shipments of gypsum wallboard, joint compound and DUROCK cement board led to improved sales and profits. In 1994, net sales and EBITDA increased $239 million, or 24.6%, and $100 million, or 67.6%, over the respective 1993 amounts. Comparing 1993 to 1992, net sales and EBITDA increased $99 million, or 11.4%, and $47 million, or 46.5%, respectively. Gypsum wallboard prices continued to rise from the 14-year low experienced in the first quarter of 1992. For 1994, the average price of wallboard rose 26.6% above 1993, after increasing 10.5% in 1993 from the 1992 average. U.S. Gypsum's average gypsum wallboard prices per thousand square feet by quarter for 1992 through 1994 were as follows:

                                                                1994       1993       1992
                                                              ---------  ---------  ---------
First Quarter...............................................  $   89.53  $   74.97  $   67.77
Second Quarter..............................................      98.39      77.71      72.20
Third Quarter...............................................     104.65      80.70      73.03
Fourth Quarter..............................................     106.92      82.46      73.35
                                                              ---------  ---------  ---------
    Total Year..............................................  $  100.08  $   79.07  $   71.58

    Shipments of gypsum wallboard in 1994 topped 7.7 billion square feet, the highest level in the Corporation's history, and increased by 5% over the previous record of 7.3 billion square feet in 1993. U.S. Gypsum's wallboard manufacturing plants operated at 97% of capacity in 1994 compared with 94% in 1993.

    In 1994, higher costs for purchased waste paper contributed to increased unit manufacturing cost for gypsum wallboard. U.S. Gypsum's unit manufacturing cost for wallboard in 1994 increased due to an increase of approximately $4.00 per thousand square feet, or a total increase of $30.8 million in cost of products sold due to cost increases for purchased waste paper. Unit manufacturing cost rose 3% in 1993 from the 1992 level primarily due to higher levels of maintenance expenditures and energy cost.

    L&W Supply reported its highest annual sales ever in 1994, up $131 million, or 24.8%, from 1993. EBITDA for 1994 increased $8 million, or 114.3%, from the prior year amount. Comparing 1993 to 1992, net sales and EBITDA increased $64 million, or 13.8%, and $2 million, or 40.0%, respectively. These improvements reflect higher gypsum wallboard selling prices and increased volume, as well as increased sales of other building materials product lines.

    CGC's gypsum division experienced improved volume for gypsum wallboard, particularly in shipments to the United States, and increased prices for wallboard, primarily due to increased wallboard demand in North America as a whole. Net sales in 1994 increased $19 million, or 20.9%, over the prior year, while EBITDA increased $6 million, or 66.7%, in the same period. As a result of the strengthened U.S. dollar compared with the Canadian dollar, net sales for 1993 decreased slightly from the 1992 level. EBITDA, however, tripled from 1992 to $9 million in 1993 due to higher selling prices for wallboard. Wallboard prices in Canada were positively impacted in 1993 by the Canadian government's ruling that dumping of U.S.-made wallboard had occurred and the resulting imposition of duties on gypsum wallboard imported into Canada from the United States at prices below certain levels. This ruling will be in effect until January 1998.

WORLDWIDE CEILINGS

    Net sales and EBITDA for Worldwide Ceilings in 1994 increased $54 million, or 10.0%, and $6 million, or 10.7%, respectively, over 1993. These improvements are in contrast to 1992 to 1993 results, when net sales and EBITDA each decreased $1 million.

    USG Interiors experienced record shipments and higher prices for ceiling tile in 1994, primarily due to recovering nonresidential construction markets, increased sales to retail markets and increased exports. Sales of ceiling suspension grid also improved in 1994. Compared to the prior year, 1994 net sales and EBITDA increased $40 million, or 11.1%, and $5 million, or 10.4%, respectively. Net sales and EBITDA for 1993 increased $6 million, or 1.7%, and $1 million, or 2.1%, respectively, above 1992. These results reflect increased sales to retail markets, which offset a low level of nonresidential construction in 1993.

    USG International's results reflect improved sales in all regions as well as continued cost improvements in European operations. In 1994, net sales and EBITDA increased $17 million, or 9.2%, and $2 million, or 50.0%, over the respective 1993 amounts. Comparing 1993 to 1992, net sales and EBITDA decreased $4 million, or 2.1%, and $1 million, or 20.0%, respectively. The 1993 results reflect the combined impact of a European recession and a strengthened U.S. dollar compared with European currencies.

OTHER EARNINGS INFORMATION

    Interest expense continues to decline as a result of the Restructuring and subsequent debt repayment and refinancing activities. Interest expense amounted to $149 million in 1994, down $29 million, or 16.3%, from $178 million recorded in 1993. In 1994, interest expense includes a fourth quarter non-cash pre-tax charge of $16 million for the write-off of reorganization debt discount primarily in conjunction with the Corporation's plan to accelerate the payment of bank term loans issued under the existing credit agreement and $12 million of amortization of reorganization debt discount. In 1993, interest expense included $8 million of amortization of reorganization debt discount and $46 million of interest expense that was forgiven or converted to equity as a result of the Restructuring. Interest expense decreased $156 million in 1993 from the 1992 amount of $334 million due to the Restructuring.

    The Corporation's income tax expense is computed based on pre-tax earnings excluding the non-cash amortization of excess reorganization value, which is not deductible for federal income tax purposes. In 1994, income tax expense amounted to $54 million compared with $46 million in 1993. The Corporation's effective tax rate for 1994 was negative 142.1%; however, excluding amortization of excess reorganization value, the Corporation's 1994 effective tax rate was 41.2%. An income tax benefit of $33 million was recorded in 1992. See "Index to Consolidated Financial Statements -- Notes to Financial Statements -- Taxes on Income and Deferred Income Taxes" for both the Restructured and Predecessor Companies for additional information on income taxes.

    A one-time after-tax net charge of $150 million was recorded in the first quarter of 1993 representing the cumulative impact of the adoption of Statement of Financial Accounting Standard ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and SFAS No. 109, "Accounting for Income Taxes." See "Financial Statements and Supplementary Data -- Predecessor Company -- Notes to Financial Statements -- Taxes on Income and Deferred Income Taxes and Postretirement Benefits" for information related to these accounting changes.

    A net loss of $92 million was recorded in 1994. However, this loss included the: (i) non-cash amortization of excess reorganization value of $169 million;
(ii) non-cash amortization of reorganization debt discount of $12 million; (iii) non-cash after-tax write-off of reorganization debt discount amounting to $9 million primarily associated with the Bank Term Loans; and (iv) after-tax charge of $17 million associated with asbestos litigation settlements. Together, these items reduced net earnings by $207 million, or $4.81 per common share. A net loss of $129 million was recorded in the period of May 7 through December 31, 1993 after amortization of excess reorganization value of $113 million, amortization of reorganization debt discount of $8 million, and the after-tax extraordinary loss of $21 million. Net earnings of $1,434 million were recorded in the period of January 1 through May 6, 1993, reflecting the reorganization items gain of $709 million and the after-tax extraordinary gain of $944 million. A net loss of $191 million was recorded in 1992 primarily due to high levels of interest expense.

LIQUIDITY AND CAPITAL RESOURCES

    On May 6, 1993, the Corporation completed a comprehensive restructuring of its debt (the "Restructuring") through implementation of a "prepackaged" plan of reorganization under the federal bankruptcy laws (the "Prepackaged Plan"). In accordance with the terms of the Prepackaged Plan, $1.4 billion of debt and accrued interest was converted into equity, interest expense was significantly reduced and the maturities of a substantial portion of its remaining debt were extended. The Corporation accounted for the Restructuring using the principles of fresh start accounting. See "Index to Consolidated Financial Statements -- Predecessor Company -- Notes to Financial Statements -- Financial Restructuring" for information on the Restructuring and implementation of fresh start accounting.

    Since May 1993, outstanding debt has been reduced by over $500 million and all but approximately $100 million of scheduled maturities have been eliminated until 2001. In addition, upon completion of the refinancing described under "Use of Proceeds," the Corporation will have approximately $130 million of undrawn availability under the New Credit Agreement. In the absence of significant unanticipated cash demands, the Corporation believes that cash generated by operations and the estimated levels of liquidity available to it will be sufficient to satisfy its debt service requirements and other capital requirements.

    The Corporation is currently pursuing a strategy of reducing debt and growing its core gypsum and ceilings businesses through the approximately equal application of free cash flow between debt reduction and capital expenditures, with an objective of achieving investment grade status. The Corporation expects that capital expenditures will exceed $100 million in 1995. Substantial capital investments underway at North American Gypsum plants include various cost reduction and capacity expansion projects, including the installation of stock cleaning equipment to utilize lower grades of recycled paper, continued implementation of technology which lowers wallboard weight and additional use of synthetic gypsum at manufacturing facilities at which it is more economical than natural sources of gypsum rock. Projects to enhance manufacturing efficiency expected to be completed in 1995 are estimated to increase wallboard capacity by 600 million square feet. In the Worldwide Ceilings business, USG Interiors has announced a $45 million expansion of its ceiling tile plant in Greenville, Mississippi, scheduled for completion in 1996. As of March 31, 1995, capital expenditure commitments for the replacement, modernization and expansion of operations amounted to $102 million compared with $61 million as of December 31, 1994. The Corporation periodically evaluates possible acquisitions or combinations involving other businesses related to its current operations but is not actively pursuing any potential material acquisitions at the present time.

    As of March 31, 1995, working capital (current assets less current liabilities) amounted to $159 million and the ratio of current assets to current liabilities was 1.38 to 1, versus December 31, 1994 when working capital amounted to $189 million and the ratio of current assets to current liabilities was 1.42 to 1. Receivables (net of reserves) increased $22 million, or 8.0%, versus December 31, 1994, to $296 million, inventories increased $17 million, or 9.8% to $190 million and accounts payable increased $23 million, or 18.9% to $145 million. These increases primarily reflect normal seasonal fluctuations.

    In the fourth quarter of 1994, the Corporation entered into an accounts receivable facility (the "Receivables Facility") in which USG Funding
Corporation ("USG Funding"), a special purpose subsidiary of the Corporation, purchases trade receivables (excluding intercompany receivables owed by L&W Supply) of U.S. Gypsum and USG Interiors as generated. The purchased receivables are held in a master trust (the "Master Trust") for the benefit of certificate holders in such trust. Under a supplement to the Master Trust, certificates representing an ownership interest in the Master Trust of up to $130 million were issued to Citicorp Securities, Inc. The interest rate on the debt issued under the Receivables Facility is fixed at approximately 8.9% (including facility costs) through a long-term interest rate swap. Debt issued under the facility may be prepaid at any time. Pursuant to the applicable reserve and eligibility requirements, the maximum amount of debt issuable under the Receivables Facility as of December 31, 1994 (including $80 million outstanding at such date) was $103 million. Under the relevant agreements and related documentation, USG Funding is a separate corporate entity with its own separate creditors which will be entitled to be satisfied out of USG Funding's assets prior to distribution of any value to its shareholder. As of March 31, 1995, the outstanding balance of receivables sold to USG Funding and held under the Master Trust was $145 million and debt outstanding under the Receivables Facility was $80 million. Receivables and debt outstanding in connection with the Receivables Facility remain in receivables and long-term debt, respectively, on the Corporation's consolidated balance sheet. See "Financial Statements and Supplementary Data -- Restructured Company -- Notes to Financial Statements -- Accounts Receivable Facility and Indebtedness" notes for more information on 1994 refinancing activities.

    In the first three months of 1995, cash and cash equivalents decreased to $94 million from $197 million primarily due to a net reduction in debt of $99 million. First quarter debt repayments included $91 million of bank term loans, $41 million of which satisfied the remaining 1994 cash sweep obligation in accordance with the bank credit agreement as then in effect. The New Credit Agreement will not contain a cash sweep mechanism. Subsequent to March 31, 1995, the Corporation called $30 million face amount of 10 1/4% Senior Notes using cash on hand.

    One of the Corporation's subsidiaries, U.S. Gypsum, is a defendant in asbestos lawsuits alleging both property damage and personal injury. See "Business -- General Information -- Asbestos Litigation Developments and Index to Consolidated Financial Statements -- Restructured Company -- Notes to Financial Statements -- Litigation."

    The Corporation and certain of its subsidiaries have been notified by state and federal environmental protection agencies of possible involvement as one of numerous "potentially responsible parties" in a number of so-called "Superfund" sites in the United States. The Corporation believes that neither these matters nor any other known governmental proceeding regarding environmental matters will have a material adverse effect upon its earnings or consolidated financial position.

                                    BUSINESS

INTRODUCTION

OVERVIEW


    Through its subsidiaries, USG is a leading manufacturer of building materials, producing a wide range of products for use in new residential and new nonresidential construction, repair and remodel, as well as products used in certain industrial processes. U.S. Gypsum is the largest producer of gypsum wallboard in the United States and accounted for approximately one-third of total domestic gypsum wallboard sales in 1994. USG Interiors is a leading supplier of interior ceiling tile and grid systems, interior wall systems and other products used primarily in commercial applications. USG Interiors was the largest producer of ceiling grid and the second largest producer of ceiling tile in the United States in 1994, accounting for over one-half and approximately one-third of total domestic sales of such products, respectively. L&W Supply is the largest distributor of wallboard and related products in the U.S. and in 1994 distributed approximately 22% of U.S. Gypsum's wallboard sales. In addition to its United States operations, the Corporation's 76% owned subsidiary CGC is the largest manufacturer of gypsum products in eastern Canada and USG International supplies interior systems and gypsum wallboard products in Europe, Asia Pacific and Latin America. For the twelve months ended December 31, 1994, the Corporation had net sales of $2,290 million and generated EBITDA of $325 million. For the three months ended March 31, 1994 and March 31, 1995, the Corporation had net sales of $506 million and $598 million, respectively, and generated EBITDA of $66 million and $106 million, respectively. See "Recent Developments."


BUSINESS STRATEGY

    The Corporation believes that its leading positions in its core businesses, low cost structure, quality and breadth of its product lines, emphasis on customer service and the distribution capabilities of L&W Supply provide significant competitive advantages. USG's business strategy is to maintain and enhance its leading positions in North America and expand its presence internationally. USG is currently implementing this strategy by: (i) improving its financial position and flexibility through approximately equal application of free cash flow to debt reduction and capital expenditures, with an objective of achieving investment grade status; (ii) enhancing its cost position through process improvements such as increasing line speeds in existing manufacturing facilities and implementing technology that allows the use of lower cost materials; and (iii) growing its core gypsum and ceiling businesses by, among other things, expanding its presence in the repair and remodel market, increasing manufacturing capacity in existing plants, continuing to introduce specialty product applications, extending its penetration of international markets with existing products and further leveraging L&W Supply's nationwide distribution network.

    REDUCING DEBT AND IMPROVING FINANCIAL FLEXIBILITY. The Corporation's present intention is to apply its projected annual free cash flow approximately equally between debt reduction and capital expenditures with an objective of reaching investment grade status. In addition, the Corporation has pursued opportunities to reduce near term principal amortization requirements, either through debt reduction or refinancings.

    ENHANCING ITS COST POSITION. In 1994, the Corporation began an incremental process improvement and capacity expansion program at strategically located wallboard plants throughout the United States. This program is expected to lower its unit manufacturing costs while at the same time increasing the wallboard manufacturing capacity of U.S. Gypsum's existing plants by approximately 600 million square feet in 1995. Among the cost reduction and capacity expansion programs being implemented by North American Gypsum are the installment of stock cleaning equipment to utilize lower grades of recycled paper, continued implementation of technology which lowers wallboard weight, additional use of synthetic gypsum at facilities at which it is more economical than natural sources of gypsum and projects to enhance manufacturing efficiency.

    GROWING THE CORE GYPSUM AND CEILINGS BUSINESSES. The Corporation believes there are substantial opportunities to expand both its North American Gypsum and Worldwide Ceilings businesses. In North American Gypsum, the Corporation seeks to expand its presence in the growing repair and remodel business through, among other things, additional penetration of retail channels and emphasizing marketing strategies and product line extensions targeted to the retail customer (including small contractors and do-it-yourselfers). North American Gypsum is also leveraging L&W Supply's nationwide distribution network by expanding the number of third party product offerings. Worldwide Ceilings seeks to increase its product leadership in specialty ceilings through the introduction of new products such as COMPASSO brand ceiling grid, which allows designers to create suspended ceilings with curved edges, as well as increasing sales of its existing products overseas, especially in the Asia Pacific region, in order to capitalize on the evolution of international design specifications toward United States/European standards. The Corporation also plans to lower costs and expand capacity in its Worldwide Ceilings business, and has announced a $45 million expansion of its Greenville, Mississippi ceiling tile manufacturing facility. This expansion is in response to increasing domestic and worldwide demand for its AURATONE brand ceiling tile product. The Corporation believes the Greenville facility is among the lowest cost ceiling tile plants in the world, and after completion of the expansion in 1996, will be the largest ceiling tile plant in the world.

UNITED STATES INDUSTRY OVERVIEW

    USG's consolidated financial performance is influenced by activity in the three major components of the construction industry in the United States: new residential construction, new nonresidential construction, and repair and remodel. In recent years, changes in residential construction activity combined with growth in the repair and remodel component have partially mitigated the impact of the cyclical demand of the overall new construction components.

NEW RESIDENTIAL CONSTRUCTION

    Demand for the Corporation's products has historically been influenced primarily by new residential (single and multi-family homes) and new nonresidential (offices, schools, stores, and other institutions) construction. New residential construction remains the largest single source of demand for gypsum wallboard in the United States, although it has declined significantly as a percentage of gypsum wallboard demand since 1986 (a year in which total gypsum wallboard shipments were comparable to 1994 levels). Residential construction has a nominal impact on demand for interior systems products. The following table sets forth demand for gypsum wallboard in the United States by end-use segment as estimated by U.S. Gypsum based on publicly available data, internal surveys and data from the Gypsum Association, an industry trade group. Management estimates that the distribution of U.S. Gypsum's sales volume to these four end-use segments is generally proportional to industry demand.

                                                                                    1994         1986
                                                                                    -----        -----
Residential construction.......................................................          49%          54%
Nonresidential construction....................................................           9           10
Repair and remodel.............................................................          35           30
Export/other...................................................................           7            6

    Over recent economic cycles, demand for gypsum wallboard has been favorably impacted by a shift toward more single family housing within the new residential construction segment and an increase in the average single family home size. New single family homes, which typically require twice as much wallboard as multi-family homes, accounted for 82% of total housing starts in 1994, as compared to 65% in 1986. Additionally, the size of the average single family home in the United States increased approximately 15% to 2,100 square feet in 1994 from 1,825 square feet in 1986. Largely as a result of these factors, United States industry shipments of gypsum wallboard were 23.7 billion square feet in 1994, as compared to 21.3 billion in 1986, despite an approximate 19% decline in the number of housing starts from 1.806 million units in 1986 to 1.457 million units in 1994, as depicted in the following chart.

                      GYPSUM WALLBOARD INDUSTRY SHIPMENTS
                            AND TOTAL HOUSING STARTS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            INDUSTRY SHIPMENTS    HOUSING STARTS
1982                      13.25              1062
1983                      17.11              1703
1984                      19.18              1750
1985                      20.16              1742
1986                      21.31              1805
1987                      21.41              1621
1988                      21.31              1488
1989                      21.25              1376
1990                     20.728              1193
1991                     18.412              1014
1992                     20.309              1200
1993                      21.63              1288
1994                     23.694              1457

NEW NONRESIDENTIAL CONSTRUCTION


    In recent years, demand for interior systems resulting from new nonresidential construction, and particularly demand resulting from construction of new office space, has declined as a percentage of total interior systems demand. The Corporation believes that new nonresidential construction currently accounts for approximately one-half of industry interior systems demand, down from approximately two-thirds in 1986, and that construction of new office space currently accounts for less than 15% of total interior systems demand. The balance of interior systems demand is represented by repair and remodel, including retail. Declining office vacancy rates have caused demand to shift to the repair and remodel component in recent years, as existing office space is finished prior to initial occupancy or as landlords refurbish older space as an inducement to attract or retain tenants. In addition, non-office demand (which includes stores, entertainment facilities, restaurant facilities and schools) for interior systems has also increased as a percentage of total interior systems demand.


    Nonresidential construction demand has accounted for approximately 10% of gypsum wallboard industry demand in the United States.

REPAIR AND REMODEL

    Management estimates that repair and remodel demand for gypsum wallboard has increased more than 22% since 1986 and, in 1994, accounted for 35% of total industry demand for gypsum wallboard in the United States. The repair and remodel business is relatively stable and management believes that the growth rate is approximately 3% to 5% per year. The growth of repair and remodel is primarily due to the aging of housing stock, remodeling of existing buildings and tenant turnover in commercial space. The median age of housing stock was 27 years in 1990, and the National Association of Homebuilders forecasts that the median age will increase to 32 years by 2000. Management believes that the continued aging of housing stock will contribute to further growth in the repair and remodel business. Demand in the repair and remodel business tends to be more stable than in new construction, although it does fluctuate somewhat in response to general economic conditions.

    Management believes that the increase in the number of commercial buildings over the last decade provides a greater base for nonresidential repair and remodel activity in the future, as building owners or tenants replace ceiling and wall systems as part of the tenant turnover process. Management estimates that approximately one-half of USG Interiors' 1994 sales were to the nonresidential repair and remodel segment.

NORTH AMERICAN GYPSUM

BUSINESS

    North American Gypsum includes U.S. Gypsum and L&W Supply in the United States, the gypsum business of the Corporation's 76%-owned subsidiary, CGC, in Canada and Yeso Panamericano S.A. de C.V. ("YPSA"), USG's operations in Mexico.

    CGC is the largest manufacturer of gypsum wallboard in eastern Canada. Management estimates that industry sales in eastern Canada, including the Toronto and Montreal metropolitan areas, represent approximately two-thirds of total Canadian sales volume. In 1994, CGC accounted for approximately 45% of industry sales in eastern Canada.

PRODUCTS

    North American Gypsum manufactures and markets building and industrial products used in a variety of applications. Gypsum panel products are used to finish the interior walls and ceilings in residential, commercial and mobile home construction. These products provide aesthetic as well as sound dampening and fire retarding value. The majority of these products are sold under the "SHEETROCK" brand name. Also sold under the "SHEETROCK" brand name is a line of joint compounds used for finishing wallboard joints. The "DUROCK" line of cement board and accessories provides fire-resistant and water damage resistant assemblies for both interior and exterior construction. The Corporation also produces a variety of plaster products used to provide a custom finish for residential and commercial interiors, as well as gypsum-based products sold to agricultural and industrial customers for use in a number of applications, including soil conditioning, road repair, fireproofing and ceramics.

FINANCIAL PERFORMANCE

    Summary financial results of North American Gypsum are outlined in the table below. Such results are not adjusted for intersegment sales eliminations and corporate expenses.

                                                                     YEARS ENDED DECEMBER 31,
                                                                  -------------------------------
                                                                   1994(a)     1993       1992
                                                                  ---------  ---------  ---------
                                                                       (DOLLARS IN MILLIONS)
Net sales.......................................................  $   1,780  $   1,443  $   1,296
EBITDA..........................................................        304        187        130
EBITDA margin...................................................       17.1%      13.0%      10.0%
Capital expenditures............................................  $      49  $      32  $      34

- ------------------------

     (a) 1994 includes a $30 million pre-tax charge for asbestos settlements relating to two major class actions. See "Index to Consolidated Financial Statements -- Restructured Company -- Notes to Financial Statements -- Litigation."

    For additional information on the Corporation's results by core business segment, including intersegment sales eliminations and corporate expenses, see "Index to Financial Statements -- Notes to Financial Statements -- Industry and Geographic Segments."

MANUFACTURING

    Gypsum and related products are produced by the Corporation at 41 plants located throughout the United States, eastern Canada and in central Mexico. The geographic distribution of the Corporation's gypsum plants enhance its cost position by minimizing transportation costs to major metropolitan areas, a significant component of total delivered wallboard cost. In 1994, the Corporation began an incremental process improvement and wallboard capacity expansion at strategically located plants throughout the United States. This program is expected to lower U.S. Gypsum's unit manufacturing costs while at the same time increasing its wallboard capacity by approximately 600 million square feet.

    Gypsum rock is mined or quarried at 14 company-owned locations in the United States and Canada. In 1994, these facilities provided approximately 95% of the gypsum used by the Corporation's plants in North America, with most of the remainder being synthetic gypsum. The Corporation's geologists estimate that recoverable rock reserves are sufficient for more than 30 years of operation based on the Corporation's average annual production of crude gypsum during the past five years. Proven reserves contain approximately 232 million tons, of which approximately 70% are located in the United States and 30% in Canada. Additional reserves of approximately 153 million tons exist on three properties not in operation. The Corporation's total average annual production of crude gypsum in the United States and Canada during the past five years was 9.7 million tons. Synthetic gypsum, which the Corporation purchases under long-term contracts from coal-fired power generation plants, is a by-product of the coal desulferization process.

    USG owns and operates seven paper mills located across the United States. Vertical integration in this key raw material ensures a continuous supply of high quality paper that is tailored to the specific needs of USG's wallboard production process.

    USG maintains the gypsum industry's largest research and development facility, located in Libertyville, Illinois. This facility conducts fire, structural and acoustical testing and product and process development. Research and development activities involve technology related to gypsum, cellulosic fiber and cement as the primary raw materials on which panel products and systems, such as gypsum board, cement board and ceiling tile, are based. Related technologies are those pertaining to joint compounds and textures for wallboard finishing, specialty plaster products for both construction and industrial applications, coatings and latex polymers. Product and process development research from the Libertyville facility plays a significant role in the Corporation's ongoing cost reduction efforts, as many potential improvements are tested at Libertyville before implementation in manufacturing plants.

MARKETING AND DISTRIBUTION

    Distribution is carried out through L&W Supply's 148 distribution centers in 34 states, as well as through home improvement centers and other retailers, building material dealers, contractors and distributors. L&W Supply specializes in delivering less than truckload quantities of construction materials to a job site and places them in areas where work is being done (including the interior of a home under construction), thereby reducing the need for handling by contractors. Although L&W Supply specializes in distribution of gypsum wallboard (which accounts for approximately 50% of its total net sales), joint compound and other products manufactured primarily by U.S. Gypsum, it also distributes products manufactured by USG Interiors such as acoustical ceiling tile and ceiling grid and products of other manufacturers, including drywall metal, insulation, roofing products and accessories.

COMPETITION

    The Corporation competes in North America as the largest of 18 producers of gypsum wallboard products and, in 1994, accounted for approximately one-third of total gypsum wallboard sales in the United States. No new wallboard manufacturing plants have been opened since 1990, and the Corporation is not aware of plans to build any new plants. Total domestic industry shipments of gypsum wallboard totalled 23.7 billion square feet in 1994, a record for the industry, and US Gypsum's shipments of gypsum wallboard totaled 7.7 billion square feet, also a record level. The second largest competitor in the gypsum wallboard industry, National Gypsum Company, shipped approximately 5.5 billion square feet of wallboard in 1994 and has 18 manufacturing plants. Principal manufacturers of wallboard in the United States are set forth below:

WALLBOARD MANUFACTURER
- ----------------------------------------------------------     1994 SHIPMENTS
                                                            --------------------
                                                             (BILLION SQ. FT.)
U.S. Gypsum...............................................          7.7
National Gypsum Company...................................          5.5
Georgia Pacific...........................................          2.8
Domtar, Inc...............................................          1.9
Celotex Corporation.......................................          0.9

        Source: Public filings and U.S. Gypsum estimates

    Major competitors in eastern Canada include Domtar, Inc. and Westroc Industries Ltd. In Mexico, the Corporation's major competitor is Panel Rey.

    L&W Supply's largest competitor, Gypsum Management Supply, is an independent distributor with approximately 70 locations in the southern, central and western United States. There are several regional competitors, such as CSR/GDMA in the southern United States and Strober Building Supply in the northeastern United States. L&W Supply's many local competitors include lumber dealers, hardware stores, home improvement centers, acoustical tile distributors and manufacturers.

WORLDWIDE CEILINGS

BUSINESS

    Worldwide Ceilings includes USG Interiors, the international interior systems businesses in Europe, Asia Pacific and Latin America managed as USG International and the interior systems business of CGC.

PRODUCTS

    Worldwide Ceilings manufactures and markets  ceiling grid and ceiling  tile, wall systems, mineral wool insulation and soundproofing products. USG's integrated line of ceiling products provides qualities such as sound absorption, fire retardation, and convenient access to the space above the ceiling for electrical and mechanical systems, air distribution and maintenance. USG Interiors' significant trade names include the "ACOUSTONE" and "AURATONE" brands of ceiling tile and the "DX," "FINELINE," "CENTRICITEE" and "DONN" brands of ceiling grid.

    USG's wall systems provide the versatility of an open floor plan with the privacy of floor-to-ceiling partitions which are compatible with leading office equipment and furniture systems. Wall systems are designed to be installed quickly and reconfigured easily.

FINANCIAL PERFORMANCE

    Summary financial results of Worldwide Ceilings are outlined in the table below.

                                                                           YEARS ENDED DECEMBER 31,
                                                                        -------------------------------
                                                                          1994       1993       1992
                                                                        ---------  ---------  ---------
                                                                             (DOLLARS IN MILLIONS)
Net sales.............................................................  $     594  $     540  $     541
EBITDA................................................................         62         56         57
EBITDA margin.........................................................       10.4%      10.4%      10.5%
Capital expenditures..................................................  $      15  $       9  $      14

    The results displayed above are not adjusted for intersegment sales eliminations and corporate expenses. For additional information on the Corporation's results by core business segment, including intersegment sales eliminations and corporate expenses, see "Index to Financial Statements -- Notes to Financial Statements -- Industry and Geographic Segments."

MANUFACTURING

    Worldwide Ceilings products are manufactured at 21 plants located in North America, Europe, New Zealand and Malaysia, including 5 ceiling tile plants and 9 ceiling grid plants. The remaining plants produce other interior products and raw materials for ceiling tile and grid. Principal raw materials used in the production of Worldwide Ceilings products include mineral fiber, steel, aluminum extrusions and high-pressure laminates. Certain of these raw materials are produced internally, while others are obtained from various outside suppliers. Shortages of raw materials used in this segment are not expected.

MARKETING AND DISTRIBUTION

    Worldwide Ceilings products are sold primarily in markets related to the new construction and renovation of commercial buildings as well as the retail market for small commercial contractors. Marketing and distribution to large commercial users is conducted through a network of distributors and installation contractors as well as through L&W Supply. In recent years, Worldwide Ceilings has increased its emphasis on retail customers, including both small contractors and do-it-yourselfers, as well as increasing sales of existing products abroad. In the domestic retail segment, Worldwide Ceilings has increased sales through marketing strategies tailored to home improvement retailers which emphasize increased inventory turn through the stocking of a selected product assortment of USG Interiors' most popular offerings. In the international area, Worldwide Ceilings is attempting to capitalize on the evolution of international design specifications toward United States/European standards through selective expansion of its international sales force, exploration of joint marketing agreements with foreign-based companies where appropriate and increasing product availability from its manufacturing base within each region.

    USG Interiors maintains its own research and development facility in Avon, Ohio, which provides product design, engineering and testing services in addition to manufacturing development, primarily in metal forming, with tool and machine design and construction services. Additional research and development is carried out at the Corporation's research and development center in Libertyville, Illinois and at its "Solutions Center"SM located near Chicago's Merchandise Mart.

COMPETITION

    The Corporation estimates that it is the world's largest manufacturer of ceiling grid. USG's most significant competitor is Chicago Metallic Corporation, which participates worldwide. Other competitors in ceiling grid include W.A.V.E. (a joint venture of Armstrong World Industries, Inc. and Worthington Industries/ National Rolling Mills).

    The Corporation estimates that it accounts for approximately one-third of sales of acoustical ceiling tile to the U.S. market. Principal global competitors include Armstrong World Industries, Inc. (the largest manufacturer), OWA Faserplattenwerk GmbH (Odenwald) and The Celotex Corporation.

GENERAL INFORMATION

ASBESTOS LITIGATION DEVELOPMENTS


    A discussion of the Corporation's pending asbestos litigation as of December 31, 1994 is contained in "Index to Financial Statements -- Notes to Financial Statements -- Litigation". Subsequent to the date of those financial statements, there have been several important developments with respect to U.S. Gypsum's declaratory judgment action against its insurance carriers. First, on April 5, 1995, the Illinois Supreme Court denied the insurers' petition for leave to appeal the November 4, 1994 ruling of the Illinois Appellate Court. In May 1995, the Illinois Supreme Court denied the insurers' motion seeking reconsideration of the denial of leave to appeal. In addition, during April 1995, one of the defendant carriers, which provided both primary and excess policies to U.S. Gypsum during the 1960's and 1970's, agreed to pay U.S. Gypsum a total of $38.4 million representing the aggregate face amount of the policy, plus certain legal expenses and other costs. $25 million was paid in April 1995 with the rest to be paid in three annual installments.

                                   MANAGEMENT
               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
               (AS OF JUNE 1, 1995 EXCEPT AS SPECIFIED OTHERWISE)

DIRECTORS OF THE CORPORATION

                                                  PRINCIPAL OCCUPATION AND                        HAS BEEN A
         NAME AND AGE                               OTHER DIRECTORSHIPS                         DIRECTOR SINCE
- ------------------------------  ------------------------------------------------------------  ------------------
Eugene B. Connolly, 62          Chairman and Chief Executive Officer from January 1994;            May 1988
                                President and Chief Executive Officer to May 1990; Chairman
                                of the Board and Chief Executive Officer to March 1993;
                                Chairman, President and Chief Executive Officer to January
                                1994; director, U.S. Can Corporation and The Pepper
                                Companies, Inc.
Robert L. Barnett, 54           Vice Chairman, Ameritech to 1992; President, Ameritech Bell        May 1990
                                Group to 1992; President, Ameritech Enterprise Group to
                                1989; President and Chief Executive Officer to 1987, Vice
                                President of Operation to 1985, Wisconsin Bell Company;
                                President, Ameritech Mobile Communications Company to 1984;
                                director, Johnson Controls, Inc.; member, Advisory Council of the Robert R. McCormick School of Engineering and
                                Computer Science at Northwestern University; member,
                                Northwestern University's Electrical Engineering and
                                Computer Science Industrial Advisory Board; affiliated with the Institute of Electrical and Electronics Engineers.
Keith A. Brown, 43              President, Chimera Corporation from 1987; director, Adelphia       May 1993
                                Incorporated from 1988; director, Global Film & Packaging
                                Corporation from 1988; director, Ashland Castings
                                Corporation from 1993; director, Mansfield Capital
                                Corporation from 1994; director, Poly Shapes Corporation
                                from 1994.
W. H. Clark, 62                 Chairman of the Board and Chief Executive Officer to 1994        August 1985
                                and President to 1990, Nalco Chemical Company; director,
                                Northern Trust Corporation and The Northern Trust Bank;
                                director, Nicor Corporation; director, Bethlehem Steel
                                Corporation; director, James River Corporation; director,
                                Northern Illinois Gas Company; director, Diamond Shamrock
                                Corporation.
James C. Cotting, 61            Chairman of the Board, Navistar International Corporation        October 1987
                                from 1987; Chief Executive Officer, Navistar International
                                Corporation to 1995; director, Asarco Incorporated;
                                director, Interlake Corporation; director, MIM Holdings
                                Limited; director, National Association of Manufacturers;
                                governor, Chicago Stock Exchange.
Lawrence M. Crutcher, 52        Managing Director, Veronis, Suhler & Associates from 1990;         May 1993
                                President to 1989, Vice President for Financial Planning to
                                1984, Vice President -- Magazines to 1983, Vice
                                President-Circulation to 1980, Book-of-the-Month Club.

                                                  PRINCIPAL OCCUPATION AND                        HAS BEEN A
         NAME AND AGE                               OTHER DIRECTORSHIPS                         DIRECTOR SINCE
- ------------------------------  ------------------------------------------------------------  ------------------
William C. Foote, 43            President and Chief Operating Officer from January 1994;          March 1994
                                Senior Vice President and General Manager, Central
                                Construction Products Region, United States Gypsum Company
                                to November 1990; Executive Vice President and Chief
                                Operating Officer, L&W Supply Corporation to September 1991;
                                President and Chief Executive Officer, L&W Supply
                                Corporation from September 1991 to January 1994; President and Chief Executive Officer, USG Interiors, Inc. from
                                January 1993 to January 1994; director, GATX Corporation.
David W. Fox, 63                Chairman, Northern Trust Corporation and The Northern Trust        May 1987
                                Company from 1990; Chief Executive Officer to 1995; Senior
                                Vice President to 1978, Executive Vice President to 1981,
                                Vice Chairman to 1987, President to 1993, The Northern Trust
                                Company; director, The Federal Reserve Bank of Chicago;
                                director, Northern Trust of Florida Corp.; director, Banque
                                Rivaud (Paris, France); director, Chicago Central Area
                                Committee; Governor, Chicago Stock Exchange; Chairman,
                                Northwestern Memorial Hospital; trustee, Adler Planetarium;
                                trustee, The Orchestral Association; trustee, DePaul
                                University.
Philip C. Jackson, Jr., 66      Vice Chairman and director, Central Bank of the South and          May 1979
                                its parent company, Central Bancshares of the South to 1989;
                                Adjunct Professor, Birmingham-Southern College, Birmingham,
                                Alabama from January 1989; member, Thrift Depositors
                                Protection Oversight Board to April 1993; Director, Saul
                                Centers, Inc.; member, Board of Governors of the Federal
                                Reserve System, Washington, D.C. to November 1978; Vice
                                President and director, Jackson Company to June 1975;
                                Trustee, Birmingham-Southern College, Birmingham, Alabama.
Marvin E. Lesser, 53            Managing Partner, Sigma Partners, L.P. from 1993; private          May 1993
                                consultant from 1992; Managing Partner, Cilluffo Associates,
                                L.P. to 1994; director, Amdura Corporation to 1991; chair,
                                Seacoast Area Chapter (New Hampshire and Maine) of the
                                American Red Cross.
John B. Schwemm, 61             Chairman to 1989 and Chief Executive Officer to 1988, R. R.        May 1988
                                Donnelley & Sons Company; former General Counsel and Group
                                Vice President -- Book Group, R. R. Donnelley & Sons
                                Company; director, Walgreen Company; director, William Blair
                                Mutual Funds; Trustee, Northwestern University.

                                                  PRINCIPAL OCCUPATION AND                        HAS BEEN A
         NAME AND AGE                               OTHER DIRECTORSHIPS                         DIRECTOR SINCE
- ------------------------------  ------------------------------------------------------------  ------------------
Judith A. Sprieser, 41          Senior Vice President and Chief Financial Officer, Sara Lee     February 1994
                                Corporation from November 1994; President and Chief
                                Executive Officer to 1994, Chief Financial Officer to 1993,
                                Assistant Treasurer -- Corporate Finance to 1990, Sara Lee
                                Bakery, North America.

EXECUTIVE OFFICERS OF THE CORPORATION (WHO ARE NOT DIRECTORS)

                                                                                                   HAS HELD
          NAME, AGE                                                                                PRESENT
     AND PRESENT POSITION               PRIOR BUSINESS EXPERIENCE IN PAST FIVE YEARS            POSITION SINCE
- ------------------------------  ------------------------------------------------------------  ------------------
J. Bradford James, 48           Director, Corporate Strategic Planning, USG Corporation and      January 1995
 Group Vice President,          Vice President, Finance & Administration, USG Interiors,
 Worldwide Ceilings &           Inc. to January 1990; Vice President, Financial and
 International; President and   Strategic Planning, USG Corporation to January 1991; Vice
 Chief Executive Officer, USG   President and Chief Financial Officer, USG Corporation to
 Interiors, Inc.                March 1993; Senior Vice President and Chief Financial
                                Officer, USG Corporation to January 1994; Vice President,
                                USG Corporation, President and Chief Executive Officer, USG
                                Interiors, Inc. to January 1995.
Donald E. Roller, 57            President and Chief Executive Officer, USG Interiors, Inc.       January 1995
 Group Vice President, North    to January 1993; Vice President, USG Corporation, President
 American Gypsum; President     and Chief Executive Officer, United States Gypsum Company to
 and Chief Executive Officer,   January 1995.
 United States Gypsum Company
Richard H. Fleming, 47          Director, Corporate Finance, to January 1991; Vice President     January 1995
 Senior Vice President and      and Treasurer to January 1994; Vice President and Chief
 Chief Financial Officer        Financial Officer to January 1995.
Arthur G. Leisten, 53           Vice President and General Counsel to January 1990; Senior      February 1994
 Senior Vice President and      Vice President and General Counsel to March 1993; Senior
 General Counsel                Vice President, General Counsel and Secretary to February
                                1994.
P. Jack O'Bryan, 59             President and Chief Executive Officer, United States Gypsum      August 1994
 Senior Vice President,         Company to January 1993; Senior Vice President and Chief
 Worldwide Manufacturing and    Technology Officer, USG Corporation to August 1994.
 Technology
Harold E. Pendexter, Jr., 60    Vice President, Human Resources and Administration to            January 1991
 Senior Vice President and      January 1990; Senior Vice President, Human Resources and
 Chief Administrative Officer   Administration to January 1991.
Raymond T. Belz, 54             Vice President Finance, United States Gypsum Company to          January 1995
 Vice President and             November 1990; Vice President Financial Services and
 Controller; Vice President     Financial Administration, United States Gypsum Company to
 and Chief Financial Officer,   January 1994; Vice President and Controller, USG
 North American Gypsum          Corporation, Vice President Financial Services, United
                                States Gypsum Company to January 1995.

                                                                                                   HAS HELD
          NAME, AGE                                                                                PRESENT
     AND PRESENT POSITION               PRIOR BUSINESS EXPERIENCE IN PAST FIVE YEARS            POSITION SINCE
- ------------------------------  ------------------------------------------------------------  ------------------
Brian W. Burrows, 55            Same position.                                                    March 1987
 Vice President, Research and
 Development
Matthew P. Gonring, 39          Director, Public Relations to January 1991; Director,             March 1993
 Vice President, Corporate      Corporate Communications to March 1993.
 Communications
John E. Malone, 51              Vice President and Controller, USG Corporation to December       January 1994
 Vice President and Treasurer   1993; Vice President -- Finance, USG International to April
                                1995.
James S. Phillips, 65           Vice President, National Accounts to December 1990; Vice         January 1995
 Vice President                 President, Corporate Accounts to January 1995.
Robert B. Sirgant, 54           Director, Marketing -- East Region, United States Gypsum         January 1995
 Vice President, Corporate      Company to November 1992; Vice President, National Accounts
 Accounts                       and Marketing -- East, United States Gypsum Company to July
                                1994; Vice President, National Accounts, United States
                                Gypsum Company to January 1995.
S. Gary Snodgrass, 43           Director, Corporate Human Resources Planning, USG               February 1995
 Vice President, Human          Corporation and Vice President, Human Resources, USG
 Resources -- Operations; Vice  Interiors, Inc. to November 1990; Director, Human Resources,
 President, Human Resources,    USG Corporation to September 1992; Vice President,
 Worldwide Ceilings             Management Resources and Employee Relations to January 1994;
                                Vice President, Human Resources -- Operations to February
                                1995.
Frank R. Wall, 61               Senior Vice President and General Manager, Western                March 1995
 Vice President; President and  Construction Products Region, United States Gypsum Company
 Chief Executive Officer, L&W   to January 1990; Senior Vice President, Operating Services,
 Supply Corporation             United States Gypsum Company to April 1993; Executive Vice
                                President and Chief Operating Officer, L&W Supply
                                Corporation to January 1994, President and Chief Executive
                                Officer, L&W Supply to March 1995.
Dean H. Goossen, 47             Vice President, General Counsel and Secretary, Xerox            February 1994
 Corporate Secretary            Financial Services Life Insurance Company to February 1993;
                                Assistant Secretary, USG Corporation to February 1994.
Paul J. Vanderberg, 35          Director, Planning, United States Gypsum Company to February     January 1995
 President and Chief Executive  1990; General Manager, Materials Division, United States
 Officer, CGC Inc.              Gypsum Company to February 1992; General Manager, Durock,
                                United States Gypsum Company to March 1994; Director,
                                Marketing Services and Planning, United States Gypsum
                                Company from November 1992 to March 1994; Executive Vice
                                President and Chief Operating Officer, CGC Inc. to January
                                1995.

                      DESCRIPTION OF NEW CREDIT AGREEMENT

OVERVIEW


    The Corporation has executed a commitment letter (the "Financing Commitment") with Chemical Securities Inc. ("CSI"), under which CSI has agreed to use its best efforts to arrange a new seven year $500 million secured revolving credit facility (the "New Credit Facility") with a syndicate of banks (the "Banks" or the "Bank Group") selected by the Corporation and CSI. Chemical Bank ("Chemical") will serve as sole and exclusive agent. The Corporation expects to enter into the New Credit Agreement prior to the closing of this offering.



    A copy of the form of New Credit Agreement is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the New Credit Agreement.


THE NEW CREDIT FACILITY

    The New Credit Facility is a seven-year revolving credit facility in an aggregate maximum amount of $500 million, including a letter of credit subfacility of up to $125 million . The New Credit Facility will consist of revolving loans ("Revolving Loans"), including an uncommitted bid option, and letters of credit ("L/C's"). Except as described below, the New Credit Facility will expire in 2002 and will not require amortization prior to maturity.


    If the "Debt/EBITDA Ratio" (as defined below) exceeds 2.5 to 1.0 for the fiscal quarter ended June 30, 2000, the New Credit Facility will be permanently reduced by $100 million, $50 million of such reduction to be effective as of the date the quarterly financial statements for such fiscal quarter are delivered to the agent (or, if not delivered, effective as of the fifth day following the date such financial statements were due) and $50 million of such reduction to be effective 12 months thereafter. Any outstanding amounts which would exceed the reduced commitment must be repaid together with any breakage costs, if applicable.


INTEREST RATE


    Interest on the Revolving Loans will be computed based on (i) Alternate Base Rate or (ii) LIBOR plus the applicable spread (the "LIBOR Spread"). Until either the Debt/EBITDA Ratio certificate or such certificate and financial statements for the fiscal quarter ending September 30, 1995 have been delivered, the LIBOR Spread will be 0.875%. Thereafter, the LIBOR Spread will be adjusted as set forth below.


                                                       LIBOR SPREAD       COMMITMENT FEE
                   DEBT/EBITDA                      (IN BASIS POINTS)   (IN BASIS POINTS)
                -----------------                   ------------------  ------------------
                greater than 4.00x                             175                37.5
                  3.50x - 4.00x                                150                37.5
                  3.00x - 3.50x                                125                31.25
                  2.50x - 3.00x                                 87.5              25.0
                  2.00x - 2.50x                                 75                25.0
                  1.50x - 2.00x                                 62.5              22.5
                 less than 1.50x                                50.0              20.0


    Changes, if any, to the LIBOR Spread and Commitment Fee will occur on the earlier of (i) the date of delivery to the agent of the Debt/EBITDA Ratio certificate for such fiscal quarter and (ii) the date of delivery of financial statements relating to such fiscal quarter.



    In addition to the interest rate mechanism described above, a bid option ("Bid Option") will be provided under the New Credit Agreement on an uncommitted basis through a competitive auction mechanism. The Corporation will not be obliged to accept any bids submitted. The Corporation will have the option of inviting the Banks to submit bids (via Chemical) for advances ("Competitive Bid Loans"). Bidding will be requested either on the basis of: (i) a margin relative to LIBOR, or (ii) a fixed rate. Bids may be requested for periods of up to six months but in no event later than the maturity date of the facility. The Bid Option may result in additional interest expense savings to the Corporation.

    "Alternate Base Rate" will be a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (i) the rate from time to time publicly announced by Chemical in New York City as its prime rate,
(ii) the product of the secondary market rate for three-month certificates of deposit from time to time and Statutory Reserves (as defined in the New Credit Agreement) and the Assessment Rate (as defined in the New Credit Agreement) plus 1.0% and (iii) the federal funds rate from time to time plus 1/2 of 1.0%.



    "LIBOR" will be an interest rate per annum determined by the agent to be the arithmetic average of the rates designated as "LIBO" on Telerate screen number 3750 USD-LIBOR-BBA (rounded upwards, if necessary, to the nearest 1/16 of 1%) for deposits with a maturity comparable to a 1-, 2-, 3- or 6- month interest period offered in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, 2 business days prior to the commencement of such interest period.


FEES


    The Corporation will pay a commitment fee quarterly in arrears. The commitment fee will be calculated based upon a rate per annum equal to the then applicable number of basis ponts (expressed as a percentage) tied to the Debt/EBITDA Ratio of the Corporation for the then most recently ended period of four consecutive fiscal quarters.


SECURITY


    The New  Credit Facility  will be  secured by  a pledge  of the  outstanding capital stock of the Corporation's significant domestic subsidiaries, which initially include U.S. Gypsum, USG Interiors, L&W Supply and USG Foreign Investments, Ltd.. Such security will be permanently released once the Corporation's senior public debt is rated "Investment Grade" (a rating of BBB-or higher by Standard & Poor's Ratings Group and Baa3 or higher by Moody's Investors Service, Inc.). See "Description of Collateral Trust."


NEGATIVE COVENANTS


    The New Credit Agreement will contain material restrictions on the operation of the Corporation's business, including, without limitation, covenants
pertaining   to:(i)  liens;   (ii)  sale   and  leaseback   transactions;  (iii)
investments, PROVIDED, that this covenant would no longer apply once the Corporation's senior public debt rating is Investment Grade; (iv) mergers, consolidations and sales of assets with respect to the Corporation and material subsidiaries; (v) acquisitions of businesses not related to the building materials industry; (vi) dividends, distributions and repurchases of stock and subordinated debt; PROVIDED, that such covenant will cease to be applicable once the Corporation's senior public debt is rated Investment Grade; (vii) use of proceeds, PROVIDED, that the use of proceeds arising from the issuance of additional debt and equity will be at the Corporation's discretion; (viii) debt or guarantees thereof; (ix) restrictions in other agreements on ability of subsidiaries to declare and pay dividends; and (x) financial covenants or events of default in other debt agreements which are more restrictive than those contained in the New Credit Agreement. The negative covenants will contain certain exceptions to the restrictions imposed upon the operation of the Corporation's business.


FINANCIAL COVENANTS


    The New Credit Agreement will contain the following financial covenants:


    - Debt/EBITDA Ratio will not exceed 4.50 to 1.0; and

    - Interest Coverage Ratio will not be less than 2.25 to 1.0.

Compliance with these financial covenants must be demonstrated quarterly on a trailing 12 month basis.


    "DEBT" at any time, will mean, with respect to the Corporation and its subsidiaries on a consolidated basis, without duplication, the sum of (i) the aggregate outstanding principal balance of the Revolving Loans and Competitive Bid Loans at such time, (ii) the aggregate principal amount of long-term indebtedness of the Corporation and its consolidated subsidiaries at such time (including the current portion thereof), (iii) the outstanding amount of capital leases shown as a liability on the Corporation's consolidated balance sheet at such time (iv) all reimbursement obligations and other liabilities of the Corporation and its consolidated subsidiaries with respect to letters of credit, other than letters of credit issued in connection with the incurrence of trade debt, (v) any indebtedness incurred other than in the ordinary course of business, whether or not for borrowed money, secured by any lien in respect of property owned by such person, whether or not such person has assumed or become liable for the payment of such indebtedness, and (vi) any indebtedness (other than trade debt incurred in the ordinary course of business), whether or not for borrowed money, with respect to which such person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by the Corporation or any such consolidated subsidiary, whether by purchase, consolidation, merger or otherwise, and (vii) the aggregate amount of all guarantees with respect to indebtedness of third parties of the type described in clauses (ii) through (vi) above at such time.



    "EBITDA" for any period, will mean the consolidated operating earnings from continuing operations of the Corporation and its subsidiaries before interest, taxes, depreciation, amortization, other income and expense, minority interests, the impact of fresh start accounting and other non-cash adjustments to income for such period PROVIDED that, for purposes of the period ending September 30, 1995, operating earnings from continuing operations shall not be reduced by the $30 million pre-tax charge which occurred in the fourth fiscal quarter of 1994 in connection with asbestos litigation settlements.


    "DEBT/EBITDA RATIO" will mean the ratio, calculated as of the last day of each fiscal quarter, of (i) Debt less the aggregate amount of cash and cash equivalents held by the Corporation and its consolidated subsidiaries to (ii) EBITDA for the four quarter period ending on the last day of such quarter (in each case as reflected on the Corporation's consolidated financial statements for such quarter).

    "INTEREST COVERAGE RATIO" of the Corporation for any period will mean the ratio of (a) EBITDA for such period to (b) the total net consolidated interest expense of the Corporation and its subsidiaries during such period (as shown on a consolidated income statement of the Corporation for such period prepared in accordance with GAAP), excluding the impact of non-cash amortization resulting from fresh start accounting during such period.

EVENTS OF DEFAULT


    The New Credit Agreement will contain customary events of default including, without limitation, (i) the failure to make payments when due, (ii) defaults under other agreements or instruments of indebtedness in excess of specified amounts, (iii) noncompliance with covenants, (iv) breaches of representations and warranties, (v) bankruptcy, (vi) judgments in excess of specified amounts,
(vii) impairment of security interests in collateral, and (viii) certain changes of control.


                              DESCRIPTION OF NOTES


    The Notes will be issued under an indenture dated as of October 1, 1986 (the "1986 Indenture"), between the Corporation and Harris Trust and Savings Bank, as trustee (the "Indenture Trustee"), as supplemented by resolutions adopted by the Board and an officer's certificate delivered in connection therewith. The 8% Senior Notes due 1996 (the "Senior 1996 Notes"), the 8% Senior Notes due 1997 (the "Senior 1997 Notes"), the 9 1/4% Senior Notes due 2001 (the "Senior 2001 Notes") and the 8 3/4% Sinking Fund Debentures due 2017 (the "Senior 2017 Debentures," and, together with the Senior 1996 Notes, the Senior 1997 Notes, the Senior 2001 Notes and the Notes, the "Indenture Securities") were also issued under the Indenture, as supplemented by resolutions adopted by the Board and officer's certificates delivered in connection therewith. The 1986 Indenture, as supplemented by such Board resolutions and related instruments, is referred to herein as the "Indenture." Copies of the Indenture and related instruments have been filed as exhibits to the Registration Statement and are available as described under "Available Information." Whenever particular provisions or defined terms of the Indenture Securities or the Indenture are referred to, such provisions or defined terms are deemed incorporated herein by reference and such statements are qualified in their entirety by such reference.


GENERAL

    The Notes are a series of securities which are limited to $150.0 million aggregate principal amount. The Notes will bear interest at % per annum and
will   mature  on                         ,  2005.  Interest  on  the  Notes  is
payable semi-annually on              and             of  each year,  commencing
         ,  1996, to the persons in whose  names the Notes are registered at the
close of business on the next preceding           or          , as the case  may
be. Interest on the Notes shall accrue from          , 1995.



    Principal (and premium, if any) and interest is payable, and the transfer of the Notes is registrable, at the office or agency of the Corporation maintained for such purpose in the City of Chicago, State of Illinois, currently the Corporate Trust Office of the Indenture Trustee, Harris Trust and Savings Bank, 311 West Monroe Street, Chicago, Illinois 60690; provided, however, that payment of interest may be made at the option of the Corporation by check or draft mailed to the person entitled thereto as such person's address appears in the security register maintained for such purpose pursuant to the Indenture. No service charge will be made for any transfer or exchange except the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


    The Notes will be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof.

RANKING AND SECURITY


    Upon issuance, the Notes will be senior obligations of the Corporation and will rank pari passu with the Bank Debt and all other existing and future senior obligations of the Corporation. The Bank Debt will be incurred under the New Credit Agreement to be entered into by the Corporation and certain banks prior to the closing of this offering. Borrowings under the New Credit Agreement, and pursuant to negative pledge clauses, the Notes and certain other senior obligations of the Corporation, will share in security interests in the capital stock of certain of the Corporation's domestic subsidiaries as provided in the Collateral Trust Agreement. Upon repayment of the Bank Debt and termination of the commitments of the banks to make advances under the New Credit Agreement, or upon release of the collateral by the banks (which the banks are required to do if the Corporation reaches Investment Grade Status), the Notes and such other senior indebtedness will cease to be secured. The Notes will be effectively subordinated to current and future indebtedness and liabilities of the Corporation's subsidiaries. See "Risk Factors -- Holding Company Structure; Relative Priority of Debt Claims."


    Holders of the Bank Debt primarily control the operation of the Collateral Trust. See "Description of Collateral Trust."

OPTIONAL REDEMPTION


    The Notes are not subject to redemption by the Corporation prior to        ,
2000. Thereafter, the Notes may, from time to time, be redeemed, in whole or in part, at the option of the Corporation upon not less than 30 nor more than 60 days' prior notice to Holders, at the redemption prices set forth below (expressed in percentages of the principal amount thereof), plus accrued and unpaid interest thereon, up to the Redemption Date.


             REDEMPTION PERIOD                PERCENTAGE
- -------------------------------------------  -------------
        2000 to       2001
        2001 to       2002
        2002 to       2003
After       2003                                     100%

    If less than all of the Notes are to be redeemed, the selection of the Notes to be redeemed shall be made as provided in the Indenture.

CHANGE OF CONTROL


    Upon the occurrence of a Change of Control, each Holder shall have the right to require the Corporation to repurchase such Holder's Notes, in whole or in part, in integral multiples of $1,000, pursuant to the Change of Control Offer described in the next succeeding paragraph at the Repurchase Price in cash equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date.

    Within 30 calendar days subsequent to the date of any Change of Control, the Corporation will mail a notice to each Holder and to the Trustee stating, among other things: (i) that a Change of Control has occurred and a Change of Control Offer is being made as described in this paragraph, and that, although Holders are not required to tender their Notes, all Notes that are timely tendered will be accepted for payment; (ii) the Repurchase Price and the Change of Control Payment Date, which will be a date occurring no earlier than 30 days and no later than 60 days after the date on which such notice is mailed; (iii) that any Notes (or any portion thereof) accepted for payment pursuant to the Change of Control Offer (and duly paid on the Change of Control Payment Date) will cease to accrue interest after the Change of Control Payment Date; and (iv) a description of the transaction or transactions constituting the Change of Control and the procedures that Holders must follow in order to tender their Notes for payment.



    In the event the Corporation reaches Investment Grade Status, the foregoing Change of Control provisions shall no longer apply, and thereafter if both a Designated Event with respect to the Corporation and a Rating Decline in connection therewith shall occur, the Corporation will be obligated to offer to repurchase any or all of the Notes at a price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. If the Corporation effects defeasance of the Notes under the Indenture prior to the date notice of a Rating Decline in connection with a Designated Event is required, the Corporation will not be obligated to make a repurchase offer as a result of such Designated Event and Rating Decline.


    There can be no assurance that the Corporation will be able to fund any such repurchase of the Notes. The New Credit Agreement provides that certain change of control events with respect to the Corporation would constitute a default thereunder. Any future credit agreements or other agreements relating to indebtedness to which the Corporation becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Corporation is prohibited from purchasing Notes, the Corporation could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Corporation does not obtain such a consent or repay such borrowings, the Corporation will remain prohibited from purchasing Notes. In such case, the Corporation's failure to purchase tendered Notes would constitute an Event of Default under the Indenture.

    If an offer is made to repurchase Notes, the Corporation will comply with all tender offer rules, including but not limited to Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

    Except as described above, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Corporation repurchase or redeem the Notes in the event of a takeover, recapitalization or restructuring.

SINKING FUND

    There will be no mandatory sinking fund payments for the Notes.

BOOK-ENTRY SYSTEM


    The Notes will initially be issued in the form of one or more Global Securities (as defined in the Indenture) held in book-entry form. Accordingly, The Depository Trust Company ("DTC") or its nominees will be the sole registered holder of the Notes for all purposes under the Indenture.



    Upon the issuance of a Global Security, DTC or its nominee will credit the accounts of persons holding through it with the respective principal amounts of the Notes represented by such Global Security purchased by such persons in the offering. Such accounts shall be designated by the Underwriters with respect to Notes placed by the Underwriters for the Corporation. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with DTC ("participants") or persons that may hold interests through participants. Ownership of beneficial interest by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.


    Payment of principal and interest on Notes represented by any such Global Security will be made to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the Notes represented thereby for all purposes under the Indenture. None of the Corporation, the Trustee, any agent of the Corporation, or the Underwriters will have any responsibility or liability for any aspect of DTC's records relating to or payments made on account of beneficial ownership interests in a Global Security representing any Notes or for maintaining, supervising, or reviewing any of DTC's records relating to such beneficial ownership interests.



    The Corporation has been advised by DTC that upon receipt of any payment of principal of or interest on any Global Security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.


    A Global Security may not be transferred except as a whole by DTC to a nominee of DTC. A Global Security is exchangeable for certificated Notes only if
(i) DTC notifies the Corporation that it is unwilling or unable to continue as a Depository for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the Corporation executes and delivers to the Trustee a notice that such Global Security shall be so transferable, registrable, and exchangeable, and such transfers shall be registrable, or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Notes represented by such Global Security. Any Global Security that is exchangeable for certificated Notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated Notes in authorized denominations and registered in such names as the Depository holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of the Depository or its nominee. In the event that a Global Security becomes exchangeable for certificated Notes, (i) certificated Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof, (ii) payment of principal, any repurchase price, and interest on the certificated Notes will be payable, and the transfer of the certificated Notes will be registerable at the office or agency of the Corporation maintained for such purposes, and (iii) no service charge will be made for any registration of transfer or exchange of the certificated Notes, although the Corporation may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.


    So long as the Depository for a Global Security, or its nominee, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Security for the purposes of receiving payment of the Notes, receiving notices, and for all other purposes under the Indenture and the Notes. Beneficial interest in Notes will be evidenced only by, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Cede & Co. has been appointed as the nominee of the Depository. Except as provided above, owners of beneficial interest in a Global Security will not be entitled to and will not be considered the holders thereof for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depository, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Corporation understands that under existing industry practice, in the event that the Corporation requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depository would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    DTC has advised the Corporation that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations, and certain other organizations some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

CERTAIN RESTRICTIVE COVENANTS


    The Indenture will provide that the following restrictive covenants will be applicable to the Corporation unless and until the Corporation reaches
Investment Grade Status. After the Corporation has reached Investment Grade Status, and notwithstanding that the Corporation's Debt Rating may later cease to be rated Investment Grade by either S&P or Moody's or both, the Corporation will be released from its obligations to comply with each of the restrictive covenants described below, except for "Limitation on Indebtedness," "Limitation on Restricted Subsidiary Indebtedness and Preferred Stock," "Limitation on Secured Indebtedness of the Corporation and its Restricted Subsidiaries" and "Limitation on Sale and Leaseback Transactions." The Corporation will remain obligated to comply with certain provisions described in "Restrictions on Merger" and certain other covenants that are not described below upon reaching Investment Grade Status. The Corporation will also remain obligated to comply with certain provisions described under "Change of Control" above.



    LIMITATION ON INDEBTEDNESS. The Corporation will not, directly or indirectly, Incur any Indebtedness unless, immediately after the date of the Incurrence of such Indebtedness and after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof as if such Indebtedness had been Incurred and the proceeds thereof applied on the first day of the Determination Period, the Consolidated Interest Coverage Ratio of the Corporation exceeds 2.0 to 1.



    Notwithstanding the foregoing, the Corporation may Incur the following Indebtedness (although any Indebtedness so Incurred shall be included, to the extent outstanding at the Transaction Date, in any subsequent determination of the Consolidated Interest Coverage Ratio): (i) Indebtedness under the New Credit Facility; (ii) Indebtedness outstanding on the Issue Date; (iii) Indebtedness outstanding under the Notes; (iv) Indebtedness of the Corporation in respect of Capital Lease Obligations and Sale and Leaseback Transactions Incurred after the Issue Date if after giving effect to the Incurrence of such Indebtedness the aggregate amount of Priority Indebtedness outstanding would not exceed the Priority Indebtedness Basket; (v) Indebtedness under Interest Rate Protection Agreements, provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of this covenant; (vi) Indebtedness of the Corporation to any wholly owned Restricted Subsidiary of the Corporation (but only so long as such debt is held by such wholly owned Restricted Subsidiary); (vii) Permitted Refinancing Indebtedness;
(viii) Indebtedness incurred in connection with a prepayment of the Notes pursuant to a Change of Control, provided that (A) the principal amount of such Indebtedness does not exceed the principal amount of the Notes prepaid plus all interest accrued thereon and all related fees, expenses and redemption and repurchase premiums related thereto (including any payments made in connection with procuring any required lender or similar consents); (B) such Indebtedness has an Average Life equal to or greater than the remaining Average Life of the Notes; and (C) such Indebtedness does not mature prior to the Stated Maturity of the Notes; and (ix) Indebtedness not otherwise permitted to be Incurred pursuant to this paragraph or the preceding paragraph in an aggregate principal amount at any one time outstanding not to exceed $125 million.

    LIMITATION ON RESTRICTED SUBSIDIARY INDEBTEDNESS AND PREFERRED STOCK. The Corporation will not permit any of its Restricted Subsidiaries to Incur, directly or indirectly, any Indebtedness or issue any Preferred Stock, except:
(i) Indebtedness outstanding on the Issue Date; (ii) Indebtedness or Preferred Stock issued to and held by the Corporation or any wholly owned Restricted Subsidiary of the Corporation (but only so long as such Indebtedness or Preferred Stock is held or owned by the Corporation or any wholly owned Restricted Subsidiary of the Corporation); (iii) Indebtedness of a Restricted Subsidiary in respect of Capital Lease Obligations and Sale and Leaseback Transactions if after giving effect to the Incurrence of such Indebtedness the aggregate amount of Priority Indebtedness outstanding would not exceed the Priority Indebtedness Basket; (iv) Indebtedness under Interest Rate Protection Agreements, provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of this covenant; (v) Indebtedness Incurred as Project Financing by a Foreign Restricted Subsidiary; (vi) Indebtedness not otherwise permitted to be Incurred or Preferred Stock not otherwise permitted to be issued pursuant to this paragraph if after giving effect to the Incurrence of such Indebtedness or the issuance of such Preferred Stock the aggregate amount of Priority Indebtedness outstanding would not exceed the Priority Indebtedness Basket; provided that the aggregate amount of Indebtedness Incurred or Preferred Stock issued by Domestic Restricted Subsidiaries pursuant to this clause (vi) shall not exceed $75 million at any one time outstanding; and (vii) Indebtedness Incurred or Preferred Stock issued in exchange for, or the proceeds of which are used to Refinance, Indebtedness referred to in clause (i) of this paragraph, to the extent that (A) the principal amount of such Indebtedness or the liquidation value of such Preferred Stock so Incurred or issued does not exceed the principal amount or liquidation value of the Indebtedness or Preferred Stock so exchanged or Refinanced plus all interest or dividends accrued thereon and all related fees, expenses and redemption and repurchase premiums (including any payments made in connection with procuring any required lender or similar consents), (B) the Indebtedness so Incurred or Preferred Stock so issued has a Stated Maturity or final redemption date later than the Stated Maturity or final redemption date (if any) of, and an Average Life that is longer than that of, the Indebtedness or Preferred Stock being exchanged or Refinanced and (C) the Indebtedness so Incurred or Preferred Stock so issued has no greater recourse to the Property of the Corporation or its subsidiaries than that of the Indebtedness or Preferred Stock being exchanged or refinanced.



    Any Indebtedness Incurred or Preferred Stock issued pursuant to the preceding paragraph will be included, to the extent outstanding at the Transaction Date, in any subsequent determination of the Consolidated Interest Coverage Ratio.


    The Corporation will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis, (i) the Corporation could Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under the "Limitation on Indebtedness" and (ii) such subsidiary could then Incur, pursuant to clauses (ii) through (vi) of the first paragraph above, all Indebtedness as to which it is obligated at such time.

    LIMITATIONS ON RESTRICTED PAYMENTS. The Corporation will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if, at the time of and after giving effect to the proposed Restricted Payment (i) any Default or Event of Default has occurred and is continuing, (ii) the Corporation could not incur at least $1.00 of additional Indebtedness under the first paragraph of "-- Limitation on Indebtedness", or
(iii) the aggregate amount expended or declared for all Restricted Payments from the Issue Date (the Fair Market Value of the amount so expended or committed, if other than in cash, to be determined in good faith by the Board of Directors of the Corporation) exceeds the sum of (A) 50% of the aggregate Consolidated Net Income of the Corporation (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) commencing on the last day of the fiscal quarter immediately preceding the Issue Date and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment, (B) 100% of the aggregate net proceeds, including cash and the Fair Market Value of Property other than cash, received by the Corporation subsequent to the Issue Date from capital contributions from its stockholders or from the issuance or sale (other than to a Subsidiary) of Qualified

Capital Stock of the Corporation or of any convertible securities or debt obligations issued on or after the date of issuance of the Notes which have been converted into, exchanged for or satisfied by the issuance of Qualified Capital Stock and (C) $175.0 million (collectively, the "Restricted Payment Basket").


    The foregoing limitations do not prevent the Corporation from (i) paying a dividend on its Capital Stock within 60 days after declaration thereof if, on the declaration date, the Corporation could have paid such dividend in compliance with the Indenture; (ii) acquiring shares of its Capital Stock (1) solely in exchange for other shares of its Capital Stock (other than Redeemable Stock), (2) to eliminate fractional shares for up to an aggregate consideration in any fiscal year of the Corporation not to exceed $10.0 million, (3) pursuant to an order of a court of competent jurisdiction, or (4) from an employee or director of the Corporation in connection with repurchase provisions under employee or director stock option and stock purchase agreements or plans or other agreements to compensate employees or directors of the Corporation, but in no event may such acquisition of its shares by the Corporation be for a price greater than the higher of fair market value and the price at which such securities were sold to such employee or director by the Corporation; (iii) purchasing or redeeming Indebtedness which is contractually subordinated to the Notes in exchange for, or out of the proceeds of, the substantially concurrent
(1) sale or issuance of Capital Stock (other than Redeemable Stock) of the Corporation, or (2) incurrence of Indebtedness of the Corporation that is at least as contractually subordinated in right of payment to the Notes and has a Stated Maturity later than the Stated Maturity of the Notes as the Indebtedness so refinanced and an Average Life greater than the remaining Average Life of the Notes; (iv) the distribution or redemption by the Corporation of any rights to purchase capital stock of the Corporation or any other Person which rights are or were issued as part of a shareholder rights plan; provided that any such redemption will be at a price not to exceed $0.01 per right; (v) the making of any payment required pursuant to the Corporation's 1988 plan of recapitalization or the Corporation's 1993 plan of reorganization; provided that such payments shall not exceed $5 million in the aggregate; and (vi) purchasing or redeeming up to 25% of the stock of any Restricted Subsidiary to the extent the Restricted Payment Basket is not exceeded. Further, (x) the foregoing restrictions do not prevent CGC Inc. from paying ordinary dividends and (y) in the case of a Qualified Receivables Transaction, the foregoing limitations do not prevent a Receivables Subsidiary from acquiring equity interests of a trust or other person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction.



    The payments permitted to be made pursuant to clauses (ii)(1), (iii), (iv) and (v) of the preceding paragraph shall be excluded for purposes of any future calculations of the aggregate amount expended or declared for Restricted Payments. The payments permitted to be made pursuant to clauses (i), (ii)(2),
(ii)(3), (ii)(4), and (vi) above, and payments of dividends permitted to be made pursuant to clause (x) above by CGC Inc. (but only to the extent such payments are made to a Person other than the Corporation or its wholly-owned Restricted Subsidiaries), shall be included for purposes of any future calculations of the aggregate amount expended or declared for Restricted Payments.


    LIMITATION UPON SECURED INDEBTEDNESS OF THE CORPORATION AND ITS RESTRICTED SUBSIDIARIES. So long as any of the Notes are outstanding, the Corporation will not itself, and will not permit any Restricted Subsidiary to, Incur any Indebtedness secured by a Lien on any Principal Operating Property or on any shares of stock or Indebtedness of any Restricted Subsidiary, without effectively providing that the Notes (together with, if the Corporation so determines, any other Senior Indebtedness of the Corporation or Indebtedness of such Restricted Subsidiary then existing or thereafter created) shall be secured equally and ratably with (or, at the Corporation's option, prior to) such secured Indebtedness so long as such secured Indebtedness shall be so secured, unless, after giving effect thereto, Priority Indebtedness would not exceed the Priority Indebtedness Basket. This restriction does not apply to, and there will be excluded from secured Indebtedness in any computation under such restriction, Indebtedness secured by (i) Liens on property of, or on any shares of stock or Indebtedness of, any Person existing at the time such Person becomes a Restricted Subsidiary; (ii) Liens in favor of the Corporation or a wholly owned Restricted Subsidiary; (iii) Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute; (iv) certain Liens created (A) in the ordinary course of business, (B) in connection with taxes, assessments or other governmental charges or (C) in connection with legal proceedings; (v) Liens on, and limited to, property (including leasehold estates), shares of stock or Indebtedness existing at the time of acquisition thereof (including acquisition through merger or consolidation and not put in place in contemplation of the transaction); (vi) purchase money and construction Liens which are entered into within specified time limits; (vii) Liens on the assets of a Receivables Subsidiary in a Qualified Receivables Transaction; and (viii) any extension, renewal, replacement or refunding of any Lien referred to in the foregoing clauses (i) through (vii), inclusive.

    LIMITATION UPON SALE AND LEASEBACK TRANSACTIONS. So long as any of the Notes are outstanding, the Corporation will not itself, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Operating Property owned by them while the Notes are outstanding.

    This  restriction does not  apply to any Sale  and Leaseback Transaction if:
(i) the Corporation or such Restricted Subsidiary could mortgage such Principal Operating Property under the restrictions set forth under "-- Limitation Upon Secured Debt of the Corporation and its Restricted Subsidiaries" above in an amount equal to the Attributable Value with respect to such Sale and Leaseback Transaction without equally and ratably securing the Indenture Securities; (ii) within 120 days after the sale or transfer is completed, the Corporation or a Restricted Subsidiary applies to the retirement of Senior Indebtedness of the Corporation or Indebtedness of a Restricted Subsidiary an amount equal to the greater of (A) the net proceeds of the sale of the Principal Operating Property leased or (B) the fair market value of the Principal Operating Property leased at the time of entering into such arrangement; or (iii) such arrangement is between the Corporation and a wholly-owned Restricted Subsidiary or between Restricted Subsidiaries.


    TRANSACTIONS WITH AFFILIATES. Neither the Corporation nor any Restricted Subsidiary will be permitted to: (i) sell, lease, transfer, or otherwise dispose of any of its properties, assets, or securities to; (ii) purchase any property, assets, or securities from; or (iii) enter into any contract or agreement with, or for the benefit of, an Affiliate, within the meaning of Rule 405 promulgated by the Commission under the Securities Act, of the Corporation or a subsidiary of the Corporation (an "Affiliate Transaction"), other than Affiliate Transactions (A) in the ordinary course of business with Affiliates which are directly or indirectly controlled by the Corporation and are engaged in a similar or complementary line of business, which Affiliate Transactions do not exceed: (a) $25.0 million in any one Affiliate Transaction or series of related Affiliate Transactions unless a majority of the disinterested members of the Board of Directors of the Corporation determines that such Affiliate Transaction or series of Affiliate Transactions is on terms not less favorable to the Corporation or such Restricted Subsidiary than those that would apply to an arms-length transaction with an unaffiliated party and (b) $100.0 million in any one Affiliate Transaction or series of related Affiliate Transactions unless the test set forth in clause (a) has been satisfied and the Board of Directors of the Corporation shall have been advised by an independent financial advisor that, in the opinion of such advisor, such Affiliate Transaction or series of Affiliate Transactions is fair, from a financial point of view, to the Corporation or such Restricted Subsidiary; and (B) with Affiliates other than those described in clause (A) above, which in the aggregate do not exceed: (a) $5.0 million in any one Affiliate Transaction or series of related Affiliate Transactions unless an officer of the Corporation certifies in writing that such Affiliate Transaction or series of Affiliate Transactions is on terms not less favorable to the Corporation or such Restricted Subsidiary than those that would apply to an arms-length transaction with an unaffiliated party; (b) $25.0 million in any one Affiliate Transaction or series of related Affiliate Transactions unless a majority of the disinterested members of the Board of Directors of the Corporation determines that such Affiliate Transaction or series of Affiliate Transactions is on terms not less favorable to the Corporation or such Restricted Subsidiary than those that would apply to an arms-length transaction with an unaffiliated party and (c) $100.0 million in any one Affiliate Transaction or series of related Affiliate Transactions unless the test set forth in clause (b) has been satisfied and the Board of Directors of the Corporation shall have been advised by an independent financial advisor that, in the opinion of such advisor, such Affiliate Transaction or series of Affiliate Transactions is fair, from a financial point of view, to the Corporation or such Restricted Subsidiary; provided that (x) transactions between or among the Corporation and/or its wholly owned Restricted Subsidiaries will not be considered Affiliate Transactions and (y) transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an investment as part of a Qualified Receivables Transaction will not be considered an Affiliate Transaction, but only to the extent such transactions are solely in connection with the

Qualified Receivables Transaction. In addition, any other Affiliate Transactions that are not covered by clause (A) or (B) of the preceding sentence by reason of their size shall be on terms not less favorable to the Corporation or such Restricted Subsidiary than those that would apply to an arms-length transaction with an unaffiliated party.

    The foregoing limitations do not apply to (i) certain transactions with an officer or director of the Corporation or any Subsidiary of the Corporation entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Corporation or any Subsidiary of the Corporation) or (ii) transactions between the Corporation and its wholly owned Restricted Subsidiaries or among its wholly owned Restricted Subsidiaries or (iii) transactions in the ordinary course of business consistent with past practice between the Corporation and CGC Inc., so long as CGC Inc. remains a Restricted Subsidiary.


    LIMITATION ON ASSET SALES. The Corporation will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless: (i) the Corporation or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value of the Property disposed of and (ii) at least 70% of the consideration received by the Corporation or such Restricted Subsidiary for such Property is in the form of cash, cash equivalents, Indebtedness assumed by the buyer with respect to which the Corporation and its remaining Restricted Subsidiaries are no longer liable and trade payables assumed by the buyer; provided that the Corporation must, within 270 days of such Asset Sale, at the Corporation's option, (1) reinvest (or cause a Restricted Subsidiary to reinvest) an amount equal to the Net Cash Proceeds (or any portion thereof) from such disposition in Additional Assets and/or (2) apply an amount equal to such Net Cash Proceeds to the repayment of Senior Indebtedness or Indebtedness of Restricted Subsidiaries and/or (3) offer to apply an amount equal to such Net Cash Proceeds to the repayment of the Notes and repurchase any Notes properly tendered in acceptance of such Prepayment Offer on a pro rata basis at a purchase price at least equal to 100% of their principal amount plus interest accrued to the date of such repurchase. In the event the remaining Net Cash Proceeds resulting from any Asset Sale after giving effect to the purchase of Additional Assets and/or the repayment of Senior Indebtedness or Indebtedness of Restricted Subsidiaries, are less than $25.0 million, the application of an amount equal to such remaining Net Cash Proceeds to a pro rata offer to repurchase the Notes may be deferred until such time as such remaining Net Cash Proceeds, together with remaining Net Cash Proceeds from any prior or subsequent Asset Sales not otherwise applied in accordance with this paragraph, are at least equal to $25.0 million. To the extent that any portion of the amount of Net Cash Proceeds remains after compliance with the foregoing and provided that all Holders have been given the opportunity to tender their Notes for repurchase as provided in clause (3) above, the Corporation or such Restricted Subsidiary may use such remaining amount for general corporate purposes.


    Within five Business Days after 270 days from the date of an Asset Sale, the Corporation shall, if it chooses (or is obligated) to apply an amount equal to any remaining Net Cash Proceeds (or any portion thereof) to fund an offer to repurchase the Notes, send a written Prepayment Offer Notice, by first-class mail, to the Holders of the Notes. The Prepayment Offer Notice will also state
(i) that the Corporation is offering to purchase Notes pursuant to the provisions of the Indenture described herein under "-- Limitation on Asset Sales", (ii) that any Notes (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer will cease to accrue interest after the Purchase Date, (iii) the Expiration Date of the Prepayment Offer, which will be, subject to any contrary requirements of applicable law, not less than 30 days nor more than 60 days after the date of such Prepayment Offer, (iv) a Purchase Date (which shall be the settlement date for the purchase of Notes and shall be within three business days after the Expiration Date), (v) the aggregate principal amount of Notes to be purchased and the purchase price thereof and (vi) a description of the procedure which a Holder must follow and any other information necessary to tender all or any portion of such Holder's Notes.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Corporation will not be permitted to, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted Subsidiary to (i) pay any dividend on, or make any other distribution on account of, its capital stock or pay any Indebtedness owed to the Corporation or a Restricted Subsidiary; (ii) make loans or advances to the Corporation or a Restricted Subsidiary; or (iii) transfer any of its property or assets to the Corporation or any other Restricted Subsidiary, except for (a) restrictions in agreements existing as of the date of issuance of the Notes; (b) restrictions in the Collateral Trust Agreement; (c) restrictions on Foreign Restricted Subsidiaries relating to Project Financings; (d) restrictions on Foreign Joint Ventures; (e) restrictions on Domestic Joint Ventures, but only to the extent that the amounts invested by the Corporation in the entities subject to such restrictions do not exceed $25.0 million in the aggregate at any one time; (f) Indebtedness or other contractual requirements of a Receivables Subsidiary solely in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary; (g) any encumbrance or restriction pursuant to an agreement relating to an acquisition of Property, so long as the encumbrances or restrictions in any such agreement relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition; (h) any encumbrance or restriction relating to any Indebtedness of any Restricted Subsidiary at the date on which such Restricted Subsidiary was acquired by the Corporation or any Restricted
Subsidiary (other than Indebtedness issued by such Restricted Subsidiary in connection with or in anticipation of its acquisition); (i) any encumbrance or restriction pursuant to an agreement effecting a permitted refinancing of
Indebtedness issued pursuant to an agreement referred to in the foregoing clauses (a), (b), (g) and (h), so long as the encumbrances and restrictions contained in any such refinancing agreement are no more restrictive than the encumbrances and restrictions contained in such agreements; (j) customary provisions restricting subletting or assignment of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder; (k) any restriction on the sale or other disposition of assets or Property securing debt as a result of a lien of the kind set forth in clauses (i)-(vii) of "-- Limitation Upon Secured Indebtedness of the Corporation and its Restricted Subsidiaries," (l) restrictions in agreements with Foreign Restricted Subsidiaries taking the form of net worth maintenance tests and similar financial covenants and (m) agreements for the purchase of synthetic gypsum entered into in the ordinary course of business consistent with past practice.



    RESTRICTED AND UNRESTRICTED SUBSIDIARIES. The Corporation may designate a subsidiary (including a newly formed or newly acquired subsidiary) of the Corporation or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if (i) such subsidiary does not have any obligations which, if in Default, would result in a cross default on Indebtedness of the Corporation and (a) such subsidiary has total assets of $1,000 or less, or (b) such designation is effective immediately upon such Person becoming a subsidiary of either the Corporation or any of its Restricted Subsidiaries or (ii) such subsidiary is a Receivables Subsidiary or a captive insurance company. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a subsidiary of the Corporation or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary thereof. Except as provided in clause (i)(a) of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. An Unrestricted Subsidiary may be redesignated as a Restricted
Subsidiary. The designation of an Unrestricted Subsidiary or removal of such designation shall be made by the Board of Directors of the Corporation or a committee thereof pursuant to a certified resolution delivered to the Trustee and shall be effective as of the date specified in the applicable certified resolution, which shall not be prior to the date such certified resolution is delivered to the Trustee.


RESTRICTIONS ON MERGER


    So long as any Notes are outstanding, the Corporation will not, except as described below, consolidate with or merge into any other Person or sell or transfer all or substantially all of its properties and assets to another Person unless (i) the surviving entity is a company organized and existing under the laws of the United States of America or a state thereof and expressly assumes, by supplemental indenture satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the due and punctual performance and observance of all covenants and conditions of the Corporation in the Indenture; (ii) immediately before and after giving effect to such transaction or series of related transactions on a pro forma basis, no Default or Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default), shall have occurred and be continuing; (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis

(including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), the Corporation (or the surviving entity if the Corporation is not continuing) would be able to Incur at least $1.00 of additional Indebtedness under the first paragraph of
"-- Limitation on Indebtedness"; and (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions) as if such transaction had occurred on the first day of the Determination Period, the Corporation (or the surviving entity if the Corporation is not continuing) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Corporation immediately prior to the transaction or series of transactions. The foregoing restriction will not apply to the merger or consolidation of a Restricted Subsidiary of the Corporation with or into the Corporation or the merger or consolidation of two or more Restricted Subsidiaries of the Corporation. In the event the Corporation reaches Investment Grade Status and notwithstanding that the Corporation's Debt Rating thereafter ceases to be rated Investment Grade by either S&P or Moody's or both the restrictions contained in clauses (iii) and (iv) above shall cease to apply. Because the term "all or substantially all" may not have an established meaning and may depend on the facts and circumstances of a particular transaction, including the qualitative as well as the quantitative aspects of such transaction, there may be an uncertainty in the ability of holders or the Indenture Trustee to determine when a sale of all or substantially all of the assets has occurred and thus an uncertainty of holders or the Indenture Trustee to determine as to whether a breach of this covenant has occurred.

EVENTS OF DEFAULT


    The following are Events of Default under the Indenture with respect to  the
Notes: (i) default in the payment of any principal or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or upon repurchase pursuant to a Prepayment Offer as described in "-- Certain Restrictive Covenants -- Limitation on Asset Sales" above or pursuant to a Change of Control or other Designated Event as described in "Change of Control" above; (ii) default for 30 days in the payment of any interest on the Notes; or
(iii) default for 60 days after written notice thereof in the performance of any covenant (other than those covered by clauses (i) and (ii) of this paragraph) applicable to the Notes; (iv) acceleration of maturity of any Indebtedness of the Corporation or any subsidiary in excess of $50 million principal amount in the aggregate if such acceleration results from a default under the instruments giving rise to such indebtedness and is not annulled within 10 days after written notice of such default; (v) the entry by a court of competent jurisdiction of one or more judgments or orders against the Corporation or any of its Restricted Subsidiaries in an uninsured aggregate amount in excess of $50 million and such judgment or order is not discharged, waived, stayed or satisfied for a period of 45 consecutive days; or (vi) certain events of bankruptcy, insolvency or reorganization. In case an Event of Default (other than an Event of Default under clause (vi)) shall occur and be continuing with respect to the Notes, the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding by notice to the Corporation may declare the principal of the Notes to be due and payable immediately and if an Event of Default under clause (vi) shall occur and be continuing, all such Notes shall become due and payable immediately without any further action or notice. Any Event of Default with respect to the Notes may be waived, and a declaration of acceleration rescinded, by the holders of a majority in aggregate principal amount of the Notes except in a case of failure to pay principal or premium, if any, or interest in respect of the Notes or failure to honor change of control provisions. The Indenture provides that the Indenture Trustee may withhold notice to the security holders of any default (except in payment of principal, premium, if any, or interest) if it determines in good faith that it is in the interest of the security holders to do so. No Event of Default with respect to a particular series of securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of securities issued thereunder.


    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture, at the request, order or direction of any of the security holders, unless such security holders have offered to the Indenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Indenture Trustee and to certain other limitations, the holders of a majority in aggregate principal amount of the securities of all series affected (voting as one class) at the time outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee.

    The Corporation is required to file with the Indenture Trustee annually an officers' certificate as to the absence of certain defaults under the terms of the Indenture.

DEFEASANCE


    The Corporation, at its option, (i) will be discharged from any and all obligations in respect of the Notes (except for certain obligations to register the transfer or exchange of the Notes, replace stolen, lost, destroyed or mutilated certificates for the Notes, maintain paying agencies and hold moneys for payment in trust) or (ii) will not be under any obligation to comply with certain covenants and provisions applicable to the Notes, including those described above if the Corporation (A) irrevocably deposits with the Indenture Trustee, in trust for the holders of the Notes, (1) money or (2) noncallable obligations issued or fully guaranteed by the United States of America which through the payment of interest and income thereon and principal thereof will provide money, in each case in an amount sufficient to pay all the principal of (and premium of, if any) and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes and (B) shall have paid or caused to be paid all other sums payable with respect to the Notes. To exercise either of the options described above, the Corporation is required, among other things, to deliver to the Indenture Trustee an opinion of nationally recognized tax counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax in the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred, and an officer's certificate and opinion of counsel to the effect that all conditions precedent relating to such deposit and discharge under the Indenture have been complied with, and that such deposit and discharge will not cause any violation of the Investment Company Act of 1940, as amended, on the part of the Corporation, the trust, the trust funds representing such deposit or the Indenture Trustee.


MODIFICATION OF THE INDENTURE


    The Indenture contains provisions permitting the Corporation and the Indenture Trustee to modify or otherwise amend the Indenture, or any supplemental indenture thereto or the rights of the holders of the securities issued thereunder, with the consent of the holders of not less than a majority in principal amount of the securities of all series at the time outstanding under the Indenture which are affected by such modification or amendment (voting as one class); provided that no such modification or amendment shall (i) change the fixed maturity of any securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount due and payable upon the acceleration of the maturity thereof or the amount provable in bankruptcy, or make the principal of, or interest or premium on, any security payable in any coin or currency other than that provided in such security; (ii) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof;
(iii) reduce the aforesaid percentage in principal amount of securities, the consent of the holders of which is required for any such modification or amendment, or the percentage required for the consent of the holders to waive defaults, without the consent of the holder of each security so affected; or
(iv) modify or eliminate any of the provisions of the Indenture relating to a Change of Control or the obligation of the Corporation to offer to purchase Notes as set forth in "-- Certain Restrictive Covenants -- Limitation on Asset Sales," without, in the case of this clause (iv), the consent of holders of not less than two-thirds in principal amount of securities so affected.


CERTAIN DEFINITIONS

    "Additional Assets" means any Property (other than cash or cash equivalents) used in or substantially related to the businesses engaged in by the Corporation or its Restricted Subsidiaries as of the Issue Date.

    "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a company or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such company or other Person and (b) each Unrestricted Subsidiary shall be deemed to be an Affiliate of the Corporation and of each other Restricted Subsidiary and Unrestricted Subsidiary. Notwithstanding the foregoing, no Person (other than the Corporation or any subsidiary of the Corporation) in whom a Receivables Subsidiary makes an investment solely in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Corporation or any of its subsidiaries with respect to such investment (but may be deemed an Affiliate with respect to other transactions, if applicable).


    "Asset Sale" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (an "Assignment") by such Person or any of its Restricted Subsidiaries (including (x) issuances of Capital Stock by any Restricted Subsidiary of such Person and (y) any consolidation, merger or other sale of any such Restricted Subsidiary with, into or to another person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding (z) any Sale and Leaseback Transaction) in any single transaction or series of transactions of (i) shares of Capital Stock (other than directors' shares of Qualified Capital Stock) or other ownership interests of a subsidiary of such Person or (ii) any other Property (other than cash or cash equivalents) of such Person or any of its Restricted Subsidiaries (other than sales within the ordinary course of business) where the Fair Market Value of the shares, ownership interests, or other Property being sold, leased, or otherwise disposed of, in a single transaction or series of transactions, exceeds $25 million (except in the case of issuances of capital stock described in clause
(x) above, as to which the $25 million threshhold will not apply); provided that the term "Asset Sale" shall not include (a) any Assignment permitted pursuant to "-- Restrictions on Merger" which constitutes a disposition of all or substantially all of the Corporation's assets or properties, (b) any Assignment, consolidation or merger between or among such Person and its wholly-owned
Restricted Subsidiaries and any issuance of Capital Stock by a Restricted Subsidiary of such Person to such Person or one or more of its wholly-owned Restricted Subsidiaries, (c) any issuance of Capital Stock by CGC Inc. to employees or directors pursuant to employee benefit plans or to stockholders pursuant to dividend reinvestment plans, in each case approved by CGC Inc.'s board of directors (d) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary, (e) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction, (f) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (g) the grant of any license of patents, trademarks, registrations therefor and other similar intellectual property or (h) any Assignment of Property to any Joint Venture if, at the time such Assignment is made, the total of such Assignment and all Assignments previously made to Joint Ventures and not returned to the Corporation or its Restricted Subsidiaries in cash or in kind do not in the aggregate exceed 7.5% of the Corporation's consolidated Property, Plant and Equipment as shown or reflected on the Corporation's consolidated balance sheet most recently filed under the Exchange Act. In the case of clauses
(d) and (e) above, sales or transfers of accounts receivable and related assets shall not be excluded from the definition of Asset Sale to the extent that the Corporation records debt on its consolidated balance sheet in connection therewith in excess of 90% of the consolidated net book value of the Corporation's accounts receivable as shown or reflected on its books.


    "Attributable Value" means, as to any particular lease under which any Person is at the time liable, other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the greater of (i) the Fair Market Value of the property subject to such lease, or (ii) the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the interest rate borne by the Notes compounded semi-annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.


    "Average Life" means, as of any date, with respect to any debt security or Redeemable Stock that is Preferred Stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the date of each scheduled principal or redemption payment (including any sinking fund or mandatory redemption payment requirements) of such debt or equity security multiplied in each case and (y) the amount of such principal or redemption payment by (ii) the sum of all such principal or redemption payments.


    "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of any such Capital Lease Obligation shall be the capitalized amount thereof, determined in accordance with GAAP and as set forth or reflected in the Corporation's financial statements most recently filed under the Exchange Act.

    "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or to acquire an equity interest in such Person.

    "Change of Control" means an event or series of events by which (i)(A) the Corporation consolidates with or merges into any other Person or conveys, transfers or leases all or substantially all of its assets to any Person or group of Persons or (B) any Person consolidates with or merges into the Corporation, in the case of either (A) or (B) pursuant to a transaction or series of transactions (other than a transaction or series of transactions between the Corporation and a wholly owned Restricted Subsidiary of the Corporation if permitted under "Restrictions on Merger") as a result of which the existing shareholders of the Corporation immediately prior thereto would hold less than 50% of the combined voting power of the Voting Stock of the surviving Person, or (ii) any "person" or "group" (each as defined in Section 13(d)(3) and 13d-5 of the Exchange Act) becomes the "beneficial owner" (as defined under Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the total voting power of all classes of Voting Stock of the Corporation, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new or replacement directors whose election by the Board of Directors or whose nomination for election by the Corporation's stockholders was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; provided that in the event that a Person or group that is beneficial owner of 50% or less of the Voting Stock of the Corporation is able to elect a majority of the Board pursuant to an agreement with another holder or group of holders, a Change of Control will be deemed to have occurred.

    "Company"  includes  corporations,  associations,  companies  and   business
trusts.


    "Consolidated EBITDA" of any Person means, for any period, the Consolidated Net Income of such Person, increased (to the extent deducted in determining Consolidated Net Income) by the sum of (i) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP, (ii) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, (iii) depletion, depreciation and amortization expenses of such Person and its Restricted Subsidiaries for such period, (iv) other non-cash items of such Person and its Restricted Subsidiaries for such period to the extent such non-cash items reduced Consolidated Net Income, MINUS non-cash items for such period to the extent such non-cash items increased the Consolidated Net Income of such Person and its Restricted Subsidiaries; and (v) items shown as "Other Expense" on the consolidated statement of earnings of such

Person and its Restricted Subsidiaries for such period, but only to the extent such items reduced Consolidated Net Income by $3 million or less individually and by $6 million or less in the aggregate on an annualized basis during such period.



    "Consolidated Interest Coverage Ratio" means, as of the Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person, to
(ii) the aggregate Consolidated Interest Expense of such Person, in each case for the Determination Period assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date; PROVIDED that if such Person or any of its Restricted Subsidiaries is a party to any Interest Rate Protection Agreements which would have the effect of changing the interest rate on any Indebtedness of such Person or any of its subsidiaries for such Determination Period (or a portion thereof), the resulting rate shall be used for such Determination Period or portion thereof; and PROVIDED FURTHER that any Consolidated Interest Expense with respect to debt Incurred or retired by such Person or any of its Restricted Subsidiaries during theDetermination Period shall be calculated as if such debt was so Incurred or retired on the first day of the Determination Period; and PROVIDED FURTHER that if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio would have the effect of increasing or decreasing EBITDA, EBITDA shall be calculated on a pro forma basis as if such transaction had occurred on the first day of the Determination Period and if, during the same Determination Period (x) such Person or any of its subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (y) such Person or any of its Restricted Subsidiaries shall have acquired any material assets or Person outside of the ordinary course of business (including in a pooling of interests transaction), EBITDA shall be calculated on a PRO FORMA BASIS as if such acquisition had occurred on the first day of such period.



    "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication (i) the sum of (A) the aggregate amount of cash and non-cash interest expense (including capitalized interest and the interest component of any Capital Lease Obligation) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (x) any amortization of debt discount (but excluding non-cash amortization of debt discount associated with the implementation of the Restructuring), (y) net costs associated with Interest Rate Protection Agreements (including any amortization of discounts) and (z) all accrued interest; (B) Preferred Stock dividends of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) declared and payable in cash multiplied by a fraction the numerator of which is one and the denominator of which is one minus the Corporation's effective tax rate for such period; (C) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (D) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (E) to the extent any Indebtedness of any other Person is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such Indebtedness, minus
(ii) to the extent included in (i) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity; and in the case of both (i) and (ii) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries as determined in accordance with GAAP and excluding the amortization of capitalized reorganization debt discount costs associated with the revaluation of assets and liabilities with respect to the Restructuring as determined in accordance with GAAP and as set forth or reflected in the Corporation's financial statements most recently filed under the Exchange Act.

    "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication, (i) all items classified as extraordinary, (ii) any net loss or net income of any Person other than such Person and its Restricted Subsidiaries, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period, (iii) gains or losses in respect of Asset Sales by such Person or its Restricted Subsidiaries, (iv) the net income of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person is restricted by contract or otherwise, except for any dividends or distributions actually paid by such Restricted Subsidiary to such Person; provided that the net income of all such Restricted Subsidiaries shall be excluded from Consolidated Net Income only to the extent it exceeds $2 million per annum and (v) amortization of excess reorganization value and capitalized reorganization debt discount costs associated with the revaluation of assets and liabilities with respect to the Restructuring, in each case as set forth or reflected in the Corporation's financial statements most recently filed under the Exchange Act.



    "Consolidated Net Tangible Assets" means the aggregate amount of assets (including investments in Unrestricted Subsidiaries, but less applicable reserves and other properly deductible items) minus (i) all liabilities and liability items except (a) indebtedness for money borrowed maturing on, or extendable at the option of the obligor to, a date more than one year from the date of determination thereof, (b) deferred income taxes and (c) stockholders' equity and (ii) the asset value as reflected in the balance sheet of all goodwill, trade names, trademarks, patents, unamortized excess reorganization value, unamortized debt discount and expense and other like intangibles, in each case as determined in accordance with GAAP and as set forth or reflected in the Corporation's consolidated balance sheet most recently filed under the Exchange Act.



    "Consolidated Net Worth" of any Person means the stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less amounts attributable to Redeemable Stock of such Person and its Restricted Subsidiaries.



    "Credit Facility" means the bank credit facility entered into on July __, 1995 between the Corporation, on the one hand, and the banks signatory thereto on the other, and all related notes, collateral documents, guarantees, instruments and other agreements executed in connection therewith, as the same may be amended, modified, supplemented, restated or Refinanced from time to time, under which the Corporation is permitted to borrow up to $500 million.


    "Debt Rating" means the actual rating assigned to the Notes by Moody's or S&P, as the case may be. (The Indenture provides that the Corporation will use its best efforts to cause both Moody's and S&P to make a rating of the Notes publicly available, but in the event that either Moody's or S&P does not make a rating of the Notes publicly available, the Indenture provides that the Corporation shall select any other nationally recognized securities rating agency to make such a rating. In such event, the terms "Moody's" and "S&P," as the case may be, mean, for purposes of this definition, such other nationally recognized securities rating agency.)

    "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

    "Designated Event" shall be deemed to have occurred at such time as (a) a Change of Control occurs or (b) a Designated Restricted Payment Event occurs.

    "Designated Restricted Payment Event" means a (i) declaration or payment of any dividend on, or the making of any distribution on account of, the Corporation's capital stock or (ii) purchase, redemption, or acquisition or retirement for value of any capital stock (including any option, warrant or right to purchase capital stock) of the Corporation owned beneficially by a Person other than a wholly owned Restricted Subsidiary of the Corporation, by the Corporation or any subsidiary of the Corporation, if the aggregate dividends and repurchases referred to in clauses (i) and (ii) above for the consecutive twelve month period ending on the Transaction Date exceeds one half of the Consolidated Net Income of the Corporation for the eight fiscal quarters immediately prior to the Transaction Date for which consolidated financial statements are publicly available.


    "Determination Period" means the four consecutive fiscal quarters for which consolidated financial statements in respect thereof are available immediately prior to the applicable Transaction Date.


    "Domestic Joint Ventures" means Joint Ventures having their primary business operations inside the United States.

    "Domestic Restricted Subsidiary" means a Restricted Subsidiary having its primary business operations inside the United States.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

    "Fair Market Value" means, with respect to the total consideration received pursuant to any Asset Sale or any non-cash consideration received by any Person, the fair market value of such consideration as determined in good faith by the Board of Directors or a committee thereof.


    "Fiscal Year" means, with respect to the Corporation, the twelve consecutive months ending December 31.


    "Foreign Joint Ventures" means Joint Ventures having their primary business operations outside the United States.

    "Foreign Restricted Subsidiary" means a Restricted Subsidiary having its primary business operations outside the United States.

    "Full Rating Category" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, and C, and (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, and C. In determining whether the rating of the Notes has decreased by the equivalent of one Full Rating Category, gradation within Full Rating Categories (+ and - for S&P; 1, 2, and 3 for Moody's) shall be taken into account (e.g., with respect to S&P, a decline in rating from BB+ to BB-, or from BB to B+, will constitute a decrease of less than one Full Rating Category.)

    "GAAP" or "generally accepted accounting principles," with respect to any computation required or permitted hereunder shall, except as otherwise specifically provided, mean such accounting principles as are generally accepted in the United States of America at the date of such computation.


    "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing).



    "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence," "Incurred," and "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided that the recording by the Corporation of Indebtedness of a subsidiary as required in the preparation of consolidated financial statements of the Corporation shall not constitute an "Incurrence" of such Indebtedness by the Corporation for purposes of the covenant contained in "-- Certain Restrictive Covenants

- -- Limitation on Indebtedness;" and further provided that a change in GAAP that results in an obligation of a Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.



    "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for borrowed money, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person (other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business of such Person to the extent not drawn on or, if and to the extent drawn on, such drawing is reimbursed promptly following receipt by such Person of a demand for reimbursement following payment on the letter of credit),
(iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) any payment obligation of such Person under Interest Rate Protection Agreements at the time of determination, (viii) the Attributable Value of any obligation of such Person to pay rent or other amounts with respect to any Sale and Leaseback Transaction to which such Person is a party, and (ix) any obligation of the type referred to in clauses (i) through (viii) of this paragraph of another Person secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligations so secured. Notwithstanding the foregoing, the following shall not constitute Indebtedness: (w) obligations Incurred in connection with currency hedges and energy hedges entered into in the ordinary course of business and (x) Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary if such Indebtedness is defeased in accordance with its terms or, in the event that defeasance is not provided for in the instruments defining such Indebtedness, the Corporation irrevocably deposits in trust for the holders of such Indebtedness money or noncallable obligations issued or fully guaranteed by the United States of America which through the payment of interest and income thereon and principal thereof will provide money, in each case in an amount sufficient to pay all the principal of (and premium on, if any) and interest on such Indebtedness on the dates such payments are due in accordance with the terms thereof and shall pay or cause to be paid all other sums payable with respect thereto. The maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness arising from any Guarantee shall be limited to the lesser of (y) the amount of Indebtedness underlying such Guarantee or (z) the limit, if any, on recovery against the Guarantor contained in such Guarantee. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any contingent obligations as described above at such date.


    "Interest Rate Protection Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, currency swap agreement or other financial agreement or arrangement designed to protect such Person or its Restricted Subsidiaries against fluctuations in interest rate or currency exchange rates, as in effect from time to time.

    "Investment Grade" means a rating of at least BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's.

    "Investment Grade Status" shall be deemed to have been reached on the date that the Debt Rating by both Moody's and S&P is Investment Grade.

    "Issue Date" means the first day on which the Notes are issued.

    "Joint Ventures" means joint ventures or other risk sharing arrangements (which may include partnerships or corporations) the purpose of which is to engage in the same or complementary lines of business as the Corporation or a Restricted Subsidiary or in businesses consistent with the fundamental nature of the operating business of the Corporation or a Restricted Subsidiary.

    "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

    "Moody's" means Moody's Investors Service or any successor to the rating agency business thereof.


    "Net Cash Proceeds" from any Asset Sale by any Person or its Restricted Subsidiaries means cash, cash equivalents or readily marketable securities received, net of (i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection therewith, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all federal, state, provincial, foreign and local taxes arising in connection with such Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries,
(ii) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Properties in accordance with the terms of any Lien upon or with respect to such Properties or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, and (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such Asset Sale (except for distributions under this clause (iii) made to Affiliates of such Person or Restricted Subsidiaries); provided that, in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow, and provided that any non-cash consideration received in connection with an Asset Sale, which is within 90 days converted to cash, shall be deemed to be Net Cash Proceeds at such time and shall thereafter be applied in accordance with " -- Certain Restrictive Covenants -- Limitation on Asset Sales."



    "Permitted Refinancing Indebtedness" means Indebtedness of the Corporation, the proceeds of which are used to Refinance outstanding Indebtedness of the Corporation or any Restricted Subsidiary, provided that (i) if the Indebtedness being Refinanced is pari passu with or subordinated in right of payment to the Notes, then such Indebtedness is pari passu with or subordinated in right of payment to, as the case may be, the Notes at least to the same extent as the Indebtedness being Refinanced, (ii) such Indebtedness is scheduled to mature no earlier than the Indebtedness being Refinanced and (iii) such Indebtedness has an Average Life at the time such Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, and (iv) such Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, has an aggregate original issue price) not in excess of the aggregate principal amount then outstanding of the Indebtedness being Refinanced (or if the Indebtedness being Refinanced was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus all interest accrued thereon and all related fees, expenses, and redemption and repurchase premiums (including any payments made in connection with procuring any required lender or similar consents).


    "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

    "Principal Operating Property" means any manufacturing plant, or distribution or research facility, and related facilities located in the United States and owned and operated by the Corporation or any subsidiary for more than 90 days, other than any facility acquired for the control or abatement of atmospheric pollutants or contaminants, water pollution, noise, odor or other pollution.



    "Priority Indebtedness" means (without duplication) (a) the Capital Lease Obligations and Attributable Value of Sale and Leaseback Transactions of (x) the Corporation Incurred pursuant to clause (iv) of "-- Certain Restrictive Covenants -- Limitation on Indebtedness" or (y) any Restricted Subsidiary of the Corporation Incurred pursuant to clause (iii) of " -- Certain Restrictive Covenants -- Limitation on Restricted Subsidiary Indebtedness and Preferred Stock," (b) Indebtedness or Preferred Stock of any Restricted Subsidiary of the Corporation Incurred pursuant to clause (vi) of "-- Certain Restrictive Covenants -- Limitation on Restricted Subsidiary Indebtedness and Preferred Stock," (c) Indebtedness of the Corporation Incurred after the Issue Date which is secured by a Lien of the type covered by "-- Certain Restrictive Covenants -- Limitation Upon Secured Indebtedness of the Corporation and its Restricted Subsidiaries," but with respect to which the Notes are not equally and ratably secured and (d) the Attributable Value of any Sale and Leaseback Transactions referred to in clause (i) of the second paragraph of " -- Certain Restrictive Covenants -- Limitation Upon Sale and Leaseback Transactions" to the extent entered into after the Issue Date and not included under clause (a) above.


    "Priority Indebtedness Basket" means the greater of (a) 5% of Consolidated Net Tangible Assets of the Corporation and (b) $225 million.

    "Project Financing" means Indebtedness incurred to finance the construction, development or acquisition of property or assets, with respect to which Indebtedness recourse is limited to (x) the property or assets constituting all or a portion of the project being financed with the proceeds of such Indebtedness and the funds generated from such project upon the completion of such project, (y) the entity undertaking such project if such entity exists for the primary purpose of operating such project, and/or (z) a Restricted or Unrestricted Subsidiary to the extent it Guarantees such Indebtedness; provided that Indebtedness associated with any Guarantee made by a Restricted Subsidiary shall be charged against the Priority Indebtedness Basket (unless to do so would be duplicative).

    "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.


    "Qualified Capital Stock" means Capital Stock of the Corporation or any of its Restricted Subsidiaries that does not by its terms require any dividends, distributions, mandatory repayment or mandatory redemption prior to the first anniversary following the Stated Maturity of the Notes.



    "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Corporation or any of its subsidiaries pursuant to which the Corporation or any of its subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Corporation or any of its subsidiaries) and (ii) any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Corporation or any of its subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contacts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.



    "Rating Decline" means the occurrence of the following on or within 90 calendar days after the date of public disclosure of the occurrence of a Designated Event (which period will be extended, for a period not to exceed 90 calendar days, so long as the Debt Rating is under publicly announced consideration for possible downgrading by both Moody's and S&P): (i) in the event the Notes are rated Investment Grade by Moody's or S&P on the earlier of the date immediately preceding the date of the public disclosure of (w) the occurrence of a Designated Event or (x) (if applicable) the intention of the Corporation to effect a Designated

Event, the Debt Rating by both Moody's and S&P shall be below Investment Grade; or (ii) in the event the Notes are rated below Investment Grade by both Moody's and S&P on the earlier of the date immediately preceding the date of the public disclosure of (y) the occurrence of a Designated Event or (z) (if applicable) the intention of the Corporation to effect a Designated Event, the Debt Rating by each of Moody's and S&P shall be decreased by at least one Full Rating Category.

    "Receivables Subsidiary" means a wholly owned subsidiary of the Corporation which engages in no activities other than in connection with the financing of accounts receivable and which is designated by or pursuant to the authority of the Board of Directors of the Corporation (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Corporation or any subsidiary of the Corporation (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Corporation or any subsidiary of the Corporation in any way other than pursuant to representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Corporation or any subsidiary of the Corporation, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction and (b) with which neither the Corporation nor any subsidiary of the Corporation has any obligation to maintain or preserve such subsidiary's financial condition (other than restrictions on dividends and distributions by such subsidiary) or cause such subsidiary to achieve certain levels of operating results. Any such designation shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Corporation giving effect to or authorizing such designation and an officer's certificate certifying that such designation complied with the foregoing conditions.

    "Redeemable Stock" of any Person means any equity security of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise, is required to be redeemed or is redeemable at the option of the holder thereof, in whole or part, prior to the Stated Maturity of the Notes, or is exchangeable for debt at any time, in whole or part, prior to the Stated Maturity of the Notes.

    "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for redemption of such Note pursuant to the Indenture.

    "Refinance" means, with respect to any Indebtedness, to renew, extend, refinance, refund, replace or repurchase, or be substituted for, such Indebtedness and "Refinancing" means the renewal, extension, refinancing, refunding, replacement or repurchasing of, or substitution for, such Indebtedness.

    "Restricted Payment" means (i) a dividend or other distribution declared or paid on the Capital Stock of the Corporation or to the Corporation's stockholders (in their capacity as such), or declared or paid to any Person other than the Corporation or a Restricted Subsidiary of the Corporation on the Capital Stock of any Restricted Subsidiary of the Corporation, in each case, other than dividends, distributions or payments payable or made solely in Qualified Capital Stock of the Corporation, (ii) a payment made by the Corporation or any of its Restricted Subsidiaries (other than to the Corporation or any Restricted Subsidiary of the Corporation) to purchase, redeem, acquire or retire any Capital Stock of the Corporation or of a Restricted Subsidiary or
(iii) a payment made by the Corporation or any of its Restricted Subsidiaries to redeem, repurchase, defease (including, but not limited to, insubstance or legal defeasance) or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund or mandatory redemption payment, Indebtedness of the Corporation which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes and which was scheduled to mature (after giving effect to any and all options to extend the maturity thereof) on or after the Stated Maturity of the Notes.


    "Restricted Subsidiary" means (i) prior to the Corporation achieving Investment Grade Status, any subsidiary of the Corporation which is not an Unrestricted Subsidiary and (ii) following the Corporation achieving Investment Grade Status, any subsidiary of the Corporation which owns any Principal Operating

Property; provided, however, that the definition of Restricted Subsidiary contained in clause (i) above shall continue to apply for the purpose of calculating the Consolidated Interest Coverage Ratio of the Corporation and for the purpose of clause (vi) of the second paragraph under " -- Certain Restrictive Covenants -- Limitation on Indebtedness."


    "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill, Inc., or any successor to the rating agency business thereof.

    "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

    "Senior Indebtedness" means, at any date, any outstanding Indebtedness of the Corporation that is pari passu in right of payment with the Notes.


    "Stated Maturity" means, when used with respect to any security, the date specified in such security as the fixed date on which the principal or redemption price of such security is due and payable and, when used with respect to any installment of interest on a security, the fixed date on which such installment of interest is due and payable. The Stated Maturity of a Capital Lease Obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.


    "Transaction Date" means the date of any transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio or to determine whether there has been a Designated Event.


    "Unrestricted Subsidiary" means (a) USG Funding Corporation and (b) any subsidiary of the Corporation that the Corporation has classified pursuant to "Restricted and Unrestricted Subsidiaries" as an Unrestricted Subsidiary and that has not been reclassified as a Restricted Subsidiary.


    "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only as long as no senior class of securities has such voting power by reason of any contingency.

                     DESCRIPTION OF OTHER DEBT OBLIGATIONS


    The Senior 1996 Notes, the Senior 1997 Notes, the Senior 2001 Notes and the Senior 2017 Debentures were issued under the Indenture (the "Other Indenture Securities"). The Senior 1996 Notes bear interest at 8% per annum and will mature on December 15, 1996. The Senior 1997 Notes bear interest at 8% per annum and will mature on March 15, 1997. The Senior 2017 Debentures bear interest at 8.75% per annum and will mature on March 1, 2017. The Other Indenture Securities rank pari passu with the Notes and with all other senior indebtedness of the Corporation. The Other Indenture Securities will be secured by security interests in capital stock of certain of the Corporation's subsidiaries under the Collateral Trust Agreement. See "Capitalization" and "Description of Collateral Trust."


    The Senior 1996 Notes, the Senior 1997 Notes and the Senior 2001 Notes may not be redeemed at the option of the Corporation prior to maturity.

    The Senior 2017 Debentures may be redeemed at the option of the Corporation at face amount plus a premium in whole or in part from time to time on at least 30 and not more than 90 days' notice by mail to registered holders thereof.


    Notwithstanding the foregoing provision, the Corporation may not redeem any of the Senior 2017 Debentures prior to March 1, 1997, directly or indirectly, from or in anticipation of moneys borrowed by or for the account of the Corporation or any of its Subsidiaries at an interest cost of less than 8.77% per annum.



    As a mandatory sinking fund for the Senior 2017 Debentures, the Corporation will pay to the Indenture Trustee before March 1, in each of the years 1998 to 2016, inclusive, an amount in cash sufficient to redeem, at the Sinking Fund Redemption Price, $10,000,000 aggregate principal amount of the Senior 2017 Debentures. At its option, the Corporation may pay to the Indenture Trustee before each mandatory sinking fund payment date an additional amount in cash sufficient to redeem at the Sinking Fund Redemption Price up to an additional $15,000,000 aggregate principal amount of the Senior 2017 Debentures. The right to make such optional sinking fund payments is not cumulative, but any optional sinking fund payment may be used to reduce the amount of any subsequent mandatory sinking fund payment.



    The Other Indenture Securities are entitled to the benefit of covenants limiting the ability of the Corporation and certain restricted subsidiaries to
(i) incur certain secured debt without equally and ratably securing the Other Indenture Securities, (ii) entering into certain sale and leaseback transactions involving principal operating properties and (iii) enter into merger transactions unless certain conditions are satisfied. The provisions described above under "Description of Notes" concerning defeasance also apply to the Other Indenture Securities.



    The Corporation and U.S. Gypsum are co-obligors with respect to the 7 7/8% Sinking Fund Debentures due 2004 (the "Senior 2004 Debentures"). The Senior 2004 Debentures will also be secured by security interests in capital stock of certain of the Corporation's domestic subsidiaries under the Collateral Trust Agreement. See "Capitalization" and "Description of Collateral Trust."


                        DESCRIPTION OF COLLATERAL TRUST


    In connection with entering into the New Credit Agreement, the Corporation will establish a collateral trust pursuant to the Collateral Trust Agreement (the "Collateral Trust Agreement"), among the Corporation and its significant subsidiaries (collectively, the "Grantors") and Wilmington Trust Company and William J. Wade (collectively, the "Collateral Trustee"). Under the Collateral Trust Agreement, the Grantors will grant a security interest in all of the capital stock (and associated rights and proceeds thereof) of the Corporation's significant subsidiaries which presently include U. S. Gypsum, USG Interiors, L&W Supply and USG Foreign Investments, Ltd. (collectively, the "Collateral"). The Collateral will be held in trust for the equal and ratable benefit of the holders of (i) the Bank Debt, (ii) the Notes, (iii) the Other Indenture Securities, (iv) the Senior 2004 Debentures, (v) the 10 1/4% Senior Notes, and
(vi) any indebtedness that arises from the refinancing of the foregoing (the "Senior Secured Obligations").



    Under the Collateral Trust Agreement, an "Actionable Default" occurs upon the acceleration of any of the Senior Secured Obligations. A "Notice of Actionable Default" may be given (i) in the case of acceleration of the Bank Debt, automatically or by the agent under the New Credit Agreement at the request or with the consent of the holders of a majority of the Bank Debt (the "Requisite Bank Lenders"); or (ii) in the case of an acceleration of any series of securities or other refinancing instrument by the trustee or other representative under the indenture or refinancing instrument or, if provided under the terms of such indenture or refinancing instrument, by the requisite holders of such debt. A Notice of Actionable Default may be withdrawn by the party which gave it (i) at any time before the Collateral Trustee has exercised any remedies with respect to the Collateral as a result thereof or (ii) after the Collateral Trustee has exercised remedies if (a) the Corporation indemnifies the holders of the Senior Secured Obligations with respect to the costs and expenses incurred by them in connection with reversing all actions that the Collateral Trustee has taken to exercise any remedy or remedies with respect to the Collateral and (b) the Requisite Bank Lenders consent to such withdrawal. In addition, a Notice of Actionable Default is deemed withdrawn when the party giving such Notice has acknowledged payment in full of the Senior Secured Obligations owing to it. Until such time as any Notice of Actionable Default is given (and after the time when any such Notice has been withdrawn), the pledgor thereof may vote any securities comprising Collateral. At any time when a Notice of Actionable Default has been given and not withdrawn, the Collateral Trustee may, upon written notice to the Corporation, vote any securities comprising Collateral.



    All of the Collateral will be released (i) once the Corporation's senior public debt is rated "Investment Grade" (a rating of BBB- or higher by Standard & Poor's Ratings Group and Baa3 or higher by Moody's Investors Service, Inc.) and all accrued and unpaid Collateral Trustee's fees have been paid in full,
(ii) upon the consent and direction of all holders of Bank Debt and all accrued and unpaid Collateral Trustee's fees have been paid in full, or (iii) at such time as the Bank Debt has been repaid in full and the commitments of the Bank Group to made advances under the New Credit Agreement have terminated and all accrued and unpaid Collateral Trustee's fees have been paid in full. In addition, the Requisite Bank Lenders may instruct the Collateral Trustee to release specified portions of the Collateral (e.g., in the case of asset sales approved by the holders of the Bank Debt under the New Credit Agreement) provided that no Actionable Default has occurred. The holders of the Notes do not have any similar rights to authorize release of the Collateral. Under the terms of the Collateral Trust Agreement, the Collateral so released revert to the Grantors and are not required to be distributed into the Collateral Account (defined below). For a description of the rights of the holders of the Bank Debt under the New Credit Agreement, see "Description of New Credit Agreement."



    Following receipt of a Notice of Actionable Default and during such time as such Notice of Actionable Default shall not have been withdrawn, the Requisite Bank Lenders have the right to direct the Collateral Trustee to exercise, or refrain from exercising, any rights or remedies with respect to the Collateral. The holders of the Notes do not have any similar right to direct the actions of the Collateral Trustee. See "Risk Factors - Control of Collateral Trust Agreement by Bank Group." At any time when a Notice of Actionable Default has been given and not withdrawn, the Collateral Trustee may, and at the direction of the Requisite Bank Lenders shall, among other things, sell the Collateral for the benefit of the holders of the Senior Secured Obligations. Funds derived from any sale of Collateral and (at all times after a Notice of Actionable Default has been given and not withdrawn) dividends and distributions received on the Collateral are to be deposited to the collateral account established under the Collateral Trust Agreement (the "Collateral Account"). The Collateral Trustee shall distribute all moneys in the Collateral Account as follows: (i) first, to the Collateral Trustee for unpaid fees; (ii) second, to the holders of the Senior Secured Obligations ratably (on the basis of unpaid amounts) to (a) pay the portion of the Senior Secured Obligations which is then due and payable and
(b) provide cash collateral (on a dollar-for-dollar basis) for the portion of the Senior Secured Obligations which is not then due and payable; and (iii) third, to the Grantors.


                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement, the Corporation has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the aggregate principal amount of Notes set forth opposite the name of such Underwriter:

                                                                                   PRINCIPAL
                                                                                     AMOUNT
UNDERWRITER                                                                         OF NOTES
- --------------------------------------------------------------------------------  ------------
Salomon Brothers Inc............................................................   $
BT Securities Corporation.......................................................   $
Citicorp Securities, Inc........................................................   $
Chemical Securities Inc.........................................................   $
    Total.......................................................................   $

    In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the entire amount of the Notes offered hereby if any Notes are purchased. The Underwriters have advised the Corporation that they propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such offering price less a concession not in excess of % principal amount of the Notes. The Underwriters may allow, and such dealers may reallow, a concession not in excess of % of the principal amount of the Notes to certain other dealers. After the offering of the Notes commences, the public offering price or such concessions may be changed. In the event of a default by any one or more of the Underwriters, the Underwriting Agreement provides that, in certain circumstances, the purchase commitment of the nondefaulting Underwriters may be increased or the Underwriting Agreement terminated.

    The Underwriting Agreement provides that the Corporation will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriters may be required to make in respect thereof.

    The Underwriters have advised the Corporation that they currently intend to make a market in the Notes; however, they are not obligated to do so and any market making may be discontinued at any time without notice. No assurance can be given as to the development or liquidity of any trading market in the Notes. If an active market does not develop, the market price and liquidity of the Notes may be adversely effected.

    The Underwriters and their affiliates from time to time engage in investment banking and commercial banking transactions with the Corporation in the ordinary course of business. Chemical Securities Inc. is acting as arranger of the New Credit Agreement, and its affiliate, Chemical Bank, is agent bank under the New Credit Agreement. Bankers Trust Company and Citibank, N.A., which are affiliates of BT Securities Corporation and Citicorp Securities, Inc., respectively, are acting as managing agents under the New Credit Agreement. Salomon Brothers Inc ("Salomon") has provided financial advisory and investment banking services to the Corporation from time to time for which it has received customary fees and reimbursement of expenses including, advising the Corporation from April 1991 to May 1993 in connection with the development and implementation of the Restructuring. Salomon also acted as an underwriter in the Corporation's public offering of its Common Stock in March 1994.

                                 LEGAL MATTERS

    The validity of the Notes will be passed upon by Kirkland & Ellis, Chicago, Illinois. Certain legal matters will be passed upon for the Underwriters by Wachtell, Lipton, Rosen & Katz, New York, New York.

                                    EXPERTS

    The consolidated financial statements and supplemental schedules of the Corporation and its subsidiaries, included and incorporated in this prospectus by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included and incorporated herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said reports, which (1) for the Restructured Company, includes an explanatory paragraph with respect to the asbestos litigation as discussed in Notes to the Financial Statements -- "Litigation" note and an explanatory paragraph with respect to the change in the method of accounting for asbestos-related matters also as discussed in Notes to the Financial Statements -- "Litigation" note; and (2) for the Predecessor Company, includes an explanatory paragraph with respect to the asbestos litigation as discussed in Notes to the Financial Statements --"Litigation" note and an explanatory paragraph with respect to the changes in the methods of accounting for post retirement benefits other than pensions and accounting for income taxes as discussed in Notes to Financial Statements -- "Cumulative Effect of Changes in Accounting Principles" note.

                             AVAILABLE INFORMATION

    The Corporation has filed with the Securities and Exchange Commission (the "Commission" or the "SEC") a Registration Statement on Form S-3 (the "Registration Statement") (which term shall encompass all amendments, exhibits and schedules thereto) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Such additional information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained by mail from the public reference section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete but such statements are complete in all material respects for the purposes herein made. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

    The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports and other information with the Commission. Such reports and other information filed with the Commission, as well as the Registration Statement, can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports and other information with respect to the Corporation are available for inspection at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Chicago Stock Exchange, Inc., One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605.

                     INFORMATION INCORPORATED BY REFERENCE

    The Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, its Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and its Report on Form 8-K dated May 24, 1995 have been filed by the Corporation with the Commission (File No. 1-8864) and are specifically incorporated herein by reference.

    All documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination or completion of this offering shall be deemed to be incorporated by reference in this Prospectus and to be part of this Prospectus from the date of the filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Corporation hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the information filed by it that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference herein unless such exhibits are specifically incorporated by reference in such information). Requests for such information should be directed to USG Corporation, 125 South Franklin Street, Chicago, Illinois 60606-4678, Attention: Investor Relations (telephone number: (312) 606-4000).

                                USG CORPORATION

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

    On May 6, 1993, the Corporation completed the Restructuring through implementation of the Prepackaged Plan as described in the notes to financial statements. The consolidated financial statements and notes thereto for the interim periods ended March 31, 1995 and 1994, presented on pages F-2 through F-12, and the year ended December 31, 1994 and period of May 7 through December 31, 1993, presented on pages F-13 through F-44, report financial data for the restructured USG Corporation. As a result of the Restructuring and implementation of fresh start accounting, these restructured company financial results are not comparable to results reported in the periods prior to May 7, 1993 for the predecessor USG Corporation which are presented separately for the period of January 1 through May 6, 1993 and the year ended December 31, 1992 on pages F-47 through F-73. Because the Restructuring was implemented on May 6, 1993, the Restructuring transaction and accounting adjustments associated with the implementation of fresh start accounting are reflected in the results of the predecessor company. All historical financial information presented on pages F-2 through F-77 should be read in conjunction with the information included in this Prospectus under "Capitalization," and "Management's Discussion and Analysis of "Results of Operations and Financial Condition."

                                                                                                               PAGE
                                                                                                             ---------
RESTRUCTURED COMPANY:
  CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED):
    Consolidated Statements of Earnings -- Three months ended March 31, 1995 and 1994......................     F-2
    Consolidated Balance Sheet -- As of March 31, 1995 and December 31, 1994...............................     F-3
    Consolidated Statement of Cash Flows -- Three months ended March 31, 1995 and 1994.....................     F-4
    Notes to Interim Financial Statements..................................................................     F-5
  Consolidated Statement of Earnings -- Year ended December 31, 1994 and May 7 through December 31, 1993...    F-13
  Consolidated Balance Sheet -- As of December 31, 1994 and December 31, 1993..............................    F-14
  Consolidated Statement of Cash Flows -- Year ended December 31, 1994 and May 7 through December 31,
   1993....................................................................................................    F-15
  Notes to Financial Statements............................................................................    F-16
  Report of Independent Public Accountants.................................................................    F-46
PREDECESSOR COMPANY:
  Consolidated Statement of Earnings -- January 1 through May 6, 1993 and year ended December 31, 1992.....    F-47
  Consolidated Balance Sheet -- As of May 6, 1993..........................................................    F-48
  Consolidated Statement of Cash Flows -- January 1 through May 6, 1993 and year ended December 31, 1992...    F-49
  Notes to Financial Statements............................................................................    F-50
  Report of Independent Public Accountants.................................................................    F-75
SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)..............................................................    F-76

All other schedules have been omitted because they are not applicable, are not required, or the information is included in the financial statements or notes thereto.

                                USG CORPORATION

                             (RESTRUCTURED COMPANY)
                       CONSOLIDATED STATEMENT OF EARNINGS
                  (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                          THREE MONTHS ENDED
                                                                                              MARCH 31,
                                                                                    ------------------------------
                                                                                         1995            1994
                                                                                    --------------  --------------
Net Sales.........................................................................  $          598  $          506
Cost of products sold.............................................................             446             396
                                                                                    --------------  --------------
Gross Profit......................................................................             152             110
Selling and administrative expenses...............................................              60              57
Amortization of excess reorganization value.......................................              42              42
                                                                                    --------------  --------------
Operating Profit..................................................................              50              11
Interest expense..................................................................              27              37
Interest income...................................................................              (2)             (3)
Other expense/(income), net.......................................................              --               1
                                                                                    --------------  --------------
Earnings/(Loss) Before Taxes on Income............................................              25             (24)
Taxes on income...................................................................              27              10
                                                                                    --------------  --------------
Net Loss..........................................................................              (2)            (34)
                                                                                    --------------  --------------
                                                                                    --------------  --------------
Net Loss Per Common Share.........................................................           (0.05)          (0.87)
                                                                                    --------------  --------------
                                                                                    --------------  --------------
Dividends paid per common share...................................................              --              --
Average number of common shares...................................................      45,085,540      39,134,246

SEE ACCOMPANYING NOTES TO INTERIM FINANCIAL STATEMENTS.

                                USG CORPORATION

                             (RESTRUCTURED COMPANY)
                           CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN MILLIONS)

                                     ASSETS

                                                                                       AS OF            AS OF
                                                                                     MARCH 31,       DECEMBER 31,
                                                                                       1995              1994
                                                                                 -----------------  --------------
Current Assets:
Cash and cash equivalents......................................................      $      94        $      197
Receivables (net of reserves -- $16 and $14)...................................            296               274
Inventories....................................................................            190               173
                                                                                        ------            ------
  Total current assets.........................................................            580               644
                                                                                        ------            ------
Property, Plant and Equipment (net of reserves for depreciation and depletion
 -- $90 and $80)...............................................................            770               755
Excess Reorganization Value (net of accumulated amortization -- $324 and
 $282).........................................................................            519               561
Other Assets...................................................................            171               164
                                                                                        ------            ------
  Total Assets.................................................................          2,040             2,124
                                                                                        ------            ------
                                                                                        ------            ------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable...............................................................            145               122
Accrued expenses...............................................................            217               253
Notes payable..................................................................              5                 1
Long-term debt maturing within one year........................................              3                44
Taxes on income................................................................             51                35
                                                                                        ------            ------
  Total current liabilities....................................................            421               455
                                                                                        ------            ------
Long-Term Debt.................................................................          1,018             1,077
Deferred Income Taxes..........................................................            177               179
Other Liabilities..............................................................            426               421
Stockholders' Equity/(Deficit):
Preferred stock................................................................             --                --
Common stock...................................................................              5                 5
Capital received in excess of par value........................................            221               221
Deferred currency translation..................................................             (5)              (13)
Reinvested earnings/(deficit)..................................................           (223)             (221)
                                                                                        ------            ------
  Total stockholders' equity/(deficit).........................................             (2)               (8)
                                                                                        ------            ------
  Total Liabilities and Stockholders' Equity...................................          2,040             2,124
                                                                                        ------            ------
                                                                                        ------            ------

SEE ACCOMPANYING NOTES TO INTERIM FINANCIAL STATEMENTS.

                                USG CORPORATION

                             (RESTRUCTURED COMPANY)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

                                                                                                   THREE MONTHS ENDED
                                                                                                       MARCH 31,
                                                                                                  --------------------
                                                                                                    1995       1994
                                                                                                  ---------  ---------
Cash Flows from Operating Activities:
Net loss........................................................................................  $      (2) $     (34)
Adjustments to reconcile net loss to net cash:
  Amortization of excess reorganization value...................................................         42         42
  Depreciation, depletion and other amortization................................................         17         18
  Deferred income taxes.........................................................................         (2)         7
  Net (gain)/loss on asset dispositions.........................................................         (3)        --
(Increase)/decrease in working capital:
  Receivables...................................................................................        (22)       (25)
  Inventories...................................................................................        (17)       (21)
  Payables......................................................................................         39         15
  Accrued expenses..............................................................................        (36)         2
Increase in other assets........................................................................         (7)        (9)
Increase in other liabilities...................................................................          5          4
                                                                                                  ---------  ---------
  Net cash flows (to)/from operating activities.................................................         14         (1)
                                                                                                  ---------  ---------
Cash Flows from Investing Activities:
Capital expenditures............................................................................        (24)        (7)
Net proceeds from asset dispositions............................................................          6         --
                                                                                                  ---------  ---------
  Net cash flows to investing activities........................................................        (18)        (7)
                                                                                                  ---------  ---------
Cash Flows from Financing Activities:
Issuance of debt................................................................................          6        114
Repayment of debt...............................................................................       (105)      (207)
Proceeds from public offering of common stock...................................................         --        224
                                                                                                  ---------  ---------
  Net cash flows (to)/from financing activities.................................................        (99)       131
                                                                                                  ---------  ---------
Net Increase/(Decrease) in Cash & Cash Equivalents..............................................       (103)       123
                                                                                                  ---------  ---------
Cash & cash equivalents at beginning of period..................................................        197        211
                                                                                                  ---------  ---------
Cash & cash equivalents at end of period........................................................         94        334
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------
Supplemental Cash Flow Disclosures:
Interest paid...................................................................................  $      25  $      22
Income taxes paid...............................................................................         13          4
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------

SEE ACCOMPANYING NOTES TO INTERIM FINANCIAL STATEMENTS.

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                     NOTES TO INTERIM FINANCIAL STATEMENTS
                                  (UNAUDITED)

 (1) The consolidated financial statements of USG Corporation and its subsidiaries ("USG" or the "Corporation") included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the statements reflect all adjustments, which are of a normal recurring nature, necessary to present fairly the Corporation's financial position as of March 31, 1995 and December 31, 1994; and results of operations and cash flows for the three months ended March 31, 1995 and 1994. While these interim financial statements and accompanying notes are unaudited, they have been reviewed by Arthur Andersen LLP, the Corporation's independent public accountants. These financial statements and notes are to be read in conjunction with the financial statements and notes included in the Corporation's 1994 Annual Report on Form 10-K dated March 8, 1995.

 (2) In the fourth quarter of 1994, the Corporation established a revolving accounts receivable facility. Under this new financing program, the trade receivables of United States Gypsum Company ("U.S. Gypsum") and USG
     Interiors, Inc. ("USG Interiors") are being purchased by USG Funding Corporation ("USG Funding") and transferred to a trust administered by Chemical Bank as trustee. Certificates representing an ownership interest of up to $130 million in the trust have been issued to an affiliate of Citicorp North America, Inc. USG Funding, a special purpose subsidiary of USG Corporation, is a separate corporate entity with its own separate creditors which will be entitled to be satisfied out of USG Funding's assets prior to any value in USG Funding becoming available to its shareholder. Receivables and debt outstanding in connection with the receivables facility remain in receivables and long-term debt, respectively, on the Corporation's consolidated balance sheet.

 (3) On May 6, 1993, the Corporation completed a comprehensive restructuring of its debt through implementation of a "prepackaged" plan of reorganization under United States bankruptcy law. The Corporation accounted for the restructuring using the principles of fresh start accounting as required by AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7" ). Pursuant to such principles, individual assets and liabilities were adjusted to fair market value. Excess reorganization value, the portion of the reorganization value not attributable to specific assets, is being amortized over a five-year period, effective May 7, 1993.

 (4) Income tax expense amounted to $27 million and $10 million for the three months ended March 31, 1995 and 1994, respectively. The Corporation's income tax expense is computed based on pre-tax earnings excluding the non-cash amortization of excess reorganization value, which is not deductible for federal income tax purposes. Further, under the provisions of SOP 90-7, the benefits of the domestic net operating loss carryforwards ("NOL Carryforwards") discussed below are not reflected in income tax expense.

    The Corporation has NOL Carryforwards of $49 million remaining from 1992. These NOL Carryforwards may be used to offset U.S. taxable income through 2007. The Internal Revenue Code limits the Corporation's annual use of its NOL Carryforwards to the lesser of its taxable income or approximately $30 million plus any unused limit from prior years. Furthermore, due to the uncertainty regarding the application of the Internal Revenue Code to the exchange of stock for debt, the Corporation's NOL Carryforwards to 1994 and later years could be reduced or eliminated. The Corporation has a $4 million minimum tax credit which may be used to offset U.S. regular tax liability in future years.

 (5) As of March 31, 1995, 2,750,555 common shares were reserved for future issuance in conjunction with existing stock option grants. An additional 11,105 common shares were reserved for future grants.

 (6) One of the Corporation's operating subsidiaries, U.S. Gypsum, is a defendant in asbestos lawsuits alleging both property damage and personal injury. Virtually all costs of the Personal Injury Cases are

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
               NOTES TO INTERIM FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)
    being paid by insurance. However, many of U.S. Gypsum's insurance carriers are denying coverage for the Property Damage Cases, although U.S. Gypsum believes that substantial coverage exists and the trial court and an appellate court in U.S. Gypsum's Coverage Action have so ruled. The carriers are seeking reconsideration of the Illinois Supreme Court's refusal to review the appellate court's ruling. In view of the limited insurance funding currently available to U.S. Gypsum for Property Damage Cases resulting from continued resistance by a number of U.S. Gypsum's insurers to providing coverage, the effect of the asbestos litigation on the Corporation will depend upon a variety of factors, including the damages sought in Property Damage Cases that reach trial prior to the completion of the Coverage Action, U.S. Gypsum's ability to successfully defend or settle such cases, and the resolution of the Coverage Action. As a result, management is unable to determine whether an adverse outcome in the asbestos litigation will have a material adverse effect on the results of operations or the consolidated financial position of the Corporation.

    The Corporation and certain of its subsidiaries have been notified by state and federal environmental protection agencies of possible involvement as one of numerous "potentially responsible parties" in a number of so-called
    "Superfund" sites in the United States. The Corporation believes that neither these matters nor any other known governmental proceeding regarding environmental matters will have a material adverse effect upon its earnings or consolidated financial position.

 (7) On January 1, 1985, all of the issued and outstanding shares of stock of U.S. Gypsum were converted into shares of USG Corporation and the holding company became a joint and several obligor for certain debentures originally issued by U.S. Gypsum. Debentures totaling $22 million and $33 million were recorded on the holding company's books of account as of March 31, 1995 and December 31, 1994, respectively. Summary financial results for U.S. Gypsum are presented below (dollars in millions):

                           SUMMARY STATEMENT OF EARNINGS

                                                                       THREE MONTHS ENDED
                                                                           MARCH 31,
                                                                      --------------------
                                                                        1995       1994
                                                                      ---------  ---------
Net sales...........................................................  $     332  $     269
Cost and expenses...................................................        255        224
Amortization of excess reorganization value.........................         15         15
                                                                      ---------  ---------
Operating profit....................................................         62         30
Interest expense, net...............................................         --         --
Corporate charges...................................................         22         24
                                                                      ---------  ---------
Earnings before taxes on income.....................................         40          6
Taxes on income.....................................................         21          9
                                                                      ---------  ---------
Net earnings/(loss).................................................         19         (3)
                                                                      ---------  ---------
                                                                      ---------  ---------

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
               NOTES TO INTERIM FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

                             SUMMARY BALANCE SHEET

                                                               AS OF MARCH     AS OF
                                                                   31,       DEC. 31,
                                                                  1995         1994
                                                               -----------  -----------
Current assets...............................................   $     381    $     345
Property, plant and equipment, net...........................         503          491
Excess reorganization value, net.............................         189          204
Other assets.................................................         106          103
                                                               -----------  -----------
Total assets.................................................       1,179        1,143
                                                               -----------  -----------
                                                               -----------  -----------
Current liabilities..........................................         212          197
Other liabilities and obligations............................         256          256
Stockholder's equity.........................................         711          690
                                                               -----------  -----------
Total liabilities and stockholder's equity...................       1,179        1,143
                                                               -----------  -----------
                                                               -----------  -----------

 (8) As of March 31, 1995, $298 million aggregate principal amount of 10 1/4% senior notes due 2002 were outstanding. Each of U.S. Gypsum, USG Industries, Inc., USG Interiors, USG Foreign Investments, Ltd., L&W Supply Corporation, Westbank Planting Company, USG Interiors International, Inc., American Metals Corporation and La Mirada Products Co., Inc. (together, the "Combined Guarantors") guaranteed, in the manner described below, the obligations of the Corporation under its bank term loans' credit agreement and 10 1/4% senior notes. The Combined Guarantors are jointly and severally liable under the guarantees. Holders of the bank term loans have the right to: (i) determine whether, when and to what extent the guarantees will be enforced (provided that each guarantee payment will be applied to the bank term loans and 10 1/4% senior notes pro rata based on the respective amounts owed thereon); and (ii) amend or eliminate the guarantees. The guarantees will terminate when the bank term loans are retired regardless of whether any such 10 1/4% senior notes remain unpaid. The liability of each of the Combined Guarantors on its guarantee is limited to the greater of: (i) 95% of the lowest amount, calculated as of July 13, 1988, sufficient to render the guarantor insolvent, leave the guarantor with unreasonably small capital or leave the guarantor unable to pay its debts as they become due (each as defined under applicable law); and (ii) the same amount, calculated as of the date any demand for payment under such guarantee is made, in each case plus collection costs. The guarantees are senior obligations of the applicable guarantor and rank PARI PASSU with all unsubordinated obligations of the guarantor.

    Subsidiaries other than the Combined Guarantors (the "Combined Non-Guarantors"), substantially all of which are subsidiaries of Guarantors, primarily include CGC Inc., Gypsum Transportation Limited, USG Canadian Mining Ltd. and the Corporation's Mexican, European and Pacific subsidiaries. USG Funding is also a Non-Guarantor. The long-term debt of the Combined Non-Guarantors of $84 million as of March 31, 1995 and December 31, 1994, has restrictive covenants that restrict, among other things, the payment of dividends.

    The following condensed consolidating information presents:

    (i) Condensed financial statements as of March 31, 1995 and December 31, 1994 and for the three months ended March 31, 1995 and 1994 of (a) the Corporation on a parent company only basis, (b) the Combined Guarantors, (c) the Combined Non-Guarantors and (d) the Corporation on a consolidated basis. Except for the following condensed financial statements, separate financial information with respect to the Combined Guarantors is not deemed material to investors and is omitted.)

    (ii)  The   Parent  Company   and  Combined  Guarantors   shown  with  their
          investments in their subsidiaries accounted for on the equity method.

    (iii) Elimination entries necessary to consolidate the Parent Company and its subsidiaries.

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
               NOTES TO INTERIM FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

                                USG CORPORATION
                 CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
                           THREE MONTHS ENDED 3/31/95
                             (DOLLARS IN MILLIONS)

                                                  PARENT        COMBINED      COMBINED NON-
                                                  COMPANY      GUARANTORS      GUARANTORS      ELIMINATIONS     CONSOLIDATED
                                               -------------  -------------  ---------------  ---------------  ---------------
Net sales....................................    $      --      $     530       $      97        $     (29)       $     598
                                                       ---          -----             ---              ---            -----
Gross profit/(loss)..........................           --            132              20               --              152
                                                       ---          -----             ---              ---            -----
Operating profit/(loss)......................          (10)            59               1               --               50
Equity in net (earnings)/loss of the
 subsidiaries................................            4             --              --               (4)              --
Interest expense, net........................           23             --               2               --               25
Corporate service charge.....................          (38)            41              (3)              --               --
Other expense/(income), net..................           (1)             3              (2)              --               --
                                                       ---          -----             ---              ---            -----
Earnings/(loss) before taxes on income.......            2             15               4                4               25
Taxes on income..............................            4             20               3               --               27
                                                       ---          -----             ---              ---            -----
Net earnings/(loss)..........................           (2)            (5)              1                4               (2)
                                                       ---          -----             ---              ---            -----
                                                       ---          -----             ---              ---            -----

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
               NOTES TO INTERIM FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

                                USG CORPORATION
                 CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
                           THREE MONTHS ENDED 3/31/94
                             (DOLLARS IN MILLIONS)

                                                  PARENT        COMBINED      COMBINED NON-
                                                  COMPANY      GUARANTORS      GUARANTORS      ELIMINATIONS     CONSOLIDATED
                                               -------------  -------------  ---------------  ---------------  ---------------
Net sales....................................    $      --      $     443       $      88        $     (25)       $     506
                                                       ---          -----             ---              ---            -----
Gross profit/(loss)..........................           --             92              18               --              110
                                                       ---          -----             ---              ---            -----
Operating profit/(loss)......................           (9)            21              (1)              --               11
Equity in net (earnings)/loss of the
 subsidiaries................................           32              4              --              (36)              --
Interest expense, net........................           33             --               1               --               34
Corporate service charge.....................          (42)            42              --               --               --
Other expense/(income), net..................            1             --              --               --                1
Earnings/(loss) before taxes on income.......          (33)           (25)             (2)              36              (24)
Taxes on income..............................            1              7               2               --               10
                                                       ---          -----             ---              ---            -----
Net earnings/(loss)..........................          (34)           (32)             (4)              36              (34)
                                                       ---          -----             ---              ---            -----
                                                       ---          -----             ---              ---            -----

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
               NOTES TO INTERIM FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

                                USG CORPORATION
                     CONDENSED CONSOLIDATING BALANCE SHEET
                              AS OF MARCH 31, 1995
                             (DOLLARS IN MILLIONS)

                                                 PARENT      COMBINED     COMBINED NON-
                                                 COMPANY    GUARANTORS     GUARANTORS     ELIMINATIONS  CONSOLIDATED
                                               -----------  -----------  ---------------  ------------  -------------
Cash and cash equivalents....................   $      79    $      (9)     $      24      $       --     $      94
Receivables, net.............................           1          138            194             (37)          296
Inventories..................................          --          144             50              (4)          190
                                               -----------  -----------           ---     ------------  -------------
  Total current assets.......................          80          273            268             (41)          580
Property, plant and equipment, net...........          15          633            122              --           770
Investment in subsidiaries...................       1,441          268             --          (1,709)           --
Excess reorganization value, net.............          --          414            105              --           519
Other assets.................................        (241)         440            (30)              2           171
                                               -----------  -----------           ---     ------------  -------------
  Total assets...............................       1,295        2,028            465          (1,748)        2,040
                                               -----------  -----------           ---     ------------  -------------
                                               -----------  -----------           ---     ------------  -------------
Accounts payable and accrued expenses........          77          307             65             (36)          413
Notes payable and LTD maturing within one
 year........................................          --            2              6              --             8
                                               -----------  -----------           ---     ------------  -------------
  Total current liabilities..................          77          309             71             (36)          421
Long-term debt...............................         897           37             84              --         1,018
Deferred income taxes........................           6          154             16               1           177
Other liabilities............................         312          109              4               1           426
Common stock.................................           5            1              6              (7)            5
Capital received in excess of par value......         221        1,438            364          (1,802)          221
Deferred currency translation................          --           --             (5)             --            (5)
Reinvested earnings/(deficit)................        (223)         (20)           (75)             95          (223)
                                               -----------  -----------           ---     ------------  -------------
  Total stockholders' equity/(deficit).......           3        1,419            290          (1,714)           (2)
                                               -----------  -----------           ---     ------------  -------------
  Total liabilities and stockholders'
   equity....................................       1,295        2,028            465          (1,748)        2,040
                                               -----------  -----------           ---     ------------  -------------
                                               -----------  -----------           ---     ------------  -------------

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
               NOTES TO INTERIM FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

                                USG CORPORATION
                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 1994
                             (DOLLARS IN MILLIONS)

                                                 PARENT      COMBINED     COMBINED NON-
                                                 COMPANY    GUARANTORS     GUARANTORS     ELIMINATIONS  CONSOLIDATED
                                               -----------  -----------  ---------------  ------------  -------------
Cash and cash equivalents....................   $     178    $     (11)     $      30      $       --     $     197
Receivables, net.............................          --          135            173             (34)          274
Inventories..................................          --          136             43              (6)          173
                                               -----------  -----------           ---     ------------  -------------
  Total current assets.......................         178          260            246             (40)          644
Property, plant and equipment, net...........          15          623            117              --           755
Investment in subsidiaries...................       1,436          261             --          (1,697)           --
Excess reorganization value, net.............          --          447            114              --           561
Other assets.................................        (227)         426            (28)             (7)          164
                                               -----------  -----------           ---     ------------  -------------
  Total assets...............................       1,402        2,017            449          (1,774)        2,124
                                               -----------  -----------           ---     ------------  -------------
                                               -----------  -----------           ---     ------------  -------------
Accounts payable and accrued expenses........          83          298             63             (34)          410
Notes payable and LTD maturing within one
 year........................................          41            2              2              --            45
                                               -----------  -----------           ---     ------------  -------------
  Total current liabilities..................         124          300             65             (34)          455
Long-term debt...............................         956           37             84              --         1,077
Deferred income taxes........................           9          155             15              --           179
Other liabilities............................         308          109              4              --           421
Common stock.................................           5            1              6              (7)            5
Capital received in excess of par value......         221        1,438            364          (1,802)          221
Deferred currency translation................          --           --            (13)             --           (13)
Reinvested earnings/(deficit)................        (221)         (23)           (76)             99          (221)
                                               -----------  -----------           ---     ------------  -------------
  Total stockholders' equity/(deficit).......           5        1,416            281          (1,710)           (8)
                                               -----------  -----------           ---     ------------  -------------
  Total liabilities and stockholders'
   equity....................................       1,402        2,017            449          (1,744)        2,124
                                               -----------  -----------           ---     ------------  -------------
                                               -----------  -----------           ---     ------------  -------------

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
               NOTES TO INTERIM FINANCIAL STATEMENTS (CONCLUDED)
                                  (UNAUDITED)

                                USG CORPORATION
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                       THREE MONTHS ENDED MARCH 31, 1995
                             (DOLLARS IN MILLIONS)

                                                 PARENT        COMPANY     COMBINED NON-
                                                 COMPANY     GUARANTORS     GUARANTORS     ELIMINATIONS     CONSOLIDATED
                                               -----------  -------------  -------------  ---------------  ---------------
NET CASH FLOWS (TO)/FROM OPERATING
 ACTIVITIES..................................   $     (42)    $      67      $     (11)      $      --        $      14
                                                    -----           ---            ---           -----            -----
  Capital expenditures.......................          --           (21)            (3)             --              (24)
  Net proceeds from asset dispositions.......          --            --              6              --                6
                                                    -----           ---            ---           -----            -----
NET CASH FLOWS (TO)/FROM INVESTING
 ACTIVITIES..................................          --           (21)             3              --              (18)
                                                    -----           ---            ---           -----            -----
  Issuance of debt...........................          --            --              6              --                6
  Repayment of debt..........................        (102)           --             (3)             --             (105)
  Cash dividends (paid)/received.............          --             1             (1)             --               --
  Net cash transfers (to)/from corporate.....          45           (45)            --              --               --
                                                    -----           ---            ---           -----            -----
NET CASH FLOWS (TO)/FROM FINANCING
 ACTIVITIES..................................         (57)          (44)             2              --              (99)
                                                    -----           ---            ---           -----            -----
NET INCREASE/(DECREASE) IN CASH & CASH
 EQUIVALENTS.................................         (99)            2             (6)             --             (103)
Cash & cash equivalents -- beginning.........         178           (11)            30              --              197
                                                    -----           ---            ---           -----            -----
Cash & cash equivalents -- end...............          79            (9)            24              --               94
                                                    -----           ---            ---           -----            -----
                                                    -----           ---            ---           -----            -----

                                USG CORPORATION
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                       THREE MONTHS ENDED MARCH 31, 1994
                             (DOLLARS IN MILLIONS)

NET CASH FLOWS (TO)/FROM OPERATING
 ACTIVITIES.........................   $     (23)    $      17      $       5      $      --      $      (1)
                                           -----           ---            ---          -----          -----
  Capital expenditures..............          --            (6)            (1)            --             (7)
  Net proceeds from asset
   dispositions.....................          --            --             --             --             --
                                           -----           ---            ---          -----          -----
NET CASH FLOWS (TO)/FROM INVESTING
 ACTIVITIES.........................          --            (6)            (1)            --             (7)
                                           -----           ---            ---          -----          -----
  Issuance of debt..................          85            --             29             --            114
  Repayment of debt.................        (189)           --            (18)            --           (207)
  Proceeds from stock offering......         224            --             --             --            224
  Cash dividends (paid)/received....          --            11            (11)            --             --
  Net cash transfers (to)/from
   corporate........................          26           (26)            --             --             --
                                           -----           ---            ---          -----          -----
NET CASH FLOWS (TO)/FROM FINANCING
 ACTIVITIES.........................         146           (15)            --             --            131
                                           -----           ---            ---          -----          -----
NET INCREASE/(DECREASE) IN CASH &
 CASH EQUIVALENTS...................         123            (4)             4             --            123
Cash & cash equivalents --
 beginning..........................         187            (8)            32             --            211
                                           -----           ---            ---          -----          -----
Cash & cash equivalents -- end......         310           (12)            36             --            334
                                           -----           ---            ---          -----          -----
                                           -----           ---            ---          -----          -----

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                       CONSOLIDATED STATEMENT OF EARNINGS
                  (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)

                                                                                      YEAR ENDED    MAY 7 THROUGH
                                                                                     DECEMBER 31,    DECEMBER 31,
                                                                                         1994            1993
                                                                                    --------------  --------------
Net Sales.........................................................................    $    2,290      $    1,325
Cost of products sold.............................................................         1,773           1,062
                                                                                          ------          ------
Gross Profit......................................................................           517             263
Selling and administrative expenses...............................................           244             149
Amortization of excess reorganization value.......................................           169             113
                                                                                          ------          ------
Operating Profit..................................................................           104               1
Interest expense..................................................................           149              92
Interest income...................................................................           (10)             (4)
Other (income)/expense, net.......................................................             3              (8)
                                                                                          ------          ------
Loss Before Taxes on Income and Extraordinary Loss................................           (38)            (79)
Taxes on income...................................................................            54              29
                                                                                          ------          ------
Loss Before Extraordinary Loss....................................................           (92)           (108)
Extraordinary loss, net of taxes..................................................            --             (21)
                                                                                          ------          ------
Net Loss..........................................................................           (92)           (129)
                                                                                          ------          ------
                                                                                          ------          ------
Loss Per Common Share:
  Before extraordinary loss.......................................................    $    (2.14)     $    (2.90)
  Extraordinary loss..............................................................            --           (0.56)
                                                                                          ------          ------
Net Loss Per Common Share.........................................................         (2.14)          (3.46)
                                                                                          ------          ------
                                                                                          ------          ------

THE NOTES TO FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THIS STATEMENT.

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                           CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN MILLIONS)

                                     ASSETS

                                                                                                 AS OF DECEMBER 31
                                                                                                --------------------
                                                                                                  1994       1993
                                                                                                ---------  ---------
Current Assets:
Cash and cash equivalents (primarily time deposits)...........................................  $     197  $     211
Receivables (net of reserves of $14 and $13)..................................................        274        264
Inventories...................................................................................        173        145
                                                                                                ---------  ---------
  Total current assets........................................................................        644        620
Property, Plant and Equipment, Net............................................................        755        754
Excess Reorganization Value (net of accumulated amortization of $282 and $113)................        561        735
Other Assets..................................................................................        164         54
                                                                                                ---------  ---------
  Total assets................................................................................      2,124      2,163
                                                                                                ---------  ---------
                                                                                                ---------  ---------
                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable..............................................................................  $     122  $     104
Accrued expenses..............................................................................        253        208
Notes payable.................................................................................          1          2
Long-term debt maturing within one year.......................................................         44        165
Taxes on income...............................................................................         35         20
                                                                                                ---------  ---------
  Total current liabilities...................................................................        455        499
                                                                                                ---------  ---------
Long-Term Debt................................................................................      1,077      1,309
Deferred Income Taxes.........................................................................        179        180
Other Liabilities.............................................................................        421        309
Stockholders' Equity/(Deficit):
Preferred stock -- $1 par value; authorized 36,000,000 shares; $1.80 convertible preferred
                   stock (initial series); outstanding -- none................................         --         --
Common stock -- $0.10 par value; authorized 200,000,000 shares; outstanding 45,083,211 and
                37,158,085 shares (after deducting 33,988 and 27,876 shares held in
                treasury).....................................................................          5          4
Capital received in excess of par value.......................................................        221         --
Deferred currency translation.................................................................        (13)        (9)
Reinvested earnings/(deficit).................................................................       (221)      (129)
                                                                                                ---------  ---------
  Total stockholders' equity/(deficit)........................................................         (8)      (134)
                                                                                                ---------  ---------
  Total liabilities and stockholders' equity..................................................      2,124      2,163
                                                                                                ---------  ---------
                                                                                                ---------  ---------

THE NOTES TO FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THIS STATEMENT.

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN MILLIONS)

                                                                                      YEAR ENDED      MAY 7 THROUGH
                                                                                     DECEMBER 31,     DECEMBER 31,
                                                                                         1994             1993
                                                                                    ---------------  ---------------
Cash Flows from Operating Activities:
Net loss..........................................................................     $     (92)       $    (129)
Adjustments to reconcile net loss to net cash:
  Amortization of excess reorganization value.....................................           169              113
  Extraordinary loss..............................................................            --               21
  Depreciation, depletion and amortization........................................            84               44
  Deferred income taxes...........................................................            (1)              22
  Net gain on asset dispositions..................................................            (2)              (9)
(Increase)/decrease in working capital:
  Receivables.....................................................................           (10)              51
  Inventories.....................................................................           (28)               4
  Payables........................................................................            33               14
  Accrued expenses................................................................            45               37
(Increase)/decrease in other assets...............................................            (9)               7
Increase in other liabilities.....................................................            12               12
Other, net........................................................................            (3)              (4)
                                                                                           -----            -----
  Net cash flows from operating activities........................................           198              183
                                                                                           -----            -----
Cash Flows from Investing Activities:
Capital expenditures..............................................................           (64)             (29)
Net proceeds from asset dispositions..............................................            16               29
                                                                                           -----            -----
  Net cash flows to investing activities..........................................           (48)              --
                                                                                           -----            -----
Cash Flows from Financing Activities:
Issuance of debt..................................................................           262               36
Repayment of debt.................................................................          (650)             (57)
Proceeds from public offering of common stock.....................................           224               --
                                                                                           -----            -----
  Net cash flows to financing activities..........................................          (164)             (21)
                                                                                           -----            -----
Net Increase/(Decrease) in Cash and Cash Equivalents..............................           (14)             162
Cash and cash equivalents as of beginning of period...............................           211               49
                                                                                           -----            -----
Cash and cash equivalents as of end of period.....................................           197              211
                                                                                           -----            -----
                                                                                           -----            -----
Supplemental Cash Flow Disclosures:
Interest paid.....................................................................     $     115        $      73
Income taxes paid.................................................................            38                5
                                                                                           -----            -----
                                                                                           -----            -----

THE NOTES TO FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THIS STATEMENT.

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
  (TERMS IN INITIAL CAPITAL LETTERS ARE DEFINED ELSEWHERE IN THIS PROSPECTUS)

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Corporation and its subsidiaries after elimination of intercompany accounts and transactions. Revenue is recognized upon the shipment of products. Net currency translation gains or losses on foreign subsidiaries are included in deferred currency translation, a component of stockholders' equity.

    Excess reorganization value, which was recorded as a result of the implementation of fresh start accounting, is being amortized through April 1998. The Corporation continues to evaluate whether events and circumstances have occurred that indicate the remaining estimated useful life of excess reorganization value may warrant revision or that the remaining balances may not be recoverable. The Corporation uses an estimate of its undiscounted cash flows over the remaining life of the excess reorganization value in measuring whether the asset is recoverable. See "Financial Restructuring" note below for more information on the implementation of fresh start accounting.

    For purposes of the Consolidated Balance Sheet and Consolidated Statement of Cash Flows, all highly liquid investments with a maturity of three months or less at the time of purchase are considered to be cash equivalents.

FINANCIAL RESTRUCTURING

    On May 6, 1993, the Corporation completed a comprehensive restructuring of its debt (the "Restructuring") through implementation of a "prepackaged" plan of reorganization under United States bankruptcy law (the "Prepackaged Plan"). In accordance with the terms of the Prepackaged Plan, $1.4 billion of debt and accrued interest was converted into equity, interest expense was significantly reduced and the maturities of a substantial portion of its remaining debt were extended. The Corporation accounted for the Restructuring using the principles of fresh start accounting as required by AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7"). Pursuant to such principles, individual assets and liabilities were adjusted to fair market value as of May 6, 1993. Excess reorganization value, the portion of the reorganization value not attributable to specific assets, is being amortized over a five-year period, effective May 7, 1993.

    The following unaudited Pro Forma Condensed Consolidated Statement of Earnings for the year ended December 31, 1993 has been prepared giving effect to the consummation of the Restructuring, including the implementation of fresh start accounting, as if the consummation had occurred on January 1, 1993. Due to the Restructuring and implementation of fresh start accounting, financial statements effective May 7, 1993 for the Restructured Company are not comparable to financial statements prior to that date for the Predecessor Company. However, for presentation of this statement, total results for 1993 are shown under the caption "Total Before Adjustments." The adjustments set forth under the caption "Pro Forma Adjustments" reflect the implementation of the Prepackaged Plan and the adoption of fresh start accounting as if they had occurred on January 1, 1993.

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                USG CORPORATION
             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1993
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

                                                                              TOTAL
                                                                             BEFORE         PRO FORMA
                                                                           ADJUSTMENTS     ADJUSTMENTS     PRO FORMA
                                                                          -------------  ---------------  -----------
Net sales...............................................................    $   1,916     $      --        $   1,916
Cost of products sold...................................................        1,544            --            1,544
                                                                               ------           ---       -----------
Gross profit............................................................          372            --              372
Selling and administrative expense......................................          220            --              220
Amortization of excess reorganization value.............................          113            57 (a)          170
                                                                               ------           ---       -----------
Operating profit/(loss).................................................           39           (57)             (18)
Interest expense........................................................          178           (42)(b)          136
Interest income.........................................................           (6)           --               (6)
Other (income)/expense, net.............................................           (2)           (1)(c)           (3)
Reorganization items....................................................         (709)          709 (d)           --
                                                                               ------           ---       -----------
Earnings/(loss) before taxes on income, extraordinary gain and changes
 in accounting principles...............................................          578          (723)            (145)
Taxes on income.........................................................           46           (16)              30
                                                                               ------           ---       -----------
Earnings/(loss) before extraordinary gain and changes in accounting
 principles.............................................................          532          (707)            (175)
                                                                               ------           ---       -----------
                                                                               ------           ---       -----------

- ------------------------
(a) Reflects amortization of excess reorganization value which would have been recorded during the period of January 1 through May 6, 1993.

(b) Reflects the adjustment to restate interest expense for the period of January 1 through May 6, 1993 to the amount that would have been recorded.

(c) Represents the reversal of first quarter 1993 amortization of historical capitalized financing costs which were written off in connection with the Restructuring.

(d) Represents the reversal of actual reorganization items incurred in connection with the Restructuring and implementation of fresh start accounting. This gain would have been recorded in 1992 had the Restructuring occurred on January 1, 1993.

ACCOUNTS RECEIVABLE FACILITY

    In the fourth quarter of 1994, the Corporation entered into an accounts receivable facility (the "Receivables Facility") in which USG Funding, a special purpose subsidiary of the Corporation, formed under Delaware law, entered into agreements with U.S. Gypsum and USG Interiors. These agreements provide that USG Funding will purchase trade receivables (excluding intercompany receivables owed by L&W Supply) of U.S. Gypsum and USG Interiors as generated, in a transaction designed to be a "true sale" under applicable law. USG Funding is a party to a Master Trust arrangement (the "Master Trust") under which the purchased receivables are then transferred to Chemical Bank as Trustee to be held for the benefit of certificate holders in such trust. A residual interest in the Master Trust is owned by USG Funding through subordinated certificates. Under a supplement to the Master Trust, certificates representing an ownership interest in the Master Trust of up to $100 million were issued to Citicorp Securities, Inc. The interest rate on the debt issued under the Receivables Facility is fixed at approximately 8.9% (including facility costs)

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
through a long-term interest rate swap. Under a pending amendment to the Receivables Facility, debt issued under such facility will have a final maturity in 2004 and the Corporation will have the option to expand such facility up to $130 million. Debt issued under the Receivables Facility may be prepaid at any time. Pursuant to the applicable reserve and eligibility requirements, the maximum amount of debt issuable under the Receivables Facility as of December 31, 1994 (including the $80 million outstanding at such date) was $103 million. Under the foregoing agreements and related documentation, USG Funding is a separate corporate entity with its own separate creditors which will be entitled to be satisfied out of USG Funding's assets prior to distribution of any value to its shareholder.

    As of December 31, 1994, the outstanding balance of receivables sold to USG Funding and held under the Master Trust was $151 million and debt outstanding under the Receivables Facility was $80 million. Receivables and debt outstanding in connection with the Receivables Facility remain in receivables and long-term debt, respectively, on the Corporation's consolidated balance sheet.

EXTRAORDINARY LOSS

    In December 1993, the Corporation recorded an extraordinary loss of $21 million, net of related income tax benefit of $11 million, reflecting the write-off of the reorganization discount associated with debt issues prepaid, redeemed or purchased in 1994 in connection with the Equity Offering and Note Placement. See "Indebtedness" and "Stockholders' Equity" notes for more information on the Equity Offering and Note Placement.

RESEARCH AND DEVELOPMENT

    Research and development expenditures are charged to earnings as incurred and amounted to $17 million in the year ended December 31, 1994 and $10 million in the period of May 7 through December 31, 1993.

TAXES ON INCOME AND DEFERRED INCOME TAXES

    Earnings/(loss) before taxes on income and extraordinary loss consisted of the following (dollars in millions):

                                                                             YEAR ENDED        MAY 7 THROUGH
                                                                          DECEMBER 31, 1994  DECEMBER 31, 1993
                                                                          -----------------  -----------------
U.S.....................................................................      $     (42)         $     (72)
Foreign.................................................................              4                 (7)
                                                                                    ---                ---
Total...................................................................            (38)               (79)
                                                                                    ---                ---
                                                                                    ---                ---

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

    Taxes on income consisted of the following (dollars in millions):

                                                                             YEAR ENDED        MAY 7 THROUGH
                                                                          DECEMBER 31, 1994  DECEMBER 31, 1993
                                                                          -----------------  -----------------
Current:
  U.S. Federal..........................................................      $      39          $      12
  Foreign...............................................................             12                  5
  State.................................................................             10                  1
                                                                                    ---                ---
                                                                                     61                 18
                                                                                    ---                ---
Deferred:
  U.S. Federal..........................................................             (7)                11
  Foreign...............................................................             --                 --
  State.................................................................             --                 --
                                                                                    ---                ---
                                                                                     (7)                11
                                                                                    ---                ---
Total...................................................................             54                 29
                                                                                    ---                ---
                                                                                    ---                ---

    The difference between the statutory U.S. Federal income tax/(benefit) rate and the Corporation's effective income tax rate is summarized as follows:

                                                                                                                        MAY 7
                                                                                                       YEAR ENDED      THROUGH
                                                                                                      DECEMBER 31,   DECEMBER 31,
                                                                                                          1994           1993
                                                                                                      ------------   ------------
Statutory U.S. Federal income tax/(benefit) rate....................................................      (35.0)%        (35.0)%
Excess reorganization value amortization............................................................      154.8           49.6
Foreign tax rate differential.......................................................................       10.6           11.4
Statutory rate adjustment to historical deferred taxes..............................................       --              4.0
Valuation allowance adjustment......................................................................       --              3.3
State income taxes..................................................................................       16.7           --
Depletion...........................................................................................       (7.5)          --
Other, net..........................................................................................        2.5            3.4
                                                                                                        -----          -----
Effective income tax rate...........................................................................      142.1           36.7
                                                                                                        -----          -----
                                                                                                        -----          -----

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

    Temporary differences and carryforwards which give rise to current and long-term deferred tax (assets)/liabilities as of December 31, 1994 and 1993 were as follows (dollars in millions):

                                                                                         AS OF DECEMBER 31
                                                                                        --------------------
                                                                                          1994       1993
                                                                                        ---------  ---------
Property, plant and equipment.........................................................  $     164  $     164
Debt discount.........................................................................         11         19
Deferred tax liabilities..............................................................        175        183
                                                                                        ---------  ---------
Pension and retiree medical benefits..................................................        (94)       (90)
Reserves not deductible until paid....................................................        (71)       (61)
Other.................................................................................         (6)        (8)
                                                                                        ---------  ---------
Deferred tax assets before valuation allowance........................................       (171)      (159)
Valuation allowance...................................................................         90         90
                                                                                        ---------  ---------
Deferred tax assets...................................................................        (81)       (69)
                                                                                        ---------  ---------
Net deferred tax liabilities..........................................................         94        114
                                                                                        ---------  ---------
                                                                                        ---------  ---------

    A valuation allowance has been provided for deferred tax assets relating to pension and retiree medical benefits due to the long-term nature of their realization. Because of the uncertainty regarding the application of the Internal Revenue Code to the Corporation's net operating loss carryforwards (the "NOL Carryforwards") as a result of the Prepackaged Plan, no deferred tax asset is recorded. Under fresh start accounting rules, any benefit realized from utilizing predecessor company NOL Carryforwards will not impact net earnings.

    The Corporation has NOL Carryforwards of $49 million remaining from 1992 after using approximately $50 million to offset U.S. taxable income in 1994. These NOL Carryforwards may be used to offset U.S. taxable income through 2007. The Internal Revenue Code limits the Corporation's annual use of its NOL Carryforwards to the lesser of its taxable income or approximately $30 million plus any unused limit from prior years. Furthermore, due to the uncertainty regarding the application of the Code to the exchange of stock for debt, the Corporation's NOL Carryforwards to 1994 and later years could be reduced or eliminated. The Corporation has a $4 million minimum tax credit which may be used to offset U.S. regular tax liability in future years.

    The Corporation does not provide for U.S. Federal income taxes on the portion of undistributed earnings of foreign subsidiaries which are intended to be permanently reinvested. The cumulative amount of such undistributed earnings totaled approximately $93 million as of December 31, 1994. Any future repatriation of undistributed earnings would not, in the opinion of management, result in significant additional taxes.

INVENTORIES

    Most of the Corporation's domestic inventories are valued under the last-in, first-out ("LIFO") method. In accordance with the implementation of fresh start accounting, inventories were stated at fair market value as of May 6, 1993. As of December 31, 1994, the LIFO values of these inventories were $121 million and would have been $5 million higher if they were valued under the first-in, first-out ("FIFO") and average production cost methods. As of December 31, 1993, inventories valued under the LIFO method totaled $103 million and would have been the same if they were valued under the FIFO and average production cost

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
methods. The remaining inventories are stated at the lower of cost or market, under the FIFO or average production cost methods. Inventories include material, labor and applicable factory overhead costs. Inventory classifications were as follows (dollars in millions):

                                                                                 AS OF DECEMBER 31
                                                                                --------------------
                                                                                  1994       1993
                                                                                ---------  ---------
Finished goods and work-in-process............................................  $     102  $      84
Raw materials.................................................................         62         53
Supplies......................................................................          9          8
                                                                                ---------  ---------
Total.........................................................................        173        145
                                                                                ---------  ---------
                                                                                ---------  ---------

    The LIFO value of U.S. domestic inventories under fresh start accounting exceeded that computed for U.S. Federal income tax purposes by $30 million and $25 million as of December 31, 1994 and 1993, respectively.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment were stated at fair market value as of May 6, 1993 in accordance with fresh start accounting. Provisions for depreciation are determined principally on a straight-line basis over the expected average useful lives of composite asset groups. Depletion is computed on a basis calculated to spread the cost of gypsum and other applicable resources over the estimated quantities of material recoverable. Interest during construction is capitalized on major property additions. Property, plant and equipment classifications were as follows (dollars in millions):

                                                                                 AS OF DECEMBER 31
                                                                                --------------------
                                                                                  1994       1993
                                                                                ---------  ---------
Land and mineral deposits.....................................................  $      56  $      61
Buildings and realty improvements.............................................        230        233
Machinery and equipment.......................................................        549        496
                                                                                ---------  ---------
                                                                                      835        790
Reserves for depreciation and depletion.......................................        (80)       (36)
                                                                                ---------  ---------
Total.........................................................................        755        754
                                                                                ---------  ---------
                                                                                ---------  ---------

LEASES

    The Corporation leases certain of its offices, buildings, machinery and equipment, and autos under noncancellable operating leases. These leases have various terms and renewal options. Lease expense amounted to $37 million and $22 million in the year ended December 31, 1994 and the period of May 7

                                USG CORPORATION
                             (Restructured Company)
                   Notes to Financial Statements (Continued)

through December 31, 1993, respectively. Future minimum lease payments, by year and in the aggregate, under operating leases with initial or remaining noncancellable terms in excess of one year as of December 31, 1994 were as follows (dollars in millions):

                                                                                      MINIMUM
                                                                                       LEASE
                                                                                     PAYMENTS
                                                                                    -----------
1995..............................................................................   $      28
1996..............................................................................          24
1997..............................................................................          19
1998..............................................................................          15
1999..............................................................................          12
Thereafter........................................................................          30
                                                                                         -----
Aggregate minimum payments........................................................         128
                                                                                         -----
                                                                                         -----

INDEBTEDNESS

    Total debt, including currently maturing debt, consisted of the following (dollars in millions):

                                                                                       AS OF DECEMBER 31
                                                                                      --------------------
                                                                                        1994       1993
                                                                                      ---------  ---------
SECURED DEBT:
Bank Term Loans, installments due 1997 through 2000.................................  $     283  $     448
Receivables Facility, due 2003 and 2004.............................................         80         --
Senior notes and debentures:
  8% Senior Notes due 1995..........................................................         --         75
  8% Senior Notes due 1996..........................................................         28         90
  8% Senior Notes due 1997..........................................................         41        100
  9% Senior Notes due 1998..........................................................         --         35
  9 1/4% Senior Notes, due 2001.....................................................        150         --
  10 1/4% Senior Notes due 2002.....................................................        298        478
  7 7/8% Sinking Fund Debentures due 2004...........................................         33         36
  8 3/4% Sinking Fund Debentures due 2017...........................................        190        200
Other secured debt, average interest rate 9.4% and 8.0%, varying payments through
 1999...............................................................................          7         31
UNSECURED DEBT:
Industrial revenue bonds, 5.9% ranging to 8.0%, due through 2019....................         39         38
                                                                                      ---------  ---------
Total principal amount of debt......................................................      1,149      1,531
Less unamortized reorganization discount............................................        (27)       (55)
                                                                                      ---------  ---------
Total carrying amount of debt.......................................................      1,122      1,476
                                                                                      ---------  ---------
                                                                                      ---------  ---------

    As of December 31, 1994, the Corporation and its subsidiaries had $1,149 million total principal amount of debt (before unamortized reorganization discount) on a consolidated basis. Of such total debt, $159 million represented direct borrowings by the subsidiaries, including $80 million borrowed under the Receivables Facility, $39 million of industrial revenue bonds, $33 million of 7 7/8% sinking fund debentures issued by U.S. Gypsum in 1974 and subsequently assumed by the Corporation on a joint and several basis in 1985, and $7 million of debt incurred by the Corporation's foreign subsidiaries.

    The Bank Term Loans and most other senior debt are secured by a pledge of all of the shares of the Corporation's major domestic subsidiaries and 65% of the shares of certain of its foreign subsidiaries

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
including CGC, pursuant to a collateral trust arrangement controlled primarily by holders of the Bank Term Loans. The rights of the Corporation and its creditors to the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Corporation may itself be a creditor with enforceable claims against such subsidiary.

    The fair market value of debt outstanding as of December 31, 1994 was $1,109 million, based on indicative bond prices as of that date, excluding other secured debt, which was not practicable to estimate. As of December 31, 1993, the fair market value of debt was $1,481 million, based on indicative bond prices as of that date, excluding other secured debt, primarily representing financing for construction of the Aubange plant, which was not practicable to estimate.

    The "other secured debt" category shown in the table above primarily includes short-term and long-term borrowings from several foreign banks. As of December 31, 1993, this category primarily included borrowings by USG International used principally to finance construction of the Aubange, Belgium ceiling tile plant. This debt, which was repaid in 1994, was secured by a lien on the assets of the Aubange plant and had restrictive covenants that restricted, among other things, the payment of dividends. Foreign borrowings made by the Corporation's international operations are generally allowed, within certain limits, under provisions of the Credit Agreement.

    The weighted average interest rate on outstanding short-term borrowings was 9.2% and 6.6% as of December 31, 1994 and 1993, respectively.

    As of December 31, 1994, aggregate scheduled maturities of long-term debt, excluding amounts classified as current liabilities, were $37 million, $45 million, $4 million and $73 million for the years 1996 through 1999, respectively.

THE CREDIT AGREEMENT

    The Bank Term Loans were issued in connection with the Credit Agreement. In general, the Credit Agreement restricts, among other things, the incurrence of additional indebtedness, mergers, asset dispositions, investments, prepayment of other debt, dealings with affiliates, capital expenditures, payment of dividends and lease commitments and requires the Corporation, beginning January 1, 1995, to satisfy certain financial covenants. An agreement with Water Street also requires the Corporation to satisfy certain financial covenants.

    The average rate of interest on the Bank Term Loans was 6.2% and 5.3% in the year ended December 31, 1994 and the period of May 7 through December 31, 1993, respectively.

    The Credit Agreement provides for a revolving credit facility (the "Revolving Credit Facility"). As of December 31, 1994, the Revolving Credit Facility amounted to $245 million, including a $115 million letter of credit subfacility and $70 million available solely for the purchase or repayment of Senior 1996 Notes and Senior 1997 Notes. As of December 31, 1993, the Revolving Credit Facility amounted to $175 million, including the aforementioned $115 million letter of credit subfacility. Amounts committed and undrawn under such letter of credit subfacility were $58 million and $60 million as of December 31, 1994 and 1993, respectively. There were no amounts outstanding under the Revolving Credit Facility as of December 31, 1994 and 1993.

    Under the Cash Sweep provision of the Credit Agreement, a portion of excess cash as of the end of any year, calculated in accordance with the Credit Agreement, must be used to pay Bank Term Loans. As of December 31, 1994, the Cash Sweep amounted to $132 million, of which 50%, or $66 million was required to be used to pay Bank Term Loans while the remaining 50% was retained by the Corporation for general corporate purposes. The portion of the Cash Sweep required to be used to pay Bank Term Loans included $25 million which was prepaid in the third quarter of 1994 and $41 million which was reclassified to currently

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
maturing long-term debt as of December 31, 1994 and paid in January 1995. In February 1995, the Corporation made a further payment of $50 million to reduce Bank Term Loans outstanding. This additional payment was applied to the 1999 maturity of the Bank Term Loans thereby reducing the 1999 aggregate scheduled maturity shown above.

DEBT REFINANCING

    In the fourth quarter of 1994, the Corporation entered into the Receivables Facility. As of December 31, 1994, debt issued in connection with the Receivables Facility totaled $80 million and accounts receivable held in the Master Trust totaled $151 million. See "Accounts Receivable Facility" note for more information on the Receivables Facility.

    Also during the fourth quarter of 1994, the Corporation decided to pursue various refinancing alternatives related to its Bank Term Loans. The Corporation intends to accelerate the payment of such loans in 1995 through a combination of excess cash flow and proceeds from a potential refinancing. As a result, the Corporation recorded a non-cash pre-tax charge of $16 million to interest expense reflecting the write-off of reorganization debt discount primarily associated with the Bank Term Loans.

    In the third quarter of 1994, the Third Amendment to the Credit Agreement was consummated. In connection with such amendment, the Corporation made the aforementioned $25 million prepayment of the Cash Sweep. Major revisions to the Credit Agreement provided by the Third Amendment included modification of the Cash Sweep provision, authorization for the Corporation to immediately prepay certain debt, authorization for the Corporation to enter into a revolving accounts receivable sale facility and certain other changes to increase the Corporation's operating flexibility.

    In the first quarter of 1994, the Corporation implemented a refinancing plan which included (i) a public offering of 14,375,000 shares of common stock (the "Equity Offering"), of which 7,900,000 shares, yielding net proceeds to the Corporation of $224 million, were newly issued by the Corporation and 6,475,000 were sold by Water Street Corporate Recovery Fund I, L.P. ("Water Street"), a stockholder; (ii) the issuance of $150 million of Senior 2001 Notes to certain institutional investors (the "Note Placement") in exchange for $30 million aggregate principal amount of its outstanding Senior 1996 Notes, $35 million aggregate principal amount of its outstanding Senior 1997 Notes and $85 million in cash; and (iii) amendment of the Credit Agreement for the second time since the Restructuring. This amendment, (together with the Equity Offering and the Note Placement, the "Transactions") increased the size of the Corporation's revolving credit facility by $70 million (solely for the purchase or repayment of Senior 1996 Notes and Senior 1997 Notes) and amended the Cash Sweep provision to allow the Corporation, upon the achievement of certain financial tests, to retain additional free cash flow for capital expenditures and repayment of its public debt.

    In August, 1993, the Corporation issued $138 million of Senior 2002 Notes in exchange for Bank Term Loans and other debt then outstanding under the Credit Agreement. The Corporation did not receive any cash proceeds from the issuance of these securities. In connection with this transaction, an amendment to the Credit Agreement provided for the elimination of scheduled Bank Term Loans payments through 1996, prepayment of $9 million of other debt outstanding under the Credit Agreement and modification of the Cash Sweep provision.

PENSION PLANS

    The Corporation and most of its subsidiaries have defined benefit retirement plans for all eligible employees. Benefits of the plans are generally based on years of service and employees' compensation

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
during the last years of employment. The Corporation's contributions are made in accordance with independent actuarial reports which, for most plans, required minimal funding in the year ended December 31, 1994 and the period of May 7 through December 31, 1993. Net pension expense included the following components (dollars in millions):

                                                                             YEAR ENDED        MAY 7 THROUGH
                                                                          DECEMBER 31, 1994  DECEMBER 31, 1993
                                                                          -----------------  -----------------
Service cost-benefits earned during the period..........................      $      11          $       7
Interest cost on projected benefit obligation...........................             31                 21
Actual (return)/loss on plan assets.....................................              1                (37)
Net amortization/(deferral).............................................            (35)                16
                                                                                    ---                ---
Net pension expense.....................................................              8                  7
                                                                                    ---                ---
                                                                                    ---                ---

    The pension plan assets, which consist primarily of publicly traded common stocks and debt securities, had an estimated fair market value that was lower than the projected benefit obligation as of December 31, 1994 and 1993.

    The following table presents a reconciliation of the total assets of the pension plans to the projected benefit obligation (dollars in millions):

                                                                                           AS OF DECEMBER 31
                                                                                          --------------------
                                                                                            1994       1993
                                                                                          ---------  ---------
Amount of assets available for benefits:
  Funded assets of the plans at fair market value.......................................  $     370  $     400
  Accrued pension expense...............................................................         29         25
                                                                                          ---------  ---------
Total assets of the plans...............................................................        399        425
                                                                                          ---------  ---------
Present value of estimated pension obligation:
  Vested benefits.......................................................................        300        329
  Nonvested benefits....................................................................         25         27
                                                                                          ---------  ---------
Accumulated benefit obligation..........................................................        325        356
Additional benefits based on projected future salary increases..........................         79         85
                                                                                          ---------  ---------
Projected benefit obligation............................................................        404        441
                                                                                          ---------  ---------
Projected benefit obligation in excess of assets........................................         (5)       (16)
                                                                                          ---------  ---------
                                                                                          ---------  ---------

    The projected benefit obligation in excess of assets consisted of an unrecognized net loss in each period due to changes in assumptions and differences between actual and estimated experience.

    The expected long-term rate of return on plan assets was 9% for the year ended December 31, 1994 and the period of May 7 through December 31, 1993. The assumed weighted average discount rate used in determining the accumulated benefit obligation was 8.25% and 7% as December 31, 1994 and 1993, respectively. The rate of increases in projected future compensation levels was 5% for both periods.

POSTRETIREMENT BENEFITS

    The Corporation maintains plans that provide retiree health care and life insurance benefits for all eligible employees. Employees generally become eligible for the retiree benefit plans when they meet minimum retirement age and service requirements. The cost of providing most of these benefits is shared with retirees.

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

    The following table summarizes the components of net periodic postretirement benefit cost for the year ended December 31, 1994 and the period of May 7 through December 31, 1993 (dollars in millions):

                                                                             YEAR ENDED        MAY 7 THROUGH
                                                                          DECEMBER 31, 1994  DECEMBER 31, 1993
                                                                          -----------------  -----------------
Service cost of benefits earned.........................................      $       6          $       4
Interest on accumulated postretirement benefit obligation...............             12                  9
                                                                                    ---                ---
Net periodic postretirement benefit cost................................             18                 13
                                                                                    ---                ---
                                                                                    ---                ---

    The status of the Corporation's accrued postretirement benefit cost as of December 31, 1994 and 1993 were as follows (dollars in millions):

                                                                                               AS OF DECEMBER 31
                                                                                              --------------------
                                                                                                1994       1993
                                                                                              ---------  ---------
Accumulated postretirement benefit obligation:
  Retirees..................................................................................  $      81  $     123
  Fully eligible active participants........................................................         11         14
  Other active participants.................................................................         59         66
                                                                                              ---------  ---------
                                                                                                    151        203
Unrecognized net gain/(loss)................................................................         42         (2)
                                                                                              ---------  ---------
Accrued postretirement benefit cost liability recognized on the Consolidated Balance
 Sheet......................................................................................        193        201
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 10% and 11% as of December 31, 1994 and 1993, respectively, with a gradually declining rate to 5% by the year 2000 and remaining at that level thereafter. A one-percentage-point increase in the assumed health care cost trend rate for each year would increase the accumulated postretirement benefit obligation by $20 million and $22 million as of December 31, 1994 and 1993, respectively, and increase the net periodic postretirement benefit cost by $3 million and $2 million for the year ended December 31, 1994 and the period of May 7 through December 31, 1993, respectively. The assumed discount rate used in determining the accumulated postretirement benefit obligation was 8.25% and 7% as of December 31, 1994 and 1993, respectively.

COMMITMENTS AND CONTINGENCIES

    The Corporation has limited involvement with derivative financial instruments and does not use them for trading purposes. They are used primarily to manage well-defined interest rate and energy cost risks as well as occasional foreign currency exchange exposure. The following table presents the carrying amounts and estimated fair value of the Corporation's derivative portfolio as of December 31, 1994 (dollars in millions):

                                                                                 NOTIONAL      CARRYING
                                                                                  AMOUNT        AMOUNT      FAIR VALUE
                                                                                -----------  -------------  -----------
Interest rate contracts.......................................................   $     545     $       5     $       8
Energy price swaps............................................................          23            --            (1)

    The amounts reported as fair value represent the market value as obtained from broker quotations. The negative fair value of the energy price swaps is an estimate of the amounts the Corporation would need to pay as of December 31, 1994 to cancel the contracts or transfer them to other parties.

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

    As of December 31, 1993, the Corporation had approximately $455 million notional amount of interest rate contracts outstanding, extending up to three years, and approximately $42 million notional amount and $11 million notional amount of energy price and foreign currency exchange contracts outstanding, respectively, extending one year or less. The difference in the value of all of the aforementioned contracts and the December 31, 1993 market value was not material.

    The Corporation is exposed to credit losses in the event of nonperformance by the counterparties on all its derivative contracts but has no off-balance sheet credit risk of accounting loss. All counterparties have investment grade credit standing and accordingly, the Corporation anticipates that these counterparties will be able to fully satisfy their obligation under the contracts. The Corporation does not obtain collateral or other security to support financial instruments subject to credit risk but monitors the credit standing of counterparties.

INTEREST RATE RISK MANAGEMENT

    The Corporation purchased prepaid interest rate caps and swap options to manage the impact of interest rate changes on LIBOR-based bank debt. As of December 31, 1994, such instruments owned by the Corporation totaled $445 million, which capped the Corporation's expected LIBOR-based bank debt payments at 5.2% for 1995 ($250 million notional amount), 7% for 1996 ($120 million notional amount) and 7% for 1997 ($75 million notional amount). In addition, as of December 31, 1994, the Corporation had entered into $100 million of interest rate swap and collar agreements to hedge its Receivables Facility, under which $80 million was outstanding as of December 31, 1994. In January 1995, such interest rate swap and collar agreements were terminated at par and replaced with $80 million of new interest rate swap agreements. Under the interest rate swap agreements, the Corporation pays a fixed rate of approximately 8.9% (including facility costs) in exchange for the monthly commercial paper-based payments due on the Receivables Facility until its final maturity.

    Premiums paid for purchased interest rate cap agreements are amortized to interest expense over the term of the caps. Unamortized premiums are included in other assets on the consolidated balance sheet. Amounts receivable under cap agreements and receivables or payables under swap agreements are accrued as an increase or decrease to interest expense as appropriate.

ENERGY COST RISK MANAGEMENT

    The Corporation uses energy price swap agreements to hedge anticipated purchases of fuel to be utilized in the manufacturing process for gypsum wallboard. Under these swap agreements, the Corporation receives or makes payments based on the differential between a specified price and the actual closing price for the current month's energy price contract. As of December 31, 1994, the Corporation had over-the-counter swap agreements to exchange monthly payments on notional amounts of energy amounting to $23 million, all extending one year or less.

    Upon settlement of energy price contracts, the resulting gain or loss is included in cost of products sold, along with the actual spot energy cost of the corresponding underlying hedged transaction, the combination of which amounts to the predetermined specified contract price.

FOREIGN EXCHANGE RISK MANAGEMENT

    The Corporation had no foreign currency exchange contracts as of December 31, 1994.

MANAGEMENT PERFORMANCE PLAN

    On May 6, 1993, all outstanding stock options were cancelled without consideration and all shares of restricted and deferred stock were cashed-out pursuant to "change in control" provisions contained in the Management Performance Plan except for 25,580 shares of restricted stock and awards for deferred stock yet to be issued which remained outstanding as a consequence of certain waivers of the change in control

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
event by senior members of management. Those shares which remained outstanding on May 6, 1993 were freed of restrictions in 1994, an acceleration from the original terms which freed the restrictions on incremental portions of the shares through 1998.

    As permitted by the Prepackaged Plan, a certain number of common shares were reserved for future issuance in conjunction with stock options. Options were granted in 1993 and 1994 at an exercise price equal to the mean of the high and low sales prices for a share of the Corporation's common stock (the "Common Stock") as reported on the NYSE composite tape on the grant dates. These options become exercisable at the rate of one-third of the aggregate grant on each of the first three anniversaries of the date of the grant and expire on the tenth anniversary of the date of grant except in the case of retirement, death or disability in which case they expire on the earlier of the fifth anniversary of such event or the expiration of the original option term. Stock option activity for the year ended December 31, 1994 and the period of May 7 through December 31, 1993 was as follows:

                                                                                YEAR ENDED    MAY 7 THROUGH
                                                                               DECEMBER 31,    DECEMBER 31,
                                                                                   1994            1993
                                                                              --------------  --------------
Outstanding at beginning of period..........................................      1,673,000              --
Granted.....................................................................      1,161,500       1,673,000
Exercised (at a price of $10.3125 per share)................................        (23,800)             --
Canceled....................................................................        (46,200)             --
                                                                              --------------  --------------
Outstanding at end of period (at prices ranging from $10.3125 to $32.5625
 per share).................................................................      2,764,500       1,673,000
                                                                              --------------  --------------
                                                                              --------------  --------------
Exercisable at end of period................................................        578,020              --
Available for grant at end of period........................................             50       1,115,350

PREFERRED SHARE PURCHASE RIGHTS

    On May 6, 1993, a rights plan (the "Rights Agreement") was adopted pursuant to which the Corporation declared a distribution of one right (the "Rights") upon each share of Common Stock. The Rights, which are intended to protect stockholders in the event of an unsolicited attempt to acquire the Corporation, generally become exercisable 10 days following the announcement of the acquisition of 20% or more of the outstanding Common Stock by someone other than the Corporation or one of its employee benefit plans (10% in the case of an acquisition which the Corporation's Board of Directors determines to represent a threat of acquisition not in the best interests of the Corporation's stockholders). When exercisable, each of the Rights entitles the registered holder to purchase one-hundredth of a share of a junior participating preferred stock, series C, $1.00 par value per share, at a price of $35.00 per one-hundredth of a preferred share, subject to adjustment. The Rights also provide for a so-called "flip-in" feature and exchange feature and certain exemptions permitting certain acquisitions and the continued holding of common shares by Water Street and its affiliates in excess of the otherwise specified thresholds.

    In the event that the Corporation is the surviving corporation and the Common Stock remains outstanding and unchanged in a merger or other business combination with such acquiring party or the acquiring party engages in one of a number of self-dealing transactions specified in the Rights Agreement, each holder of a Right other than the acquiring party will thereafter have the right, subject to the exchange feature, to receive upon exercise thereof that number of shares of Common Stock having a market value at the time of such transaction of two times the exercise price of the Right.

WARRANTS

    On May 6, 1993, a total of 2,602,566 warrants, each to purchase a share of Common Stock at an exercise price of $16.14 per share (the "Warrants"), in addition to Common Stock, were issued to holders of

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
certain debt which was converted to equity in the Restructuring. Upon issuance, each of the Warrants entitled the holder to purchase one share of Common Stock at a purchase price of $16.14 per share, subject to adjustment under certain events.

    The Warrants are exercisable, subject to applicable securities laws, at any time prior to May 6, 1998. Each share of Common Stock issued upon exercise of a Warrant prior to the Distribution Date (as defined in the Rights Agreement) and prior to the redemption or expiration of the Rights will be accompanied by an attached Right issued under the terms and subject to the conditions of the Rights Agreement as it may then be in effect. As of December 31, 1994 and 1993, outstanding Warrants amounted to 2,594,181 and 2,601,619, respectively.

STOCKHOLDERS' EQUITY

    Changes in stockholders' equity are summarized as follows (dollars in millions):

                                                                                YEAR ENDED      MAY 7 THROUGH
                                                                               DECEMBER 31,     DECEMBER 31,
                                                                                   1994             1993
                                                                              ---------------  ---------------
COMMON STOCK:
Beginning Balance...........................................................     $       4        $       4
Public offering of common stock.............................................             1               --
                                                                                     -----            -----
Ending Balance..............................................................             5                4
                                                                                     -----            -----
CAPITAL RECEIVED IN EXCESS OF PAR VALUE:
Beginning Balance...........................................................            --               --
Public offering of common stock.............................................           223               --
Other, net..................................................................            (2)              --
                                                                                     -----            -----
Ending Balance..............................................................           221               --
                                                                                     -----            -----
DEFERRED CURRENCY TRANSLATION:
Beginning Balance...........................................................            (9)              --
Change during the period....................................................            (4)              (9)
                                                                                     -----            -----
Ending Balance..............................................................           (13)              (9)
                                                                                     -----            -----
REINVESTED EARNINGS/(DEFICIT):
Beginning Balance...........................................................          (129)              --
Net loss....................................................................           (92)            (129)
                                                                                     -----            -----
Ending Balance..............................................................          (221)            (129)
                                                                                     -----            -----
Total stockholders' equity/(deficit)........................................            (8)            (134)
                                                                                     -----            -----
                                                                                     -----            -----

    There were 33,988 and 27,876 shares of $0.10 par value Common Stock held in treasury as of December 31, 1994 and 1993, respectively. These shares were acquired through the forfeiture of restricted stock and the surrender of shares in settlement of tax withholding obligations.

    In the first quarter of 1994, the Corporation completed the Equity Offering under which 14,375,000 shares of Common Stock was sold to the public, consisting of 7,900,000 shares newly issued by the Corporation and 6,475,000 sold by Water Street. Net proceeds to the Corporation from the newly issued shares amounted to $224 million. The Corporation did not receive any proceeds from the sale of shares by Water Street. See "Indebtedness" note for more information on the Equity Offering.

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

LITIGATION

    One of  the  Corporation's  subsidiaries, U.S.  Gypsum,  is  among  numerous defendants in lawsuits arising out of the manufacture and sale of asbestos-containing building materials. U.S. Gypsum sold certain asbestos-containing products beginning in the 1930's; in most cases the products were discontinued or asbestos was removed from the product formula by 1972, and no asbestos-containing products were sold after 1977. Some of these lawsuits seek to recover compensatory and in many cases punitive damages for costs associated with maintenance or removal and replacement of products containing asbestos (the "Property Damage Cases"). Others of these suits (the "Personal Injury Cases") seek to recover compensatory and in many cases punitive damages for personal injury allegedly resulting from exposure to asbestos and asbestos-containing products. It is anticipated that additional personal injury and property damage cases containing similar allegations will be filed.

    As discussed below, U.S. Gypsum has substantial personal injury and property damage insurance for the years involved in the asbestos litigation. Prior to 1985, when an asbestos exclusion was added to U.S. Gypsum's policies, U.S. Gypsum purchased comprehensive general liability insurance policies covering personal injury and property damage in an aggregate face amount of approximately $850 million. Insurers that issued approximately $106 million of these policies are presently insolvent. After deducting insolvencies and exhaustion of policies, approximately $550 million of insurance remains potentially available. Because U.S. Gypsum's insurance carriers initially responded to its claims for defense and indemnification with various theories denying or limiting coverage and the applicability of their policies, U.S. Gypsum filed a declaratory judgment action against them in the Circuit Court of Cook County, Illinois on December 29, 1983. (U. S. GYPSUM CO. V. ADMIRAL INSURANCE CO., ET AL.) (the "Coverage Action"). U.S. Gypsum alleges in the Coverage Action that the carriers are obligated to provide indemnification for settlements and judgments and, in some cases, defense costs incurred by U.S. Gypsum in property damage and personal injury claims in which it is a defendant. The current defendants are ten insurance carriers that provided comprehensive general liability insurance coverage to U.S. Gypsum between the 1940's and 1984. As discussed below, several carriers have settled all or a portion of the claims in the Coverage Action.

    U.S. Gypsum's aggregate out-of-pocket cash expenditures for all asbestos-related matters, including property damage, personal injury, insurance coverage litigation and related expenses, exceeded aggregate insurance payments by $25.8 million in 1992, $8.2 million in 1993 and $33.4 million in 1994. For the same periods, the Corporation has charged $18 million to earnings annually for all asbestos-related matters, excluding the $30 million charge described in "Property Damage Cases" below.

PROPERTY DAMAGE CASES

    The Property Damage Cases have been brought against U.S. Gypsum by a variety of plaintiffs, including school districts, state and local governments, colleges and universities, hospitals and private property owners. As of December 31, 1994, 41 Property Damage Cases were pending against U.S. Gypsum; however, the number of buildings involved is greater than the number of cases because many of these cases, including the class actions referred to below, involve multiple buildings. In addition, approximately 37 property damage claims have been threatened against U.S. Gypsum. U.S. Gypsum has denied the substantive allegations of each of the Property Damage Cases and intends to defend them vigorously except when advantageous settlements are possible.

    U.S. Gypsum is one of many defendants in three pending cases that have been certified as class actions and others that request such certification. On April 10, 1992, a state court in Philadelphia certified a class consisting of all owners of buildings leased to the federal government. (PRINCE GEORGE CENTER, INC. V. U.S. GYPSUM CO., ET AL., Court of Common Pleas, Philadelphia, Pa.) On September 4, 1992, a Federal district

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
court in South Carolina conditionally certified a class comprised of all colleges and universities in the United States, which certification is presently limited to the resolution of certain allegedly "common" liability issues. (CENTRAL WESLEYAN COLLEGE V. W.R. GRACE & CO., ET AL, U.S.D.C. S.C.).

    In October 1994, U.S. Gypsum executed agreements to settle two other class actions (one of which has now been closed), subject to court approval following notice to the respective classes. One suit was brought on behalf of owners and operators of all elementary and secondary schools in the United States that contain or contained friable asbestos-containing material. (IN RE ASBESTOS SCHOOL LITIGATION, U.S.D.C, E.D. Pa.) Approximately 1,350 school districts opted out of the class, some of which have filed or may file separate lawsuits. The other class action settlement involved approximately 333 school districts in Michigan that had opted out of the nationwide class action. (BOARD OF EDUCATION OF THE CITY OF DETROIT, ET AL. V. THE CELOTEX CORP., ET AL., Circuit Court for Wayne County, MI.) The Corporation took a $30 million pre-tax charge to earnings in the fourth quarter of 1994 primarily to cover the cash payments, approximately two-thirds of which was paid in 1994 with the rest payable over the next two years. In addition, U.S. Gypsum will also issue discount coupons to the school districts in the nationwide class action for the purchase of plaster products. The coupons, which will be redeemable over ten years subject to annual "caps," will have an aggregate face amount of $50 million. No charge against earnings was recorded for future coupon redemptions. Such redemptions will reduce margins when redeemed, and although the amount of redemptions cannot be estimated, the impact on results of operations is expected to be immaterial. The Michigan settlement was approved by the Court on December 2, 1994, and no appeal was filed. The settlement of the nationwide class action has not yet been presented to the Court for approval.

    A case pending in state court in South Carolina, which has not been certified as a class action, purports to be a "voluntary" class action on behalf of owners of all buildings containing certain types of asbestos-containing products manufactured by the nine named defendants, including U.S. Gypsum, other than buildings owned by the federal or state governments, single family residences, or buildings at issue in the other described class actions. (ANDERSON COUNTY HOSPITAL V. W.R. GRACE & CO., ET AL., Court of Common Pleas, Hampton Co., S.C. (the "Anderson Case")). The Anderson Case also names the Corporation as a defendant, alleging, among other things, that the guarantees executed by U.S. Gypsum in connection with the 1988 Recapitalization, as well as subsequent distributions of cash from U.S. Gypsum to the Corporation, rendered U.S. Gypsum insolvent and constitute a fraudulent conveyance. In July 1994, the court in the Anderson Case ruled that claims involving building owners outside South Carolina cannot be included in the suit. A case which has yet to be certified as a class action was filed in federal court in the Eastern District of Texas on August 8, 1994. (KIRBYVILLE INDEPENDENT SCHOOL DISTRICT V. U.S. GYPSUM, ET AL., United States District Court for the Eastern District of Texas, Beaumont Division). The case purports to be a class action on behalf of all public building owners and political subdivisions of the State of Texas, including all cities, counties and municipalities. The damages claimed against U.S. Gypsum in the class action cases are unspecified.

    In total, U.S. Gypsum has settled approximately 93 property damage cases, involving 209 plaintiffs, in addition to the two school class action settlements referred to above. Twenty-four cases have been tried to verdict, 15 of which were won by U.S. Gypsum and 5 lost; three other cases, one won at the trial level and two lost, were settled during appeals. Another case that was lost at the trial court level was reversed on appeal and remanded to the trial court, which has now entered judgment for U.S. Gypsum. Appeals are pending in 3 of the tried cases. In the cases lost, compensatory damage awards against U.S. Gypsum have totaled $11.5 million. Punitive damages totalling $5.5 million were entered against U.S. Gypsum in four trials. Two of the punitive damage awards, totalling $1.45 million, were paid after appeals were exhausted; and two were settled during the appellate process.

    In 1992, 7 new Property Damage Cases were filed against U.S. Gypsum, 10 were dismissed before trial, 18 were settled, 3 were closed following trial or appeal, and 76 were pending at year-end. U.S. Gypsum expended $34.9 million for the defense and resolution of Property Damage Cases and received insurance

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
payments of $10.2 million in 1992. During 1993, 5 new Property Damage Cases were filed against U.S. Gypsum, 7 were dismissed before trial, 11 were settled, 1 was closed following trial or appeal, 2 were consolidated into 1, and 61 were pending at year end; U. S Gypsum expended $13.9 million for the defense and resolution of Property Damage Cases and received insurance payments of $7.6 million in 1993. In 1994, 5 new Property Damage Cases were filed against U.S. Gypsum, 5 were dismissed before trial, 19 were settled, 1 was closed following trial or appeal, and 41 were pending at year-end. U.S. Gypsum expended $40.6 million for the defense and resolution of Property Damage Cases (excluding payments not yet due and future credits for coupon redemption under a 1994 class action settlement) and received insurance payments of $9 million in 1994.

    In the Property Damage Cases litigated to date, a defendant's liability for compensatory damages, if any, has been limited to damages associated with the presence and quantity of asbestos-containing products manufactured by that defendant which are identified in the buildings at issue, although plaintiffs in some cases have argued that principles of joint and several liability should apply. Because of the unique factors inherent in each of the Property Damage Cases, including the lack of reliable information as to product identification and the amount of damages claimed against U.S. Gypsum in many cases, including the class actions described above, management is unable to make a reasonable estimate of the cost of disposing of pending Property Damage Cases.

PERSONAL INJURY CASES

    U.S. Gypsum was among numerous defendants in asbestos personal injury suits and administrative claims involving approximately 54,000 claimants pending as of December 31, 1994 although, as discussed below, approximately 22,000 of such claims are settled but not yet closed. All asbestos bodily injury claims pending in the federal courts, including approximately one-third of the Personal Injury Cases pending against U.S. Gypsum, have been consolidated in the United States District Court for the Eastern District of Pennsylvania.

    U.S. Gypsum is a member, together with 19 other former producers of asbestos-containing products, of the Center for Claims Resolution (the "Center"). The Center has assumed the handling, including the defense and settlement, of all Personal Injury Cases pending against U.S. Gypsum and the other members of the Center. Each member of the Center is assessed a portion of the liability and defense costs of the Center for the Personal Injury Cases handled by the Center, according to predetermined allocation formulas. Five of U.S. Gypsum's insurance carriers that in 1985 signed an Agreement Concerning Asbestos-Related Claims (the "Wellington Agreement") are supporting insurers (the "Supporting Insurers") of the Center. The Supporting Insurers are obligated to provide coverage for the defense and indemnity costs of the Center's members pursuant to the coverage provisions in the Wellington Agreement. Claims for punitive damages are defended but not paid by the Center; if punitive damages are recovered, insurance coverage may be available under the Wellington Agreement depending on the terms of particular policies and applicable state law. Punitive damages have not been awarded against U.S. Gypsum in any of the Personal Injury Cases. Virtually all of U.S. Gypsum's personal injury liability and defense costs are paid by those of its insurance carriers that are Supporting Insurers. The Supporting Insurers provided approximately $350 million of the total coverage referred to above, of which approximately $222 million remains unexhausted.

    On January 15, 1993, U.S. Gypsum and the other members of the Center entered into a class action settlement in the U. S. District Court for the Eastern District of Pennsylvania. (GEORGINE ET AL. V. AMCHEM PRODUCTS INC., ET AL., Case No. 93-CV-0215; hereinafter "Georgine.") The class of plaintiffs includes all persons who have been occupationally exposed to asbestos-containing products manufactured by the defendants, who had not filed an asbestos personal injury suit as of the date of the filing of the class action. The settlement has been approved by the trial court, and if upheld on appeal will implement for all future Personal Injury Cases, except as noted below, an administrative compensation system to replace judicial

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
claims against the defendants, and will provide fair and adequate compensation to future claimants who can demonstrate exposure to asbestos-containing products manufactured by the defendants and the presence of an asbestos-related disease. Approximately 250,000 purported class members "opted out," or elected to be excluded from the settlement, although a substantial portion of such "opt outs" had previously filed claims or are in groups considered unlikely to generate significant numbers of future claims. As of December 31, 1994, approximately 10,000 claims naming U.S. Gypsum as a defendant had been filed by "opt outs." In addition, in each year a limited number of class members will have certain rights to prosecute their claims for compensatory (but not punitive) damages in court in the event they reject the compensation offered by the administrative processing of their claim.

    The Center members, including U.S. Gypsum, have instituted proceedings against those of their insurance carriers that had not consented to support the settlement, seeking a declaratory judgment that the settlement is reasonable and, therefore, that the carriers are obligated to fund their portion of it. Consummation of the settlement is contingent upon, among other things, court approval of the settlement and a favorable ruling in the declaratory judgment proceedings against the non-consenting insurers.

    Each of the defendants has committed to fund a defined portion of the settlement, up to a stated maximum amount, over the initial ten year period of the agreement (which is automatically extended unless terminated by the defendants). Taking into account the provisions of the settlement agreement concerning the maximum number of claims that must be processed in each year and the total amount to be made available to the claimants, the Center estimates that U.S. Gypsum will be obligated to fund a maximum of approximately $125 million of the class action settlement, exclusive of expenses, with a maximum payment of less than $18 million in any single year; of the total amount of U.S. Gypsum's obligation, all but approximately $7 million is expected to be paid by U.S. Gypsum's insurance carriers.

    During 1992, approximately 20,100 Personal Injury Cases were filed against U.S. Gypsum and approximately 10,600 were settled or dismissed. U.S. Gypsum incurred expenses of $21.6 million in 1992 with respect to Personal Injury Cases of which $21.5 million was paid by insurance. During 1993, approximately 26,900 Personal Injury Cases were filed against U.S. Gypsum and approximately 22,900 were settled or dismissed. U.S. Gypsum incurred expenses of $34.9 million in 1993 with respect to Personal Injury Cases of which $34.0 million was paid by insurance. During 1994, approximately 14,000 Personal Injury Cases were filed against U.S. Gypsum, U.S. Gypsum was added as a defendant in approximately 4,000 cases that had been previously filed, and approximately 23,000 were settled or dismissed. U.S. Gypsum incurred expenses of $38 million in 1994 with respect to Personal Injury Cases of which $37.3 million was paid by insurance. As of December 31, 1994, 1993, and 1992, 54,000, 59,000, and 54,000 Personal Injury
Cases were outstanding against U.S. Gypsum, respectively.

    U.S. Gypsum's average settlement cost for Personal Injury Cases over the past three years has been approximately $1,600 per claim, exclusive of defense costs. Management anticipates that its average settlement cost may increase due to such factors as the possible insolvency of co-defendants, although this increase may be offset to some extent by other factors, including the possibility for block settlements of large numbers of cases and the apparent increase in the percentage of asbestos personal injury cases that appear to have been brought by individuals with little or no physical impairment. Through the Center, U.S. Gypsum had reached settlements on approximately 22,000 Personal Injury Cases pending on December 31, 1994 for amounts totalling approximately $32 million, to be expended over a three to five year period. In management's opinion, based primarily upon U.S. Gypsum's experience in the Personal Injury Cases disposed of to date and taking into consideration a number of uncertainties, it is probable that all asbestos-related Personal Injury Cases pending against U.S. Gypsum as of December 31, 1994, can be disposed of for a total amount, including both indemnity costs and legal fees and expenses, estimated to be between $90 million and $100 million (of which all but less than $5 million is expected to be paid by insurance). The estimated cost of resolving pending claims takes into account, among other factors, (i) the number of

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

pending claims; (ii) the settlements of certain large blocks of claims for higher per-case averages than have historically been paid; (iii) the committed but unconsummated settlements described above; and (iv) a small increase in U.S. Gypsum's historical settlement average.

    Assuming that the Georgine class action settlement referred to above is approved substantially in its current form, management estimates, based on assumptions supplied by the Center, U.S. Gypsum's maximum total exposure in Personal Injury Cases during the next ten years (the initial term of the agreement), including liability for pending claims and claims resolved as part of the class action settlement, as well as defense costs and other expenses, at approximately $250 million, of which approximately $235 million is expected to be paid by insurance. U.S. Gypsum's additional exposure for claims filed by persons who have opted out of Georgine would depend on the number and severity of such claims that are filed, which cannot presently be determined.

COVERAGE ACTION

    As indicated above, all of U.S. Gypsum's carriers initially denied coverage for the Property Damage Cases and the Personal Injury Cases, and U.S. Gypsum initiated the Coverage Action to establish its right to such coverage. U.S. Gypsum has voluntarily dismissed the Supporting Insurers referred to above from the personal injury portion of the Coverage Action because they committed to providing personal injury coverage in accordance with the Wellington Agreement. U.S. Gypsum's claims against the remaining carriers for coverage for the Personal Injury Cases have been stayed since 1984.

    On January 7, 1991, the trial court in the Coverage Action ruled on the applicability of U.S. Gypsum's insurance policies to settlements and one adverse judgment in eight Property Damage Cases. The court ruled that the eight cases were generally covered, and imposed coverage obligations on particular policy years based upon the dates when the presence of asbestos-containing material was "first discovered" by the plaintiff in each case. The court awarded reimbursement of approximately $6.2 million spent by U.S. Gypsum to resolve the eight cases. U.S. Gypsum appealed the court's ruling with respect to the policy years available to cover particular claims, and the carriers appealed most other aspects of the court's ruling.

    On November 4, 1994, the Illinois Appellate Court issued a ruling affirming the trial court's finding that the eight cases were covered, but expanding the years of coverage available by holding that all insurance policies in effect from the date of installation to the date of removal of asbestos-containing products are obligated to provide coverage (known as the "continuous trigger" of coverage). The defendant carriers' rehearing petition was denied by the Appellate Court in January 1995. The defendant carriers have indicated their intention to seek review by the Illinois Supreme Court, which is discretionary with the Court. If the Supreme Court accepts the appeal, the appeal will continue for a year or more. Once the appellate process has concluded, further proceedings will be necessary in the trial court with respect to the application of the appellate ruling to all Property Damage Cases other than the eight cases involved in the earlier trial, as well as resolution of certain other issues.

    The Appellate Court's ruling, if applied to the Property Damage Cases generally, will allow U.S. Gypsum to access all of its available insurance coverage for Property Damage Cases, subject to reduction for amounts that are spent on Personal Injury Cases. Under the ruling, all Property Damage Cases would be covered by insurance unless or until such insurance becomes exhausted. U.S. Gypsum is evaluating the impact of the ruling on past property damage expenditures and, if the ruling is applied to such expenditures, U.S. Gypsum should be able to recover a substantial portion, subject to the allocation of costs to insolvent carriers, excess carriers with no defense cost obligations, and carriers that have previously settled. The Company is not yet able to estimate the amount of its past property damage expenditures that it could recover or when such recoveries would occur.

    Eight carriers, including two of the Supporting Insurers, have settled U.S. Gypsum's claims for both property damage and personal injury coverage and have been dismissed from the Coverage Action entirely.

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
Four of these carriers agreed to pay all or a substantial portion of their policy limits to U.S. Gypsum beginning in 1991 and continuing over the following four years. Three other excess carriers, including the two settling Supporting Insurers, have agreed to provide coverage for the Property Damage Cases and the Personal Injury Cases subject to certain limitations and conditions, when and if underlying primary and excess coverage is exhausted. Taking into account the above settlements, including participation of certain of the settling carriers in the Wellington Agreement, and consumption through December 31, 1994, carriers providing a total of approximately $81 million of unexhausted insurance have agreed, subject to the terms of the various settlement agreements, to cover both Personal Injury Cases and Property Damage Cases. Carriers providing an additional $210 million of coverage that was unexhausted as of December 31, 1994 have agreed to cover Personal Injury Cases under the Wellington Agreement, but continue to contest coverage for Property Damage Cases and remain defendants in the Coverage Action. U.S. Gypsum continues to seek negotiated resolutions with its carriers in order to minimize the expense and delays of litigation.

    Insolvency proceedings have been instituted against four of U. S. Gypsum's insurance carriers. Midland Insurance Company, declared insolvent in 1986, provided excess insurance ($4 million excess of $1 million excess of $500,000 primary in each policy year) from February 15, 1975 to February 15, 1978; Transit Casualty Company, declared insolvent in 1985, provided excess insurance ($15 million excess of $1 million primary in each policy year) from August 1, 1980 to December 31, 1985; Integrity Insurance Company, declared insolvent in 1986, provided excess insurance ($10 million quota share of $25 million excess of $90 million) from August 1, 1983 to July 31, 1984; and American Mutual Insurance Company, declared insolvent in 1989, provided the primary layer of insurance ($500,000 per year) from February 1, 1963 to April 15, 1971. It is possible that U.S. Gypsum will be required to pay a presently indeterminable portion of the costs that would otherwise have been covered by these policies. In addition, portions of various policies issued by Lloyd's and other London market companies between 1966 and 1979 have also become insolvent; under the Wellington Agreement, U.S. Gypsum must pay these amounts, which total approximately $12 million.

    It is not possible to predict the number of additional lawsuits alleging asbestos-related claims that may be filed against U.S. Gypsum. Many Property Damage Cases are still at an early stage and the potential liability therefrom is consequently uncertain. In view of the limited insurance funding currently available for the Property Damage Cases resulting from the continued resistance by a number of U.S. Gypsum's insurers to providing coverage, the effect of the asbestos litigation on the Corporation will depend upon a variety of factors, including the damages sought in the Property Damage Cases that reach trial prior to the completion of the Coverage Action, U.S. Gypsum's ability to successfully defend or settle such cases, and the resolution of the Coverage Action. As a result, management is unable to determine whether an adverse outcome in the asbestos litigation will have a material adverse effect on the results of operations or the consolidated financial position of the Corporation.

ACCOUNTING CHANGE

    Effective January 1, 1994, the Corporation adopted the requirements of Financial Accounting Standards Board Interpretation No. 39 ("Interpretation 39"). In accordance with Interpretation 39, U.S. Gypsum recorded an accrual for its liabilities for asbestos-related matters which are deemed probable and can be reasonably estimated, and separately recorded an asset equal to the amount of such liabilities that is expected to be paid by uncontested insurance. Due to management's inability to reasonably estimate U.S. Gypsum's liability for Property Damage Cases and (until the implementation of Georgine is deemed probable) future Personal Injury Cases, the liability and asset recorded in 1994 relate only to pending Personal Injury Cases. As of December 31, 1994, the liability (which is included in other liabilities on the

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
consolidated balance sheet) and the asset (which is included in other assets on the consolidated balance sheet) for pending Personal Injury Cases each amounted to $100 million. This implementation of Interpretation 39 did not impact earnings, cash flow or net assets.

ENVIRONMENTAL LITIGATION

    The Corporation and certain of its subsidiaries have been notified by state and federal environmental protection agencies of possible involvement as one of numerous "potentially responsible parties" in a number of so-called "Superfund" sites in the United States. In substantially all of these sites, the involvement of the Corporation or its subsidiaries is expected to be minimal. The
Corporation believes that appropriate reserves have been established for its potential liability in connection with all Superfund sites but is continuing to review its accruals as additional information becomes available. Such reserves take into account all known or estimable costs associated with these sites including site investigations and feasibility costs, site cleanup and remediation, legal costs, and fines and penalties, if any. In addition, environmental costs connected with site cleanups on USG-owned property are also covered by reserves established in accordance with the foregoing. The Corporation believes that neither these matters nor any other known governmental proceeding regarding environmental matters will have a material adverse effect upon its earnings or consolidated financial position.

INDUSTRY AND GEOGRAPHIC SEGMENTS
    Transactions between geographic areas are accounted for on an "arm's-length" basis. No single customer accounted for 4% or more of consolidated net sales. Export sales to foreign unaffiliated customers represent less than 10% of consolidated net sales.

    Intrasegment and intersegment eliminations largely reflect intercompany sales. Segment operating profit/(loss) includes all costs and expenses directly related to the segment involved and an allocation of expenses which benefit more than one segment. Segment operating profit/(loss) also includes the non-cash amortization of excess reorganization value which had the impact of reducing operating profit. Assets for USG Funding, which was established in 1994, represent the outstanding balance of receivables purchased from U.S. Gypsum and USG Interiors, net of reserves, and are included in "corporate identifiable assets" in the table below. As of December 31, 1994, such receivables, net of reserves, amounted to $123 million, including $84 million purchased from U.S. Gypsum and $39 million purchased from USG Interiors. Information for the period of May 7 through December 31, 1993, shown in the following tables has been restated to conform to the Corporation's current industry segment organization.

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                                              AMORTIZATION OF
                                               OPERATING          EXCESS           DEPRECIATION
YEAR ENDED DECEMBER 31, 1994                    PROFIT/       REORGANIZATION       DEPLETION AND         CAPITAL       IDENTIFIABLE
INDUSTRY SEGMENTS                 NET SALES     (LOSS)             VALUE           AMORTIZATION       EXPENDITURES        ASSETS
- --------------------------------  ---------  -------------  -------------------  -----------------  -----------------  -------------
                                                                        (DOLLARS IN MILLIONS)
North American Gypsum:
  U.S. Gypsum...................  $   1,209    $     158         $      61           $      29          $      37        $     887
  CGC (gypsum division).........        110           (6)               18                   3                  4              120
  Other subsidiaries............         90           24                --                   4                  5               56
  Eliminations..................        (84)          --                --                  --                 --                1
                                  ---------        -----             -----                 ---              -----           ------
  Total Gypsum Products.........      1,325          176                79                  36                 46            1,064
  Building Products
   Distribution.................        659           10                 3                   2                  3              147
  Eliminations..................       (204)          (2)               --                  --                 --              (33)
                                  ---------        -----             -----                 ---              -----           ------
  Total North American Gypsum...      1,780          184                82                  38                 49            1,178
                                  ---------        -----             -----                 ---              -----           ------
Worldwide Ceilings:
  USG Interiors.................        400          (28)               71                  10                 12              403
  USG International.............        202          (13)               16                   3                  3              189
  CGC (interiors division)......         29            3                --                  --                 --                8
  Eliminations..................        (37)          --                --                  --                 --               --
                                  ---------        -----             -----                 ---              -----           ------
  Total Worldwide Ceilings......        594          (38)               87                  13                 15              600
                                  ---------        -----             -----                 ---              -----           ------
Corporate.......................         --          (42)               --                  33                 --              352
Eliminations....................        (84)          --                --                  --                 --               (6)
                                  ---------        -----             -----                 ---              -----           ------
Total USG Corporation...........      2,290          104               169                  84                 64            2,124
                                  ---------        -----             -----                 ---              -----           ------
                                  ---------        -----             -----                 ---              -----           ------
GEOGRAPHIC SEGMENTS
- --------------------------------
United States...................  $   2,008    $      94         $     135           $      74          $      52        $   1,770
Canada..........................        164            2                18                   5                  9              153
Other Foreign...................        228            8                16                   5                  3              200
Transfers between geographic
 areas..........................       (110)          --                --                  --                 --                1
                                  ---------        -----             -----                 ---              -----           ------
Total USG Corporation...........      2,290          104               169                  84                 64            2,124
                                  ---------        -----             -----                 ---              -----           ------
                                  ---------        -----             -----                 ---              -----           ------

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                                              AMORTIZATION OF
                                               OPERATING          EXCESS           DEPRECIATION
YEAR ENDED DECEMBER 31, 1993                    PROFIT/       REORGANIZATION       DEPLETION AND         CAPITAL       IDENTIFIABLE
INDUSTRY SEGMENTS                 NET SALES     (LOSS)             VALUE           AMORTIZATION       EXPENDITURES        ASSETS
- --------------------------------  ---------  -------------  -------------------  -----------------  -----------------  -------------
                                                                        (DOLLARS IN MILLIONS)
North American Gypsum:
  U.S. Gypsum...................  $     673    $      48         $      41           $      20          $      17        $     912
  CGC (gypsum division).........         61           (8)               12                   2                  2              145
  Other subsidiaries............         53           13                --                   2                  4               61
  Eliminations..................        (43)          --                --                  --                 --               --
                                  ---------        -----             -----                 ---              -----           ------
  Total Gypsum Products.........        744           53                53                  24                 23            1,118
  Building Products
   Distribution.................        372            4                 2                   1                  1              125
  Eliminations..................       (111)          --                --                  --                 --              (25)
                                  ---------        -----             -----                 ---              -----           ------
  Total North American Gypsum...      1,005           57                55                  25                 24            1,218
                                  ---------        -----             -----                 ---              -----           ------
Worldwide Ceilings:
  USG Interiors.................        245          (20)               47                   6                  2              507
  USG International.............        126          (11)               11                   2                  3              181
  CGC (interiors division)......         19            1                --                   1                 --                9
  Eliminations..................        (23)          --                --                  --                 --               --
                                  ---------        -----             -----                 ---              -----           ------
  Total Worldwide Ceilings......        367          (30)               58                   9                  5              697
                                  ---------        -----             -----                 ---              -----           ------
Corporate.......................         --          (26)               --                  10                 --              251
Eliminations....................        (47)          --                --                  --                 --               (3)
                                  ---------        -----             -----                 ---              -----           ------
Total USG Corporation...........      1,325            1               113                  44                 29            2,163
                                  ---------        -----             -----                 ---              -----           ------
                                  ---------        -----             -----                 ---              -----           ------
GEOGRAPHIC SEGMENTS
- --------------------------------
United States...................  $   1,147    $       3         $      90           $      36          $      20        $   1,789
Canada..........................         95           (6)               12                   5                  6              178
Other Foreign...................        143            4                11                   3                  3              197
Transfers between geographic
 areas..........................        (60)          --                --                  --                 --               (1)
                                  ---------        -----             -----                 ---              -----           ------
Total USG Corporation...........      1,325            1               113                  44                 29            2,163
                                  ---------        -----             -----                 ---              -----           ------
                                  ---------        -----             -----                 ---              -----           ------

                                                                                                        MAY 7 THROUGH
                                                                                       YEAR ENDED       DECEMBER 31,
                                                                                    DECEMBER 31, 1994       1993
                                                                                    -----------------  ---------------
                                                                                          (DOLLARS IN MILLIONS)
TRANSFERS BETWEEN GEOGRAPHIC AREAS
- ----------------------------------------------------------------------------------
United States ....................................................................      $      44         $      25
Canada ...........................................................................             36                16
Other Foreign ....................................................................             30                19
                                                                                            -----            ------
Total ............................................................................            110                60
                                                                                            -----            ------
                                                                                            -----            ------

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SUBSIDIARY DEBT GUARANTEES

    The Corporation had $298 million and $478 million aggregate principal amount of Senior 2002 Notes outstanding as of December 31, 1994 and 1993, respectively. Each of U.S. Gypsum, USG Industries, Inc., USG Interiors, USG Foreign Investments, Ltd., L&W Supply, Westbank Planting Company, USG Interiors International, Inc., American Metals Corporation and La Mirada Products Co., Inc. (together, the "Combined Guarantors") guaranteed, in the manner described below, both the obligations of the Corporation under the Credit Agreement and the Senior 2002 Notes. The Combined Guarantors are jointly and severally liable under these guarantees (the "Subsidiary Guarantees"). Holders of the Bank Debt have the right to (i) determine whether, when and to what extent the guarantees will be enforced (provided that each guarantee payment will be applied to the Bank Debt and Senior 2002 Notes pro rata based on the respective amounts owed thereon) and (ii) amend or eliminate the guarantees. The guarantees will terminate when the Bank Debt is retired regardless of whether any Senior 2002 Notes remain unpaid. The liability of each of the Combined Guarantors on its guarantee is limited to the greater of (i) 95% of the lowest amount, calculated as of July 13, 1988, sufficient to render the guarantor insolvent, leave the guarantor with unreasonably small capital or leave the guarantor unable to pay its debts as they become due (each as defined under applicable law) and (ii) the same amount, calculated as of the date any demand for payment under such guarantee is made, in each case plus collection costs. The guarantees are senior obligations of the applicable guarantor and rank PARI PASSU with all unsubordinated obligations of the guarantor.

    Subsidiaries other than the Combined Guarantors (the "Combined Non-Guarantors"), substantially all of which are subsidiaries of guarantors, primarily include CGC, Gypsum Transportation Limited, USG Canadian Mining Ltd., and the Corporation's Mexican, European and Pacific subsidiaries. USG Funding is also a Non-Guarantor. The long-term debt of the Combined Non-Guarantors of $84 million and $24 million as of December 31, 1994 and 1993, respectively, has restrictive covenants that restrict, among other things, the payment of dividends.

    The following condensed consolidating information presents:

(i) Condensed financial statements as of December 31, 1994 and 1993, for the year ended December 31, 1994 and for the period of May 7 through December 31, 1993 of: (a) the Corporation on a parent company only basis (the "Parent Company," which was the only entity of the Corporation included in the bankruptcy proceeding); (b) the Combined Guarantors; (c) the Combined Non-Guarantors; and (d) the Corporation on a consolidated basis. Due to the Restructuring and implementation of fresh start accounting, the financial statements for the restructured company (periods after May 6, 1993) are not comparable to those of the predecessor company. Except for the following condensed financial statements, separate financial information with respect to the Combined Guarantors is omitted as such separate financial information is not deemed material to investors.

(ii) The Parent Company and Combined Guarantors shown with their investments in their subsidiaries accounted for on the equity method.

(iii) Elimination entries necessary to consolidate the Parent Company and its subsidiaries.

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                 CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1994
                             (DOLLARS IN MILLIONS)

                                                 PARENT      COMBINED    COMBINED NON-
                                                 COMPANY    GUARANTORS    GUARANTORS    ELIMINATIONS  CONSOLIDATED
                                               -----------  -----------  -------------  ------------  -------------
Net sales....................................   $      --    $   2,008     $     391     $     (109)    $   2,290
                                               -----------  -----------        -----    ------------       ------
Gross profit.................................          (2)         432            87             --           517
                                               -----------  -----------        -----    ------------       ------
Operating profit/(loss)......................         (43)         137            10             --           104
Equity in net loss of the subsidiaries.......          34            6            --            (40)           --
Interest expense, net........................         134            2             3             --           139
Corporate service charge.....................        (164)         164            --             --            --
Other expense/(income).......................          45          (41)           (1)            --             3
                                               -----------  -----------        -----    ------------       ------
Earnings/(loss) before taxes on income.......         (92)           6             8             40           (38)
Taxes on income..............................          --           40            14             --            54
                                               -----------  -----------        -----    ------------       ------
Net loss.....................................         (92)         (34)           (6)            40           (92)
                                               -----------  -----------        -----    ------------       ------
                                               -----------  -----------        -----    ------------       ------

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                 CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
                        MAY 7 THROUGH DECEMBER 31, 1993
                             (DOLLARS IN MILLIONS)

                                                 PARENT      COMBINED    COMBINED NON-
                                                 COMPANY    GUARANTORS    GUARANTORS    ELIMINATIONS  CONSOLIDATED
                                               -----------  -----------  -------------  ------------  -------------
Net sales....................................   $      --    $   1,153     $     238     $      (66)    $   1,325
                                               -----------  -----------        -----    ------------       ------
Gross profit.................................          --          216            47             --           263
                                               -----------  -----------        -----    ------------       ------
Operating profit/(loss)......................         (27)          30            (2)            --             1
Equity in net loss of the subsidiaries.......         291           11            --           (302)           --
Interest expense, net........................          84            2             2             --            88
Corporate service charge.....................        (106)         106                           --            --
Other expense/(income).......................        (197)         188             1             --            (8)
                                               -----------  -----------        -----    ------------       ------
Loss before taxes on income and extraordinary
 loss........................................         (99)        (277)           (5)           302           (79)
Taxes on income..............................           9           14             6             --            29
                                               -----------  -----------        -----    ------------       ------
Loss before extraordinary loss...............        (108)        (291)          (11)           302          (108)
Extraordinary loss, net of taxes.............         (21)          --            --             --           (21)
                                               -----------  -----------        -----    ------------       ------
Net loss.....................................        (129)        (291)          (11)           302          (129)
                                               -----------  -----------        -----    ------------       ------
                                               -----------  -----------        -----    ------------       ------

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 1994
                             (DOLLARS IN MILLIONS)

                                                 PARENT      COMBINED    COMBINED NON-
                                                 COMPANY    GUARANTORS    GUARANTORS    ELIMINATIONS  CONSOLIDATED
                                               -----------  -----------  -------------  ------------  -------------
Cash and cash equivalents....................   $     178    $     (11)    $      30     $       --     $     197
Receivables, net.............................          --          135           173            (34)          274
Inventories..................................          --          136            43             (6)          173
                                               -----------  -----------        -----    ------------       ------
  Total current assets.......................         178          260           246            (40)          644
Property, plant and equipment, net...........          15          623           117             --           755
Investment in subsidiaries...................       1,436          261            --         (1,697)           --
Excess reorganization value, net.............          --          447           114             --           561
Other assets.................................        (227)         426           (28)            (7)          164
                                               -----------  -----------        -----    ------------       ------
  Total assets...............................       1,402        2,017           449         (1,744)        2,124
                                               -----------  -----------        -----    ------------       ------
                                               -----------  -----------        -----    ------------       ------
Accounts payable and accrued expenses........   $      83    $     298     $      63     $      (34)    $     410
Notes payable and long-term debt maturing
 within one year.............................          41            2             2             --            45
                                               -----------  -----------        -----    ------------       ------
  Total current liabilities..................         124          300            65            (34)          455
Long-Term Debt...............................         956           37            84             --         1,077
Deferred Income Taxes........................           9          155            15             --           179
Other Liabilities............................         308          109             4             --           421
Common stock.................................           5            1             6             (7)            5
Capital received in excess of par value......         221        1,438           364         (1,802)          221
Deferred currency translation................          --           --           (13)            --           (13)
Reinvested earnings/(deficit)................        (221)         (23)          (76)            99          (221)
                                               -----------  -----------        -----    ------------       ------
  Total stockholders' equity/(deficit).......           5        1,416           281         (1,710)           (8)
                                               -----------  -----------        -----    ------------       ------
  Total liabilities and stockholders'
   equity....................................       1,402        2,017           449         (1,744)        2,124
                                               -----------  -----------        -----    ------------       ------
                                               -----------  -----------        -----    ------------       ------

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 1993
                             (DOLLARS IN MILLIONS)

                                                 PARENT      COMBINED    COMBINED NON-
                                                 COMPANY    GUARANTORS    GUARANTORS    ELIMINATIONS  CONSOLIDATED
                                               -----------  -----------  -------------  ------------  -------------
Cash and cash equivalents....................   $     187    $      (8)    $      32     $       --     $     211
Receivables, net.............................           8          240            44            (28)          264
Inventories..................................          --          114            34             (3)          145
                                               -----------  -----------        -----    ------------       ------
  Total current assets.......................         195          346           110            (31)          620
Property, plant and equipment, net...........          21          620           113             --           754
Investment in subsidiaries...................       1,511          277            --         (1,788)           --
Excess reorganization value, net.............          --          582           153             --           735
Other assets.................................         (35)          91             3             (5)           54
                                               -----------  -----------        -----    ------------       ------
  Total assets...............................       1,692        1,916           379         (1,824)        2,163
                                               -----------  -----------        -----    ------------       ------
                                               -----------  -----------        -----    ------------       ------
Accounts payable and accrued expenses........   $     100    $     207     $      52     $      (27)    $     332
Notes payable and long-term debt maturing
 within one year.............................         158            3             6             --           167
                                               -----------  -----------        -----    ------------       ------
  Total current liabilities..................         258          210            58            (27)          499
Long-Term Debt...............................       1,249           36            24             --         1,309
Deferred Income Taxes........................          14          151            15             --           180
Other Liabilities............................         296            8             5             --           309
Common stock.................................           4            1             6             (7)            4
Capital received in excess of par value......          --        1,472           310         (1,782)           --
Deferred currency translation................          --           --            (9)            --            (9)
Reinvested earnings/(deficit)................        (129)          38           (30)            (8)         (129)
                                               -----------  -----------        -----    ------------       ------
  Total stockholders' equity/(deficit).......        (125)       1,511           277         (1,797)         (134)
                                               -----------  -----------        -----    ------------       ------
  Total liabilities and stockholders'
   equity....................................       1,692        1,916           379         (1,824)        2,163
                                               -----------  -----------        -----    ------------       ------
                                               -----------  -----------        -----    ------------       ------

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW
                          YEAR ENDED DECEMBER 31, 1994
                             (DOLLARS IN MILLIONS)

                                                 PARENT      COMBINED    COMBINED NON-
                                                 COMPANY    GUARANTORS    GUARANTORS    ELIMINATIONS  CONSOLIDATED
                                               -----------  -----------  -------------  ------------  -------------
Net cash flows (to)/from operating
 activities..................................   $    (187)   $     296     $      89     $       --     $     198
                                               -----------  -----------        -----    ------------       ------
  Capital expenditures.......................          (1)         (51)          (12)            --           (64)
  Net proceeds from asset dispositions.......           4           12            --             --            16
                                               -----------  -----------        -----    ------------       ------
Net cash flows (to)/from investing
 activities..................................           3          (39)          (12)            --           (48)
                                               -----------  -----------        -----    ------------       ------
  Issuance of debt...........................          85            4           173             --           262
  Repayment of debt..........................        (524)          (3)         (123)            --          (650)
  Public offering of common stock............         224           --            --             --           224
  Cash dividends (paid)/received.............          21           28           (49)            --            --
  Net cash transfers (to)/from Corporate.....         369         (289)          (80)            --            --
                                               -----------  -----------        -----    ------------       ------
Net cash flows (to)/from financing
 activities..................................         175         (260)          (79)            --          (164)
                                               -----------  -----------        -----    ------------       ------
Net decrease in cash & equivalents...........          (9)          (3)           (2)            --           (14)
                                               -----------  -----------        -----    ------------       ------
Cash and cash equivalents -- beginning.......         187           (8)           32             --           211
                                               -----------  -----------        -----    ------------       ------
Cash and cash equivalents -- end.............         178          (11)           30             --           197
                                               -----------  -----------        -----    ------------       ------
                                               -----------  -----------        -----    ------------       ------

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                   NOTED TO FINANCIAL STATEMENTS (CONCLUDED)

                                USG CORPORATION
                             (RESTRUCTURED COMPANY)
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW
                        MAY 7 THROUGH DECEMBER 31, 1993
                             (DOLLARS IN MILLIONS)

                                                 PARENT      COMBINED    COMBINED NON-
                                                 COMPANY    GUARANTORS    GUARANTORS    ELIMINATIONS  CONSOLIDATED
                                               -----------  -----------  -------------  ------------  -------------
Net cash flows (to)/from operating
 activities..................................   $     (27)   $     185     $      25     $       --     $     183
                                               -----------  -----------        -----    ------------       ------
  Capital expenditures.......................          --          (20)           (9)            --           (29)
  Net proceeds from asset dispositions.......          16           13            --             --            29
                                               -----------  -----------        -----    ------------       ------
Net cash flows (to)/from investing
 activities..................................          16           (7)           (9)            --            --
                                               -----------  -----------        -----    ------------       ------
  Issuance of debt...........................          --           --            36             --            36
  Repayment of debt..........................          (8)          (9)          (40)            --           (57)
  Cash dividends (paid)/received.............          --           12           (12)            --            --
  Net cash transfers (to)/from Corporate.....         182         (182)           --             --            --
                                               -----------  -----------        -----    ------------       ------
Net cash flows (to)/from financing
 activities..................................         174         (179)          (16)            --           (21)
                                               -----------  -----------        -----    ------------       ------
Net increase/(decrease) in cash &
 equivalents.................................         163           (1)           --             --           162
                                               -----------  -----------        -----    ------------       ------
Cash and cash equivalents -- beginning.......          24           (7)           32             --            49
                                               -----------  -----------        -----    ------------       ------
Cash and cash equivalents -- end.............         187           (8)           32             --           211
                                               -----------  -----------        -----    ------------       ------
                                               -----------  -----------        -----    ------------       ------

                                USG CORPORATION
                               MANAGEMENT REPORT

    Management is responsible for the preparation and integrity of the financial statements and related notes included herein. These statements have been prepared in accordance with generally accepted accounting principles and, of necessity, include some amounts that are based on management's best estimates and judgments.

    The Corporation's accounting systems include internal controls designed to provide reasonable assurance of the reliability of its financial records and the proper safeguarding and use of its assets. Such controls are based on established policies and procedures, are implemented by trained personnel, and are monitored through an internal audit program. The Corporation's policies and procedures prescribe that the Corporation and its subsidiaries are to maintain ethical standards and that its business practices are to be consistent with those standards.

    The Audit Committee of the Board, consisting solely of outside Directors of the Corporation, maintains an ongoing appraisal, on behalf of the stockholders, of the effectiveness of the independent auditors and management with respect to the preparation of financial statements, the adequacy of internal controls and the Corporation's accounting policies.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board
 of Directors of USG Corporation:

We have audited the accompanying consolidated balance sheets of USG Corporation (Restructured Company), a Delaware corporation, and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of earnings and cash flows for the year ended December 31, 1994 and the period of May 7 through December 31, 1993. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Notes to Financial Statements -- "Financial Restructuring" note, on May 6, 1993, the Corporation completed a comprehensive financial restructuring through the implementation of a prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code and applied fresh start accounting. As such, results of operations through May 6, 1993 (Predecessor Company) are not comparable with results of operations subsequent to that date.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USG Corporation and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for the year ended December 31, 1994 and the period of May 7 through December 31, 1993, in conformity with generally accepted accounting principles.

As discussed in Notes to Financial Statements -- "Litigation" note, in view of the limited insurance funding currently available for property damage cases resulting from the continued resistance by a number of U.S. Gypsum's insurers to providing coverage, the effect of the asbestos litigation on the Corporation will depend upon a variety of factors, including the damages sought in property damage cases that reach trial prior to the completion of the coverage action, U.S. Gypsum's ability to successfully defend or settle such cases, and the resolution of the coverage action. As a result, management is unable to determine whether an adverse outcome in the asbestos litigation will have a material adverse effect on the consolidated results of operations or the consolidated financial position of the Corporation.

As discussed in Notes to Financial Statements -- "Litigation" note, on January 1, 1994, the Corporation changed its method of accounting for asbestos-related matters.

                                          /s/  Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
January 26, 1995

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                       CONSOLIDATED STATEMENT OF EARNINGS
                             (DOLLARS IN MILLIONS)

                                                                                         JANUARY 1        YEAR
                                                                                          THROUGH        ENDED
                                                                                          MAY 6,      DECEMBER 31,
                                                                                           1993           1992
                                                                                        -----------  --------------
Net Sales.............................................................................   $     591     $    1,777
Cost of products sold.................................................................         482          1,460
                                                                                        -----------        ------
Gross Profit..........................................................................         109            317
Selling and administrative expenses...................................................          71            218
                                                                                        -----------        ------
Operating Profit......................................................................          38             99
Interest expense......................................................................          86            334
Interest income.......................................................................          (2)           (12)
Other expense, net....................................................................           6              1
Reorganization items..................................................................        (709)            --
                                                                                        -----------        ------
Earnings/(Loss) Before Taxes on Income, Extraordinary Gain and Changes in Accounting
 Principles...........................................................................         657           (224)
Taxes on income/(income tax benefit)..................................................          17            (33)
                                                                                        -----------        ------
Earnings/(Loss) Before Extraordinary Gain and Changes in Accounting Principles........         640           (191)
Extraordinary gain, net of taxes......................................................         944             --
Cumulative effect of changes in accounting principles, net............................        (150)            --
                                                                                        -----------        ------
Net Earnings/(Loss)...................................................................       1,434           (191)
                                                                                        -----------        ------
                                                                                        -----------        ------

PER-SHARE   INFORMATION  IS  OMITTED  BECAUSE,  DUE  TO  THE  RESTRUCTURING  AND
IMPLEMENTATION OF FRESH START ACCOUNTING, IT IS NOT MEANINGFUL.

THE NOTES TO FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THIS STATEMENT.

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                           CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN MILLIONS)

                                     ASSETS

                                                                                                            AS OF
                                                                                                           MAY 6,
                                                                                                            1993
                                                                                                          ---------
Current Assets:
Cash and cash equivalents (primarily time deposits).....................................................  $      49
Receivables (net of reserves of $13)....................................................................        315
Inventories.............................................................................................        148
                                                                                                          ---------
  Total current assets..................................................................................        512
                                                                                                          ---------
Property, Plant and Equipment, Net......................................................................        767
Excess Reorganization Value.............................................................................        851
Other Assets............................................................................................         64
                                                                                                          ---------
  Total assets..........................................................................................      2,194
                                                                                                          ---------
                                                                                                          ---------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable........................................................................................  $      96
Accrued expenses........................................................................................        171
Notes payable...........................................................................................          6
Long-term debt maturing within one year.................................................................          9
Taxes on income.........................................................................................         13
                                                                                                          ---------
  Total current liabilities.............................................................................        295
                                                                                                          ---------
Long-Term Debt..........................................................................................      1,446
Deferred Income Taxes...................................................................................        170
Other Liabilities.......................................................................................        279
Stockholders' Equity:
Preferred stock -- $1 par value; authorized 36,000,000 shares; $1.80 convertible preferred stock
                   (initial series); outstanding -- none................................................         --
Common stock -- $0.10 par value; authorized 200,000,000 shares; outstanding 37,157,458 shares (after
                deducting 27,556 shares held in treasury)...............................................          4
Capital received in excess of par value.................................................................         --
Deferred currency translation...........................................................................         --
Reinvested earnings.....................................................................................         --
                                                                                                          ---------
  Total stockholders' equity............................................................................          4
                                                                                                          ---------
  Total liabilities and stockholders' equity............................................................      2,194
                                                                                                          ---------
                                                                                                          ---------

THE NOTES TO FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THIS STATEMENT.

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN MILLIONS)

                                                                                         JANUARY 1        YEAR
                                                                                          THROUGH         ENDED
                                                                                          MAY 6,      DECEMBER 31,
                                                                                           1993           1992
                                                                                        -----------  ---------------
Cash Flows from Operating Activities:
Net earnings/(loss)...................................................................   $   1,434      $    (191)
Adjustments to reconcile net earnings/(loss) to net cash:
  Cumulative effect of accounting changes.............................................         150             --
  Depreciation, depletion and amortization............................................          22             66
  Interest expense on pay-in-kind debentures..........................................          17             74
  Deferred income taxes...............................................................         (13)           (25)
  Net (gain)/loss on asset dispositions...............................................           4             (5)
(Increase)/decrease in working capital:
  Receivables.........................................................................          18             (1)
  Inventories.........................................................................          (8)            (3)
  Payables............................................................................           3             (4)
  Accrued expenses....................................................................          15            213
Increase in other assets..............................................................         (12)           (23)
Changes due to reorganization items:
  Increase in reorganization items....................................................          65             --
  Net adjustments to fair market value................................................        (759)            --
  Gain on discharge of prepetition liabilities........................................        (944)            --
  Payment of liabilities net of collection of letters of credit.......................          (7)            --
Increase/(decrease) in other liabilities..............................................           4             (2)
Other, net............................................................................          (3)            (9)
                                                                                        -----------         -----
  Net cash flows (to)/from operating activities.......................................         (14)            90
                                                                                        -----------         -----
Cash Flows from Investing Activities:
Capital expenditures..................................................................         (12)           (49)
Net proceeds from asset dispositions..................................................          --              6
                                                                                        -----------         -----
  Net cash flows to investing activities..............................................         (12)           (43)
                                                                                        -----------         -----
Cash Flows from Financing Activities:
Issuance of debt......................................................................           5             57
Repayment of debt.....................................................................        (142)           (75)
(Increase)/decrease in restricted assets..............................................          32             (4)
                                                                                        -----------         -----
  Net cash flows to financing activities..............................................        (105)           (22)
                                                                                        -----------         -----
Net Increase/(Decrease) in Cash and Cash Equivalents..................................        (131)            25
                                                                                        -----------         -----
Cash and cash equivalents as of beginning of period...................................         180            155
                                                                                        -----------         -----
Cash and cash equivalents as of end of period.........................................          49            180
                                                                                        -----------         -----
                                                                                        -----------         -----
Supplemental Cash Flow Disclosures:
Interest paid.........................................................................   $      58      $      52
Income taxes paid.....................................................................           3             13
                                                                                        -----------         -----
                                                                                        -----------         -----

THE NOTES TO FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THIS STATEMENT.

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
  (TERMS IN INITIAL CAPITAL LETTERS ARE DEFINED ELSEWHERE IN THIS PROSPECTUS)

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Corporation and its subsidiaries after elimination of intercompany accounts and transactions. Revenue is recognized upon the shipment of products. For the period of January 1 through May 6, 1993, net currency translation gains or losses on foreign subsidiaries are included in deferred currency translation, a component of stockholders' equity. For the year ended December 31, 1992, Mexican currency translation losses were charged to earnings. Purchased goodwill, which was written off in accordance with the implementation of fresh start accounting, was previously being amortized over a period of 40 years.

    For purposes of the Consolidated Balance Sheet and Consolidated Statement of Cash Flows, all highly liquid investments with a maturity of three months or less at the time of purchase are considered to be cash equivalents.

FINANCIAL RESTRUCTURING

    On May 6, 1993, the Corporation completed a comprehensive restructuring of its debt (the "RESTRUCTURING") through implementation of a "prepackaged" plan of reorganization under United States bankruptcy law (the "PREPACKAGED PLAN"). In accordance with the terms of the Prepackaged Plan, $1.4 billion of debt and accrued interest was converted into equity, interest expense was significantly reduced and the maturities of a substantial portion of the Corporation's remaining debt were extended. The Corporation accounted for the Restructuring using the principles of fresh start accounting as required by AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7"). Pursuant to such principles, individual assets and liabilities were adjusted to fair market value as of May 6, 1993. Excess reorganization value, the portion of the reorganization value not attributable to specific assets, is being amortized over a five-year period, effective May 7, 1993.

    The following balance sheet details the adjustments that were made as of May 6, 1993 to record the Restructuring and implement fresh start accounting:

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                           CONSOLIDATED BALANCE SHEET
                               AS OF MAY 6, 1993
                             (DOLLARS IN MILLIONS)
                                     ASSETS

                                                          PRE-                                          POST-
                                                      RESTRUCTURING       (A)            (B)        RESTRUCTURING
                                                           AND       RESTRUCTURING   FRESH START         AND
                                                       FRESH START    ADJUSTMENTS    ADJUSTMENTS     FRESH START
                                                      -------------  -------------  -------------  ---------------
Current Assets:
Cash and cash equivalents...........................    $     153      $    (104)     $      --       $      49
Receivables, net....................................          281             35             (1)            315
Inventories.........................................          122             --             26             148
Restricted cash.....................................           99            (99)            --              --
                                                      -------------  -------------       ------          ------
  Total current assets..............................          655           (168)            25             512
Property, Plant and Equipment, Net..................          792             --            (25)            767
Purchased Goodwill, Net.............................           69             --            (69)             --
Excess Reorganization Value.........................           --             --            851             851
Other Assets........................................           65             (1)            --              64
                                                      -------------  -------------       ------          ------
  Total assets......................................        1,581           (169)           782           2,194
                                                      -------------  -------------       ------          ------
                                                      -------------  -------------       ------          ------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable....................................    $      96      $      --      $      --       $      96
Accrued expenses....................................          203            (28)            (4)            171
Notes payable.......................................            6             --             --               6
Revolving Credit Facility...........................          140           (140)            --              --
Long-term debt maturing within one year.............            9             --             --               9
Long-term debt classified as current................          427           (427)            --              --
Taxes on income.....................................           17             --             (4)             13
                                                      -------------  -------------       ------          ------
  Total current liabilities.........................          898           (595)            (8)            295
                                                      -------------  -------------       ------          ------
Long-Term Debt......................................           67          1,473            (94)          1,446
Deferred Income Taxes...............................          111             24             35             170
Other Liabilities...................................          194             --             85             279
Liabilities Subject to Compromise...................        2,458         (2,458)            --              --
Stockholders' Equity/(Deficit):
Preferred stock.....................................           --             --             --              --
Common stock........................................            5             (1)            --               4
Capital received in excess of par value.............           23            444           (467)             --
Deferred currency translation.......................           (7)            --              7              --
Reinvested earnings/(deficit).......................       (2,168)           944          1,224              --
                                                      -------------  -------------       ------          ------
  Total stockholders' equity/(deficit)..............       (2,147)         1,387            764               4
                                                      -------------  -------------       ------          ------
  Total liabilities and stockholders' equity........        1,581           (169)           782           2,194
                                                      -------------  -------------       ------          ------
                                                      -------------  -------------       ------          ------

- --------------------------
(a)  To record the consummation of the Prepackaged Plan.

(b)  To  record  the  adjustments  to  state  assets  and  liabilities  at their
     estimated  fair   market   value,   including   establishment   of   Excess
     Reorganization Value.

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

REORGANIZATION ITEMS

    In connection with the Restructuring, the Corporation recorded a one-time reorganization items gain of $709 million in the period of January 1 through May 6, 1993. The (income)/expense components of this gain are as follows (dollars in millions):

                                                                                     JANUARY 1
                                                                                    THROUGH MAY
                                                                                      6, 1993
                                                                                    -----------
Excess reorganization value.......................................................   $    (851)
Other fresh start adjustments.....................................................          63
Restructuring fees and expenses...................................................          57
Write-off of 1988 capitalized financing costs.....................................          22
                                                                                         -----
  Total reorganization items......................................................        (709)
                                                                                         -----
                                                                                         -----

EXTRAORDINARY GAIN

    Also in connection with the Restructuring, the Corporation recorded a one-time after-tax extraordinary gain of $944 million in the period of January 1 through May 6, 1993. The income/(expense) components of this gain are as follows (dollars in millions):

                                                                                      JANUARY 1
                                                                                     THROUGH MAY
                                                                                       6, 1993
                                                                                    -------------
Gain on exchange of the Old Senior Subordinated Debentures for stock..............    $     477
Gain on exchange of the Old Junior Subordinated Debentures for stock and
 warrants.........................................................................          456
Write-off of bank debt default interest...........................................           49
Tax provision.....................................................................          (24)
Management incentive compensation.................................................          (13)
Other.............................................................................           (1)
                                                                                          -----
  Total extraordinary items.......................................................          944
                                                                                          -----
                                                                                          -----

CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES

    A one-time after-tax charge of $150 million was recorded in the first quarter of 1993 representing the adoption of Statement of Financial Accounting Standard ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," -- $180 million, partially offset by the adoption of SFAS No. 109, "Accounting for Income Taxes," -- $30 million. See "Postretirement Benefits" and "Taxes on Income and Deferred Taxes" notes for information on the adoption of these standards. Neither of these standards impact cash flow.

RESEARCH AND DEVELOPMENT

    Research and development expenditures are charged to earnings as incurred and amounted to $4 million and $14 million in the period of January 1 through May 6, 1993 and the year ended December 31, 1992, respectively.

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

TAXES ON INCOME AND DEFERRED INCOME TAXES

    Effective January 1, 1993, the Corporation adopted SFAS No. 109, "Accounting for Income Taxes." The cumulative effect as of January 1, 1993 of adopting SFAS No. 109 was a one-time benefit to first quarter 1993 net earnings of $30 million, primarily due to adjusting deferred taxes from historical to current tax rates. Financial statements for periods prior to January 1, 1993 have not been restated to reflect the adoption of this standard.

    Earnings/(loss) before taxes on income, extraordinary gain and changes in accounting principles consisted of the following (dollars in millions):

                                                                      JANUARY 1      YEAR ENDED
                                                                     THROUGH MAY    DECEMBER 31,
                                                                       6, 1993          1992
                                                                    -------------  ---------------
U.S...............................................................    $     483       $    (246)
Foreign...........................................................          174              22
                                                                          -----           -----
  Total...........................................................          657            (224)
                                                                          -----           -----
                                                                          -----           -----

    Taxes on income/(income tax benefit) consisted of the following (dollars in millions):

                                                                     JANUARY 1
                                                                    THROUGH MAY      YEAR ENDED
                                                                      6, 1993     DECEMBER 31, 1992
                                                                   -------------  -----------------
Current:
  U.S. Federal...................................................    $      13        $     (12)
  Foreign........................................................            2                6
                                                                           ---              ---
                                                                            15               (6)
                                                                           ---              ---
Deferred:
  U.S. Federal...................................................           --              (27)
  Foreign........................................................            2               --
                                                                           ---              ---
                                                                             2              (27)
                                                                           ---              ---
    Total........................................................           17              (33)
                                                                           ---              ---
                                                                           ---              ---

    The difference between the statutory U.S. Federal income tax/(benefit) rate and the Corporation's effective income tax/(benefit) rate is summarized as follows:

                                                                     JANUARY 1      YEAR ENDED
                                                                    THROUGH MAY    DECEMBER 31,
                                                                      6, 1993          1992
                                                                   -------------  ---------------
Statutory U.S. Federal income tax/(benefit) rate.................        34.0%          (34.0)%
Nontaxable effects of adopting fresh start accounting............       (41.4)             --
Capitalized restructuring fees...................................         2.0              --
Foreign tax rate differential....................................         1.3             7.7
Valuation allowance adjustment...................................         2.3              --
Unbenefited NOL Carryforward.....................................         2.3            12.6
Other, net.......................................................         2.1            (1.3)
                                                                        -----           -----
Effective income tax/(benefit) rate..............................         2.6           (15.0)
                                                                        -----           -----
                                                                        -----           -----

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

    Temporary differences and carryforwards which give rise to current and long-term deferred tax (assets)/ liabilities as of May 6, 1993 were as follows (dollars in millions):

                                                                                        AS OF MAY
                                                                                         6, 1993
                                                                                       -----------
Property, plant and equipment........................................................   $     148
Debt discount........................................................................          32
                                                                                            -----
Deferred tax liabilities.............................................................         180
                                                                                            -----
Pension and retiree medical benefits.................................................         (85)
Reserves not deductible until paid...................................................         (47)
Other................................................................................          (2)
                                                                                            -----
Deferred tax assets before valuation allowance.......................................        (134)
Valuation allowance..................................................................          85
                                                                                            -----
Deferred tax assets..................................................................         (49)
                                                                                            -----
Net deferred tax liabilities.........................................................         131
                                                                                            -----
                                                                                            -----

    A valuation allowance has been provided for deferred tax assets relating to pension and retiree medical benefits due to the long-term nature of their realization. Because of the uncertainty regarding the application of the Code to the Corporation's NOL Carryforwards as a result of the Prepackaged Plan, no deferred tax asset is recorded.

    The Corporation has NOL Carryforwards of $113 million remaining from 1992 after a reduction due to cancellation of indebtedness from the Prepackaged Plan. These NOL Carryforwards may be used to offset U.S. taxable income through 2007. The Code will limit the Corporation's annual use of its NOL Carryforwards to the lesser of its taxable income or approximately $30 million plus any unused limit from prior years. Furthermore, due to the uncertainty regarding the application of the Code to the exchange of stock for debt, the Corporation's NOL Carryforwards could be further reduced or eliminated. The Corporation has a $3 million minimum tax credit which may be used to offset U.S. regular tax liability in future years.

    During 1992, deferred income taxes resulted from certain items being treated differently for financial reporting purposes than for income tax purposes. The tax effect of such differences is summarized as follows (dollars in millions):

                                                                                   YEAR ENDED
                                                                                DECEMBER 31, 1992
                                                                                -----------------
Tax benefit carryforwards.....................................................      $     (19)
Accelerated tax depreciation..................................................             (5)
Other, net....................................................................             (3)
                                                                                          ---
  Total deferred provision....................................................            (27)
Classification adjustment of prior years' deferrals...........................              2
                                                                                          ---
  Decrease in deferred taxes..................................................            (25)
                                                                                          ---
                                                                                          ---

    The Corporation does not provide for U.S. Federal income taxes on the portion of undistributed earnings of foreign subsidiaries which are intended to be permanently reinvested. The cumulative amount of such undistributed earnings totaled approximately $75 million as of May 6, 1993. Any future repatriation of undistributed earnings would not, in the opinion of management, result in significant additional taxes.

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

INVENTORIES

    In accordance with the implementation of fresh start accounting, inventories were stated at fair market value as of May 6, 1993. Most of the Corporation's domestic and Mexican inventories are valued under the LIFO method. As of May 6, 1993, the LIFO values of these inventories were $103 million and would have been the same if they were valued under the FIFO and average production cost methods. Inventories include material, labor and applicable factory overhead costs. Inventory classifications were as follows (dollars in millions):

                                                                                                    AS OF
                                                                                                   MAY 6,
                                                                                                    1993
                                                                                                 -----------
Finished goods and work-in-process.............................................................   $      87
Raw materials..................................................................................          54
Supplies.......................................................................................           7
                                                                                                      -----
  Total........................................................................................         148
                                                                                                      -----
                                                                                                      -----

    The LIFO value of U.S. domestic inventories under fresh start accounting exceeded that computed for U.S. Federal income tax purposes by $26 million as of May 6, 1993.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment were stated at fair market value as of May 6, 1993 in accordance with fresh start accounting. Provisions for depreciation are determined principally on a straight-line basis over the expected average useful lives of composite asset groups. Depletion is computed on a basis calculated to spread the cost of gypsum and other applicable resources over the estimated quantities of material recoverable. Interest during construction is capitalized on major property additions. Property, plant and equipment classifications were as follows (dollars in millions):

                                                                                                    AS OF
                                                                                                   MAY 6,
                                                                                                    1993
                                                                                                 -----------
Land and mineral deposits......................................................................   $      61
Buildings and realty improvements..............................................................         228
Machinery and equipment........................................................................         478
                                                                                                      -----
                                                                                                        767
Reserves for depreciation and depletion........................................................          --
                                                                                                      -----
  Total........................................................................................         767
                                                                                                      -----
                                                                                                      -----

LEASES

    The Corporation leases certain of its offices, buildings, machinery and equipment, and autos under noncancellable operating leases. These leases have various terms and renewal options. Lease expense amounted to $11 million and $31 million in the period of January 1 through May 6, 1993 and the year ended December 31, 1992, respectively.

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

INDEBTEDNESS
    Total debt, including currently maturing debt, consisted of the following (dollars in millions):

                                                                                        AS OF
                                                                                       MAY 6,
                                                                                        1993
                                                                                      ---------
SECURED DEBT:
Bank Debt:
  Bank Term Loans, installments due through 2000....................................  $     540
  Capitalized Interest Notes, due through 2000......................................         56
Senior notes and debentures:
  8% Senior Notes due 1995..........................................................         75
  8% Senior Notes due 1996..........................................................         90
  8% Senior Notes due 1997..........................................................        100
  9% Senior Notes due 1998..........................................................         35
  10 1/4% Senior Notes due 2002.....................................................        340
  7 7/8% Sinking Fund Debentures due 2004...........................................         41
  8 3/4% Sinking Fund Debentures due 2017...........................................        200
Other secured debt, average interest rates 10.5%, varying payments through 1999.....         40
UNSECURED DEBT:
Industrial revenue bonds, 5.9% ranging to 10.25%, due through 2014..................         39
                                                                                      ---------
Total principal amount of debt......................................................      1,556
Less unamortized reorganization discount............................................        (95)
                                                                                      ---------
Total carrying amount of debt.......................................................      1,461
                                                                                      ---------
                                                                                      ---------

    As of May 6, 1993, the Corporation and its subsidiaries had $1,556 million total principal amount of debt (before unamortized reorganization discount) on a consolidated basis. Of such total debt, $118 million represented direct borrowings by the subsidiaries, including $38 million of industrial revenue bonds, $41 million of 7 7/8% sinking fund debentures issued by U.S. Gypsum in 1974 and subsequently assumed by the Corporation on a joint and several basis in 1985, $33 million of debt (primarily project financing) incurred by the Corporation's foreign subsidiaries other than CGC, $4 million of working capital borrowings by CGC, and $3 million of other long-term borrowings by CGC.

    The Bank Debt and most other senior debt are secured by a pledge of all of the shares of the Corporation's major domestic subsidiaries and 65% of the shares of certain of its foreign subsidiaries, including CGC, pursuant to a collateral trust arrangement controlled primarily by holders of the Bank Term Loans. The rights of the Corporation and its creditors to the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Corporation may itself be a creditor with enforceable claims against such subsidiary. The average rate of interest on the Bank Term Loans, excluding default interest which was cured or waived in accordance with the Prepackaged Plan, was 6.5% in the period of January 1 through May 6, 1993. The rate of interest on certain capitalized interest notes issued under the Credit Agreement on May 6, 1993 in connection with the provisions of the Prepackaged Plan was 5.4% based on LIBOR plus 2 1/4%.

    The "other secured debt" category shown in the table above primarily includes short-term and long-term borrowings from several foreign banks by USG International used principally to finance construction of the Aubange, Belgium ceiling tile plant. This debt is secured by a lien on the assets of the Aubange plant and has restrictive covenants that restrict, among other things, the payment of dividends. Foreign borrowings made by the Corporation's international operations are generally allowed, within certain limits, under provisions of the Credit Agreement.

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

    In general, the Credit Agreement restricts, among other things, the incurrence of additional indebtedness, mergers, asset dispositions, investments, prepayment of other debt, dealings with affiliates, capital expenditures, payment of dividends and lease commitments.

    The fair market value of debt as of May 6, 1993 was $1,421 million, based on estimates of fair market value calculated in connection with implementation of fresh start accounting, excluding other secured debt, primarily representing financing for construction of the Aubange plant that is secured by a direct lien on its assets, which was not practicable to estimate.

    The weighted average interest rate on outstanding short-term borrowings was 7.3% as of May 6, 1993.

PENSION PLANS

    The Corporation and most of its subsidiaries have defined benefit retirement plans for all eligible employees. Benefits of the plans are generally based on years of service and employees' compensation during the last years of employment. The Corporation's contributions are made in accordance with independent actuarial reports which, for most plans, required minimal funding in the period of January 1 through May 6, 1993 and the year ended December 31, 1992. Net pension expense included the following components (dollars in millions):

                                                                                JANUARY 1          YEAR
                                                                                 THROUGH           ENDED
                                                                                 MAY 6,        DECEMBER 31,
                                                                                  1993             1992
                                                                              -------------  -----------------
Service cost-benefits earned during the period..............................    $       3        $       9
Interest cost on projected benefit obligation...............................           11               29
Actual return on plan assets................................................          (15)             (14)
Unrecognized prior service cost.............................................            1                2
Net amortization/(deferral).................................................            2              (25)
                                                                                      ---              ---
Net pension expense.........................................................            2                1
                                                                                      ---              ---
                                                                                      ---              ---

    The pension plan assets, which consist primarily of publicly traded common stocks and debt securities, had an estimated fair market value that equaled the projected benefit obligation as of May 6, 1993. The following table presents a reconciliation of the total assets of the pension plans to the projected benefit obligation (dollars in millions):

                                                                                                     AS OF
                                                                                                    MAY 6,
                                                                                                     1993
                                                                                                  -----------
Amount of assets available for benefits:
  Funded assets of the plans at fair market value...............................................   $     379
  Accrued pension expense.......................................................................          25
                                                                                                       -----
Total assets of the plans.......................................................................         404
                                                                                                       -----
Present value of estimated pension obligation:
  Vested benefits...............................................................................         298
  Nonvested benefits............................................................................          24
                                                                                                       -----
Accumulated benefit obligation..................................................................         322
Additional benefits based on projected future salary increases..................................          82
                                                                                                       -----
Projected benefit obligation....................................................................         404
                                                                                                       -----
Assets in excess of projected benefit obligation................................................          --
                                                                                                       -----
                                                                                                       -----

    For the period of January 1 through May 6, 1993, the expected long-term rate of return on plan assets was 9%, the assumed weighted average discount rate used in determining the accumulated benefit obligation was 8% and the rate of increases in projected future compensation levels was 5.5%.

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

POSTRETIREMENT BENEFITS

    The Corporation maintains plans that provide retiree health care and life insurance benefits for all eligible employees. Employees generally become eligible for the retiree benefit plans when they meet minimum retirement age and service requirements. The cost of providing most of these benefits is shared with retirees.

    Effective January 1, 1993, the Corporation adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," for its retiree benefit plans. Under this accounting standard, the Corporation is required to accrue the estimated cost of retiree benefit payments during employees' active service period. The Corporation elected to recognize this change in accounting principle on the immediate recognition basis. The cumulative effect as of January 1, 1993 of adopting SFAS No. 106 was a one-time after-tax charge to first quarter 1993 net earnings of $180 million. The Corporation previously expensed the cost of these benefits, which principally relate to health care, as claims were incurred. These costs were $8 million in the year ended December 31, 1992.

    The following table summarizes the components of net periodic postretirement benefit cost for the period of January 1 through May 6, 1993 (dollars in millions):

                                                                                                JANUARY 1
                                                                                                 THROUGH
                                                                                                 MAY 6,
                                                                                                  1993
                                                                                              -------------
Service cost of benefits earned.............................................................    $       1
Interest on accumulated postretirement benefit obligation...................................            5
                                                                                                    -----
Net periodic postretirement benefit cost....................................................            6
                                                                                                    -----
                                                                                                    -----

    The status of the Corporation's accrued postretirement benefit cost as of May 6, 1993 was as follows (dollars in millions):

                                                                                              AS OF MAY 6,
                                                                                                  1993
                                                                                              -------------
Accumulated postretirement benefit obligation:
  Retirees..................................................................................    $     118
  Fully eligible active participants........................................................           13
  Other active participants.................................................................           62
                                                                                                    -----
Accrued postretirement benefit cost liability recognized on the Consolidated Balance
 Sheet......................................................................................          193
                                                                                                    -----
                                                                                                    -----

    The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 13% as of May 6, 1993 with a gradually declining rate to 6% by the year 2000 and remaining at that level thereafter. A one-percentage-point increase in the assumed health care cost trend rate for each year would increase the accumulated postretirement benefit obligation as of May 6, 1993 by $18 million and increase the net periodic postretirement benefit cost for the period of January 1 through May 6, 1993 by $1 million. The assumed discount rate used in determining the accumulated postretirement benefit obligation was 8%.

MANAGEMENT PERFORMANCE PLAN

    The Management Performance Plan reserved 8,600,000 shares of Common Stock for issuance in connection with grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, performance shares and performance units.

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

    In accordance with the Prepackaged Plan, all outstanding stock options (for 3,786,575 shares) were cancelled without consideration, 1,016,090 shares of restricted and deferred stock were cashed-out pursuant to "change in control" provisions contained in the Management Performance Plan, and 25,580 shares of restricted stock and awards for deferred stock yet to be issued remained outstanding as a consequence of certain waivers of the change in control event by senior members of management.

    The Prepackaged Plan limited future awards under the Management Performance Plan without stockholder approval to options to purchase a number of shares not to exceed 7.5% of the number of shares of Common Stock outstanding immediately after implementation of the Prepackaged Plan (2,788,350 shares), of which options for 4.5% of such number of outstanding shares may be granted immediately upon consummation of the Prepackaged Plan.

PREFERRED SHARE PURCHASE RIGHTS

    On June 6, 1988, the Corporation adopted a Preferred Share Purchase Rights Plan and pursuant to its provisions declared, subject to the consummation of the 1988 Recapitalization, the distribution of one Right upon each new share of Common Stock issued in the 1988 Recapitalization. The 1988 Recapitalization became effective July 13, 1988 and the distribution occurred immediately thereafter. The Rights contain provisions which are intended to protect stockholders in the event of an unsolicited attempt to acquire the Corporation.

    The Preferred Share Purchase Rights Plan was terminated in connection with implementation of the Prepackaged Plan. On May 6, 1993, the Rights Agreement was adopted with provisions substantially similar to the old rights except that: (i) the purchase price of the Rights was reset; (ii) the expiration of the Rights was extended; (iii) a so-called "flip-in" feature and exchange feature was added; (iv) certain exemptions were added permitting certain acquisitions and the continued holding of common shares by Water Street and its affiliates in excess of the otherwise specified thresholds; (v) the redemption price was reduced; and (vi) the amendment provision was liberalized.

    The Rights generally become exercisable 10 days following the announcement of the acquisition of 20% or more of the outstanding Common Stock by someone other than the Corporation or one of its employee benefit plans (10% in the case of an acquisition which the Corporation's Board of Directors determines to represent a threat of acquisition not in the best interests of the Corporation's stockholders). When exercisable, each of the Rights entitles the registered holder to purchase one-hundredth of a share of a junior participating preferred stock, series C, $1.00 par value per share, at a price of $35.00 per one-hundredth of a preferred share, subject to adjustment.

    In the event that the Corporation is the surviving corporation and the Common Stock remains outstanding and unchanged in a merger or other business combination such acquiring party or the acquiring party engages in one of a number of self-dealing transactions specified in the Rights Agreement, each holder of a Right other than the acquiring party will thereafter have the right to receive upon exercise thereof that number of shares of Common Stock having a market value at the time of such transaction of two times the exercise price of the Right.

WARRANTS

    On May 6, 1993, a total of 2,602,566 Warrants, in addition to Common Stock, were issued to holders of certain debt which was converted to equity in the Restructuring. Upon issuance, each of the Warrants entitled the holder to purchase one share of Common Stock at a purchase price of $16.14 per share, subject to adjustment under certain events.

    The Warrants are exercisable, subject to applicable securities laws, at any time prior to May 6, 1998. Each share of Common Stock issued upon exercise of a Warrant prior to the distribution date as defined in

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
the Rights Agreement and prior to the redemption or expiration of the Rights will be accompanied by an attached Right issued under the terms and subject to the conditions of the Rights Agreement as it may then be in effect.

STOCKHOLDERS' EQUITY

    Changes in stockholders' equity are summarized as follows (dollars in millions):

                                                                               JANUARY 1     YEAR ENDED
                                                                              THROUGH MAY   DECEMBER 31,
                                                                                6, 1993         1992
                                                                              -----------  --------------
COMMON STOCK:
Beginning Balance...........................................................   $       5     $        5
Reverse Stock Split.........................................................          (4)            --
Issuance of New Common Stock................................................           3             --
                                                                              -----------       -------
Ending Balance..............................................................           4              5
                                                                              -----------       -------
                                                                              -----------       -------
CAPITAL RECEIVED IN EXCESS OF PAR VALUE:
Beginning Balance...........................................................          23             24
Restructuring adjustments...................................................         444             --
Fresh start accounting adjustment...........................................        (467)            --
Other, net..................................................................          --             (1)
                                                                              -----------       -------
Ending Balance..............................................................          --             23
                                                                              -----------       -------
DEFERRED CURRENCY TRANSLATION:
Beginning Balance...........................................................          (8)            --
Change during the period....................................................           1             (8)
Fresh start accounting adjustment...........................................           7             --
                                                                              -----------       -------
Ending Balance..............................................................          --             (8)
                                                                              -----------       -------
REINVESTED EARNINGS/(DEFICIT):
Beginning Balance...........................................................      (1,900)        (1,709)
Net earnings/(loss).........................................................       1,434           (191)
Fresh start accounting adjustment...........................................         467             --
Other, net..................................................................          (1)            --
                                                                              -----------       -------
Ending Balance..............................................................          --         (1,900)
                                                                              -----------       -------
Total stockholders' equity/(deficit)........................................           4         (1,880)
                                                                              -----------       -------
                                                                              -----------       -------

    As of May 6, 1993, the Corporation held 27,556 shares of $0.10 par value common stock in treasury. The treasury shares were acquired through the forfeiture of restricted stock.

LITIGATION

    INFORMATION IN THE FOLLOWING "LITIGATION" NOTE IS AS OF MAY 6, 1993. SEE "RESTRUCTURED COMPANY -- NOTES TO FINANCIAL STATEMENTS -- LITIGATION" NOTE FOR CURRENT LITIGATION INFORMATION.

    One of  the  Corporation's  subsidiaries, U.S.  Gypsum,  is  among  numerous defendants in lawsuits arising out of the manufacture and sale of asbestos-containing building materials. U.S. Gypsum sold certain asbestos-containing products beginning in the 1930's; in most cases the products were discontinued or asbestos was removed from the product formula by 1972, and no asbestos-containing products were sold after 1977. Some of these lawsuits seek to recover compensatory and in many cases punitive damages for costs associated with maintenance or removal and replacement of products containing asbestos (the

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
"Property Damage Cases"). Others of these suits (the "Personal Injury Cases") seek to recover compensatory and in many cases punitive damages for personal injury allegedly resulting from exposure to asbestos and asbestos-containing products. It is anticipated that additional personal injury and property damage cases containing similar allegations will be filed.

    As discussed below, U.S. Gypsum has substantial personal injury and property damage insurance for the years involved in the asbestos litigation. Prior to 1985, when an asbestos exclusion was added to U.S. Gypsum's policies, U.S. Gypsum purchased comprehensive general liability insurance policies covering personal injury and property damage in an aggregate face amount of approximately $850 million. As of May 6, 1993, insurers that issued approximately $100 million of these policies were insolvent. Because U.S. Gypsum's insurance carriers initially responded to its claims for defense and indemnification with various theories denying or limiting coverage and the applicability of their policies, U.S. Gypsum filed a declaratory judgment action against them in the Circuit Court of Cook County, Illinois on December 29, 1983. (U.S. GYPSUM CO. V. ADMIRAL INSURANCE CO., ET AL.) (the "Coverage Action"). U.S. Gypsum alleges in the Coverage Action that the carriers are obligated to provide indemnification for settlements and judgments and, in some cases, defense costs incurred by U.S. Gypsum in personal injury and property damage cases in which it is a defendant. The current defendants are ten insurance carriers that provided comprehensive general liability insurance coverage to U.S. Gypsum between the 1940's and 1984. As discussed below, several carriers have settled all or a portion of the claims in the Coverage Action.

    U.S. Gypsum's aggregate expenditures for all asbestos-related matters, including property damage, personal injury, insurance coverage litigation and related expenses, exceeded aggregate insurance payments by $25.8 million in the year ended December 31, 1992, and by $3.8 million in the period of January 1 through May 6, 1993.

PROPERTY DAMAGE CASES

    The Property Damage Cases have been brought against U.S. Gypsum by a variety of plaintiffs, including school districts, state and local governments, colleges and universities, hospitals, and private property owners. As of May 6, 1993, U.S. Gypsum was one of many defendants in four cases that had been certified as class actions and others that requested such certification. One class action suit is brought on behalf of owners and operators of all elementary and secondary schools in the United States that contain or contained friable asbestos-containing material. (IN RE ASBESTOS SCHOOL LITIGATION, U.S.D.C., E.D. Pa.) Approximately 1,350 school districts opted out of the class, some of which have filed or may file separate lawsuits or are participants in a state court class action involving approximately 333 school districts in Michigan. (BOARD OF EDUCATION OF THE CITY OF DETROIT, ET AL. V. THE CELOTEX CORP., et al., Cir. Ct. for Wayne County, Mich.) On April 10, 1992, a state court in Philadelphia certified a class consisting of all owners of buildings leased to the federal government. (PRINCE GEORGE CENTER, INC. V. U.S. GYPSUM CO., ET AL., Ct. of Common Pleas, Philadelphia, Pa.) On September 4, 1992, a Federal district court in South Carolina conditionally certified a class comprised of all colleges and universities in the United States, which certification is presently limited to the resolution of certain allegedly "common" liability issues. (CENTRAL WESLEYAN COLLEGE, V. W.R. GRACE & CO., ET AL., U.S.D.C., S.C.). On December 23, 1992, a case was filed in state court in South Carolina purporting to be a "voluntary" class action on behalf of owners of all buildings containing certain types of asbestos-containing products manufactured by the nine named defendants, including U.S. Gypsum, other than buildings owned by the federal or state governments, single family residences, or buildings at issue in the four above described class actions (ANDERSON COUNTY HOSPITAL V. W.R. GRACE & CO., ET AL., Court of Common Pleas, Hampton Co., S.C. (the "Anderson Case"). On January 14,
1993, the plaintiff filed an amended complaint that added a number of defendants, including the Corporation. The amended complaint alleges, among other things, that the guarantees executed by U.S. Gypsum in connection with the 1988 Recapitalization, as well as subsequent distributions of cash from U.S. Gypsum to the Corporation, rendered U.S. Gypsum insolvent and constitute a
fraudulent  conveyance.  The  suit  seeks  to  set  aside  the  guarantees   and

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
recover the value of the cash flow "diverted" from U.S. Gypsum to the Corporation in an amount to be determined. This case has not been certified as a class action and no other threshold issues, including whether the South Carolina Courts have personal jurisdiction over the Corporation, had been decided as of May 6, 1993. The damages claimed against U.S. Gypsum in the class action cases are unspecified. U.S. Gypsum has denied the substantive allegations of each of the Property Damage Cases and intends to defend them vigorously except when advantageous settlements are possible.

    As of May 6, 1993, 67 Property Damage Cases were pending against U.S. Gypsum; however, the number of buildings involved is greater than the number of cases because many of these cases, including the class actions referred to above, involve multiple buildings. Approximately 40 property damage claims were threatened against U.S. Gypsum.

    In total, as of May 6, 1993, U.S. Gypsum had settled property damage claims of approximately 187 plaintiffs involved in approximately 71 cases. Twenty-two cases had been tried to verdict, 13 of which were won by U.S. Gypsum and 7 lost; two other cases, one won at the trial level and one lost, were settled after appeals. Appeals were pending in 4 of the tried cases. In the cases lost, compensatory damage awards against U.S. Gypsum totaled $12.5 million. Punitive damages totaling $5.5 million were entered against U.S. Gypsum in four trials. Two of the punitive damage awards, totaling $1.45 million, were paid after appeals were exhausted; a third was settled after the verdict was reversed on appeal. As of May 6, 1993, the remaining punitive award was on appeal.

    In 1991, 13 new Property Damage Cases were filed against U.S. Gypsum, 11 were dismissed before trial, 8 were settled, 2 were closed following trial or appeal, and 100 were pending at year end; U.S. Gypsum expended $22.2 million for the defense and resolution of Property Damage Cases and received insurance payments of $13.8 million in 1991. In 1992, 7 new Property Damage Cases were filed against U.S. Gypsum, 10 were dismissed before trial, 18 were settled, 3 were closed following trial or appeal, and 76 were pending at year end. U.S. Gypsum expended $34.9 million for the defense and resolution of Property Damage Cases and received insurance payments of $10.2 million in 1992. In the period of January 1 through May 6, 1993, no new Property Damage Cases were filed against U.S. Gypsum, 2 were dismissed before trial, 7 were settled, and 67 were pending at the end of the period. U.S. Gypsum expended $7.0 million for the defense and resolution of Property Damage Cases and received insurance payments of $3.7 million in the period.

    In the Property Damage Cases litigated to date, a defendant's liability for compensatory damages, if any, has been limited to damages associated with the presence and quantity of asbestos-containing products manufactured by that defendant which are identified in the buildings at issue, although plaintiffs in some cases have argued that principles of joint and several liability should apply. Because of the unique factors inherent in each of the Property Damage Cases, including the lack of reliable information as to product identification and the amount of damages claimed against U.S. Gypsum in many cases, including the class actions described above, management is unable to make a reasonable estimate of the cost of disposing of pending Property Damage Cases.

PERSONAL INJURY CASES

    U.S. Gypsum was among numerous defendants in asbestos personal injury suits and administrative claims involving 57,645 claimants pending as of May 6, 1993. All asbestos bodily injury claims pending in the federal courts, including approximately one-third of the Personal Injury Cases pending against U.S. Gypsum, have been consolidated in the United States District Court for the Eastern District of Pennsylvania.

    U.S. Gypsum is a member, together with 19 other former producers of asbestos-containing products, of the Center for Claims Resolution (the
"Center"). The Center has assumed the handling, including the defense and settlement, of all Personal Injury Cases pending against U.S. Gypsum and the other members of the Center. Each member of the Center is assessed a portion of the liability and defense costs of the

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
Center for the Personal Injury Cases handled by the Center, according to predetermined allocation formulas. Five of U.S. Gypsum's insurance carriers that in 1985 signed an Agreement Concerning Asbestos-Related Claims (the "Wellington Agreement") are supporting insurers (the "Supporting Insurers") of the Center. The Supporting Insurers are obligated to provide coverage for the defense and indemnity costs of the Center's members pursuant to the coverage provisions in the Wellington Agreement. Claims for punitive damages are defended but not paid by the Center; if punitive damages are recovered, insurance coverage may be available under the Wellington Agreement depending on the terms of particular policies and applicable state law. Punitive damages have not been awarded against U.S. Gypsum in any of the Personal Injury Cases. Virtually all of U.S. Gypsum's personal injury liability and defense costs are paid by those of its insurance carriers that are Supporting Insurers. The Supporting Insurers provided approximately $350 million of the total coverage referred to above.

    On January 15, 1993, U.S. Gypsum and the other members of the Center were named as defendants in a class action filed in the U.S. District Court for the Eastern District Pennsylvania (GEORGINE ET AL. V. AMCHEM PRODUCTS INC., ET AL., Case No. 93-CV-0215) (hereinafter "Georgine,"). The complaint generally defines the class of plaintiffs as all persons who have been occupationally exposed to asbestos-containing products manufactured by the defendants and who had not filed an asbestos personal injury suit as of the date of the filing of the class action. Simultaneously with the filing of the class action, the parties filed a settlement agreement in which the named plaintiffs, proposed class counsel, and the defendants agreed to settle and compromise the claims of the proposed class. The settlement, which was awaiting court approval as of May 6, 1993, will implement for all future Personal Injury Cases, except as noted below, an administrative compensation system to replace judicial claims against the defendants, and will provide fair and adequate compensation to future claimants who can demonstrate exposure to asbestos-containing products manufactured by the defendants and the presence of an asbestos-related disease. Class members will be given the opportunity to "opt out," or elect to be excluded from the settlement, although the defendants reserve the right to withdraw from the settlement if the number of opt outs is, in their sole judgment, excessive. In addition, in each year a limited number of claimants will have certain rights to prosecute their claims for compensatory (but not punitive) damages in court in the event they reject compensation offered by the administrative processing of their claim.

    The Center members, including U.S. Gypsum, have instituted proceedings against those of their insurance carriers that had not consented to support the settlement, seeking a declaratory judgment that the settlement is reasonable and, therefore, that the carriers are obligated to fund their portion of it. Consummation of the settlement is contingent upon, among other things, court approval of the settlement and a favorable ruling in the declaratory judgment proceedings against the non-consenting insurers. It is anticipated that appeals will follow the district court's ruling on the fairness and reasonableness of the settlement.

    Each of the defendants has committed to fund a defined portion of the settlement, up to a stated maximum amount, over the initial ten-year period of the agreement (which is automatically extended unless terminated by the defendants). Taking into account the provisions of the settlement agreement concerning the maximum number of claims that must be processed in each year and the total amount to be made available to the claimants, the Center estimates that U.S. Gypsum will be obligated to fund a maximum of approximately $125 million of the class action settlement, exclusive of expenses, with a maximum payment of less than $18 million in any single year; of the total amount of U.S. Gypsum's obligation, all but approximately $13 million or less is expected to be paid by U.S. Gypsum's insurance carriers.

    During 1992, approximately 20,100 Personal Injury Cases were filed against U.S. Gypsum and approximately 10,600 were settled or dismissed. U.S. Gypsum incurred expenses of $21.6 million in 1992 with respect to Personal Injury Cases of which $21.5 million was paid by insurance. In the period of January 1 through May 6, 1993, approximately 8,700 Personal Injury Cases were filed against U.S. Gypsum and

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
approximately 5,300 were settled or dismissed. U.S. Gypsum incurred expenses of $10.9 million in the period with respect to Personal Injury Cases of which $10.8 million was paid by insurance. As of May 6, 1993, December 31, 1992 and December 31, 1991, approximately 58,000, 54,000 and 43,000 Personal Injury Cases were outstanding against U.S. Gypsum, respectively.

    As of May 6, 1993, U.S. Gypsum's average settlement cost for Personal Injury Cases over the past three years was approximately $1,350 per claim, exclusive of defense costs. Management anticipated that its average settlement cost was likely to increase due to such factors as the possible insolvency of co-defendants, although this increase might be offset to some extent by other factors, including the possibility for block settlements of large numbers of cases and the apparent increase in the percentage of asbestos personal injury cases that appear to have been brought by individuals with little or no physical impairment. In management's opinion, based primarily upon U.S. Gypsum's experience in the Personal Injury Cases disposed of and taking into consideration a number of uncertainties, it was probable that asbestos-related Personal Injury Cases pending against U.S. Gypsum as of December 31, 1992, could have been disposed of for an amount estimated to be between $80 million and $100 million, including both indemnity costs and legal fees and expenses. The estimated cost of resolving pending claims takes into account, among other factors, (i) an increase in the number of pending claims; (ii) the settlements of certain large blocks of claims for higher per-case averages than have historically been paid; and (iii) a slight increase in U.S. Gypsum's historical settlement average. No accrual was recorded for this amount because, pursuant to the Wellington Agreement, U.S. Gypsum's Supporting Insurers are obligated to pay these costs.

    Assuming that the Georgine class action settlement referred to above is approved substantially in its current form, management estimated, based on assumptions supplied by the Center, U.S. Gypsum's maximum total exposure as of May 6, 1993 in Personal Injury Cases during the next ten years (the initial term of the agreement), including liability for pending claims, claims resolved as part of the class action settlement, and opt out claims, as well as defense costs and other expenses, at approximately $271 million, of which at least $254 million was expected to be paid by insurance. U.S. Gypsum's additional exposure for claims filed by persons who have opted out of Georgine would depend on the number of such claims that are filed, which could not be determined.

COVERAGE ACTION

    As indicated above, all of U.S. Gypsum's carriers initially denied coverage for the Property Damage Cases and the Personal Injury Cases, and U.S. Gypsum initiated the Coverage Action to establish its right to such coverage. U.S. Gypsum has voluntarily dismissed the Supporting Insurers referred to above from the personal injury portion of the Coverage Action because they are committed to providing personal injury coverage in accordance with the Wellington Agreement. U.S. Gypsum's claims against the remaining carriers for coverage for the Personal Injury Cases have been stayed since 1984.

    On January 7, 1991, the trial court in the Coverage Action ruled on the applicability of U.S. Gypsum's insurance policies to settlements and one adverse judgment in eight Property Damage Cases. The court ruled that the eight cases were generally covered, and imposed coverage obligations on particular policy years based upon the dates when the presence of asbestos-containing material was "first discovered" by the plaintiff in each case. The court awarded reimbursement of approximately $6.2 million spent by U.S. Gypsum to resolve the eight cases. U.S. Gypsum appealed the court's ruling with respect to the policy years available to cover particular claims, and the carriers appealed most other aspects of the court's ruling.

    U.S. Gypsum's experience in the Property Damage Cases suggests that "first discovery" dates in the eight cases referred to above (1978 through 1985) are likely to be typical of most pending cases. U.S. Gypsum's total insurance coverage for the years 1978 through 1984 totals approximately $350 million (after subtracting insolvencies and discounts given to settling carriers). However, some pending cases, as well as some cases filed in the future, may be found to have first discovery dates later than August 1, 1984, after

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
which U.S. Gypsum's insurance policies did not provide coverage for asbestos-related claims. In addition, as described below, the first layer excess carrier for the years 1980 through 1984 is insolvent and U.S. Gypsum may be required to pay amounts otherwise covered by those and other insolvent policies. Accordingly, if the court's ruling is affirmed, U.S. Gypsum will likely be required to bear a portion of the cost of the property damage litigation.

    Eight carriers, including two of the Supporting Insurers, settled U.S. Gypsum's claims for both property damage and personal injury coverage and were dismissed from the Coverage Action entirely. Four of these carriers agreed to pay all or a substantial portion of their policy limits to U.S. Gypsum beginning in 1991 and continuing over the next four years. Three other excess carriers, including the two settling Supporting Insurers, agreed to provide coverage for the Property Damage Cases and the Personal Injury Cases subject to certain limitations and conditions, when and if underlying primary and excess coverage is exhausted. It cannot presently be determined when such coverage might be reached. Taking into account the above settlements, including participation of certain of the settling carriers in the Wellington Agreement, and consumption through December 31, 1992, carriers providing a total of approximately $97 million of unexhausted insurance had agreed, subject to the terms of the various settlement agreements, to cover both Personal Injury Cases and Property Damage Cases. Carriers providing an additional $276 million of coverage that was unexhausted as of December 31, 1992 had agreed to cover Personal Injury Cases under the Wellington Agreement, but continued to contest coverage for Property Damage Cases and remained defendants in the Coverage Action. U.S. Gypsum will continue to seek negotiated resolutions with its carriers in order to minimize the expense and delays of litigation.

    As of May 6, 1993, insolvency proceedings had been instituted against four of U.S. Gypsum's insurance carriers. Midland Insurance Company, declared insolvent in 1986, provided excess insurance ($4 million excess of $1 million excess of $500,000 primary in each policy year) from February 15, 1975 to February 15, 1978; Transit Casualty Company, declared insolvent in 1985, provided excess insurance ($15 million excess of $1 million primary in each policy year) from August 1, 1980 to December 31, 1985; Integrity Insurance Company, declared insolvent in 1986, provided excess insurance ($10 million quota share of $25 million excess of $90 million) from August 1, 1983 to July 31, 1984; and American Mutual Insurance Company, declared insolvent in 1989, provided the primary layer of insurance ($500,000 per year) from February 1, 1963 to April 15, 1971. It is possible that U.S. Gypsum will be required to pay a presently indeterminable portion of the costs that would otherwise have been covered by these policies.

    It is not possible to predict the number of additional lawsuits alleging asbestos-related claims that may be filed against U.S. Gypsum. The number of Personal Injury Claims pending against U.S. Gypsum has increased in each of the last several years. In addition, many Property Damage Cases are still at an early stage and the potential liability therefrom is consequently uncertain. In view of the limited insurance funding currently available for the Property Damage Cases resulting from the continued resistance by a number of U.S. Gypsum's insurers to providing coverage, the effect of the asbestos litigation on the Corporation will depend upon a variety of factors, including the damages sought in the Property Damage Cases that reach trial prior to the completion of the Coverage Action, U.S. Gypsum's ability to successfully defend or settle such cases, and the resolution of the Coverage Action. As a result, as of May 6, 1993, management was unable to determine whether an adverse outcome in the asbestos litigation would have a material adverse effect on the results of operations or the consolidated financial position of the Corporation.

ENVIRONMENTAL LITIGATION

    The Corporation and certain of its subsidiaries had been notified by state and federal environmental protection agencies of possible involvement as one of numerous "potentially responsible parties" in a number of so-called "Superfund" sites in the United States. In substantially all of these sites, the involvement of the Corporation or its subsidiaries is expected to be minimal. The Corporation believes that

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
appropriate reserves have been established for its potential liability in connection with all Superfund sites but is continuing to review its accruals as additional information becomes available. Such reserves take into account all known or estimable costs associated with these sites including site investigations and feasibility costs, site cleanup and remediation, legal costs, and fines and penalties, if any. In addition, environmental costs connected with site cleanups on USG-owned property are also covered by reserves established in accordance with the foregoing. The Corporation believes that neither these matters nor any other known governmental proceeding regarding environmental matters will have a material adverse effect upon its earnings or consolidated financial position.

INDUSTRY AND GEOGRAPHIC SEGMENTS

    Transactions between geographic areas are accounted for on an "arm's-length" basis. No single customer accounted for 4% or more of consolidated net sales. Export sales to foreign unaffiliated customers represent less than 10% of consolidated net sales.

    Intrasegment and intersegment eliminations largely reflect intercompany sales. Segment operating profit/(loss) includes all costs and expenses directly related to the segment involved and an allocation of expenses which benefit more than one segment.

    Variations in the levels of corporate identifiable assets primarily reflect fluctuations in the levels of cash and cash equivalents. Restricted cash of $88 million, which represents the proceeds from the 1991 sale of DAP Inc., formerly a wholly owned subsidiary of the Corporation, is included in corporate identifiable assets for 1992. Information shown in the following tables has been restated to conform to the Corporation's current industry segment organization.

                                                                      OPERATING       DEPLETION
JANUARY 1 THROUGH MAY 6, 1993                                  NET     PROFIT/     DEPRECIATION AND     CAPITAL      IDENTIFIABLE
INDUSTRY SEGMENTS                                             SALES     (LOSS)       AMORTIZATION     EXPENDITURES      ASSETS
- ------------------------------------------------------------  ------  ----------   ----------------   ------------   ------------
                                                                                     (DOLLARS IN MILLIONS)
North American Gypsum:
  U.S. Gypsum...............................................  $  297     $ 29            $10              $ 6           $  964
  CGC (gypsum division).....................................      30        2              1                1              165
  Other subsidiaries........................................      24        6              2               --               60
  Eliminations..............................................     (20)      --             --               --               --
                                                              ------      ---            ---              ---           ------
  Total Gypsum Products.....................................     331       37             13                7            1,189
  Building Products Distribution............................     156       (1)             1                1              118
  Eliminations..............................................     (49)      --             --               --              (22)
                                                              ------      ---            ---              ---           ------
  Total North American Gypsum...............................     438       36             14                8            1,285
                                                              ------      ---            ---              ---           ------
Worldwide Ceilings:
  USG Interiors.............................................     115       10              5                2              558
  USG International.........................................      59        1              1                2              204
  CGC (interiors division)..................................      11        2             --               --                9
  Eliminations..............................................     (12)      --             --               --               --
                                                              ------      ---            ---              ---           ------
  Total Worldwide Ceilings..................................     173       13              6                4              771
                                                              ------      ---            ---              ---           ------
Corporate...................................................      --      (11)             2               --              139
Eliminations................................................     (20)      --             --               --               (1)
                                                              ------      ---            ---              ---           ------
Total USG Corporation.......................................     591       38             22               12            2,194
                                                              ------      ---            ---              ---           ------
                                                              ------      ---            ---              ---           ------

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                                                      OPERATING       DEPLETION
                                                               NET     PROFIT/     DEPRECIATION AND     CAPITAL      IDENTIFIABLE
GEOGRAPHIC SEGMENTS                                           SALES     (LOSS)       AMORTIZATION     EXPENDITURES      ASSETS
- ------------------------------------------------------------  ------  ----------   ----------------   ------------   ------------
                                                                                     (DOLLARS IN MILLIONS)
United States...............................................  $  507     $ 28            $18              $ 9           $1,776
Canada......................................................      48        4              2                1              198
Other Foreign...............................................      65        6              2                2              221
Transfers between geographic areas..........................     (29)      --             --               --               (1)
                                                              ------      ---            ---              ---           ------
Total USG Corporation.......................................     591       38             22               12            2,194
                                                              ------      ---            ---              ---           ------
                                                              ------      ---            ---              ---           ------

YEAR ENDED DECEMBER 31, 1992
INDUSTRY SEGMENTS
- ------------------------------------------------------------
North American Gypsum:
  U.S. Gypsum...............................................  $  871     $ 70            $31              $25           $  653
  CGC (gypsum division).....................................      92       --              3                3               67
  Other subsidiaries........................................      77       17              4                3               57
  Eliminations..............................................     (66)      --             --               --               --
                                                              ------      ---            ---              ---           ------
  Total Gypsum Products.....................................     974       87             38               31              777
  Building Products Distribution............................     464        3              2                3               98
  Eliminations..............................................    (142)      --             --               --              (22)
                                                              ------      ---            ---              ---           ------
  Total North American Gypsum...............................   1,296       90             40               34              853
                                                              ------      ---            ---              ---           ------
Worldwide Ceilings:
  USG Interiors.............................................     354       35             12               11              256
  USG International.........................................     189       --              5                3              125
  CGC (interiors division)..................................      33        4              1               --                8
  Eliminations..............................................     (35)      --             --               --               --
                                                              ------      ---            ---              ---           ------
  Total Worldwide Ceilings..................................     541       39             18               14              389
                                                              ------      ---            ---              ---           ------
Corporate...................................................      --      (30)             8                1              423
Eliminations................................................     (60)      --             --               --               (6)
                                                              ------      ---            ---              ---           ------
Total USG Corporation.......................................   1,777       99             66               49            1,659
                                                              ------      ---            ---              ---           ------
                                                              ------      ---            ---              ---           ------
GEOGRAPHIC SEGMENTS
- ------------------------------------------------------------
United States...............................................  $1,505     $ 76            $53              $40           $1,423
Canada......................................................     149        7              7                6               96
Other Foreign...............................................     208       16              6                3              140
Transfers between geographic areas..........................     (85)      --             --               --               --
                                                              ------      ---            ---              ---           ------
Total USG Corporation.......................................   1,777       99             66               49            1,659
                                                              ------      ---            ---              ---           ------
                                                              ------      ---            ---              ---           ------

                                                                                           JANUARY 1
                                                                                         THROUGH MAY 6   YEAR ENDED DECEMBER
TRANSFERS BETWEEN GEOGRAPHIC AREAS                                                           1993             31, 1992
- --------------------------------------------------------------------------------------  ---------------  -------------------
                                                                                               (DOLLARS IN MILLIONS)
United States.........................................................................     $      13          $      35
Canada................................................................................             8                 23
Other Foreign.........................................................................             8                 27
                                                                                                 ---                ---
Total.................................................................................            29                 85
                                                                                                 ---                ---
                                                                                                 ---                ---

SUBSIDIARY DEBT GUARANTEES

    As of May 6, 1993, $340 million aggregate principal amount of Senior 2002 Notes were outstanding. Each of U.S. Gypsum, USG Industries, Inc., USG Interiors, USG Foreign Investments, Ltd., L&W Supply, Westbank Planting Company, USG Interiors International, Inc., American Metals Corporation and La Mirada Products Co., Inc. (together, the "Combined Guarantors") guaranteed, in the manner described below, both the obligations of the Corporation under the Credit Agreement and the Senior 2002 Notes. The Combined

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
Guarantors are jointly and severally liable under these guarantees (the "Subsidiary Guarantees"). Holders of the Bank Debt have the right to (i) determine whether, when and to what extent the guarantees will be enforced (provided that each guarantee payment will be applied to the Bank Debt and Senior 2002 Notes pro rata based on the respective amounts owed thereon) and
(ii) amend or eliminate the guarantees. The guarantees will terminate when the Bank Debt is retired regardless of whether any Senior 2002 Notes remain unpaid. The liability of each of the Combined Guarantors on its guarantee is limited to the greater of (i) 95% of the lowest amount, calculated as of July 13, 1988, sufficient to render the guarantor insolvent, leave the guarantor with unreasonably small capital or leave the guarantor unable to pay its debts as they become due (each as defined under applicable law) and (ii) the same amount, calculated as of the date any demand for payment under such guarantee is made, in each case plus collection costs. The guarantees are senior obligations of the applicable guarantor and rank PARI PASSU with all unsubordinated obligations of the guarantor.

    Subsidiaries other than the Combined Guarantors (the "Combined Non-Guarantors"), substantially all of which are subsidiaries of Guarantors, primarily included, as of May 6, 1993, CGC, Gypsum Transportation Limited, USG Canadian Mining Ltd. and the Corporation's Mexican, European and Pacific subsidiaries. The long-term debt of the Combined Non-Guarantors of $28 million as of May 6, 1993 has restrictive covenants that restrict, among other things, the payment of dividends.

    The following condensed consolidating information presents:

(i) Condensed financial statements as of May 6, 1993 and for the period of January 1 through May 6, 1993, and the year ended December 31, 1992: (a) the Corporation on a parent company only basis (the "Parent Company," which was the only entity of the Corporation included in the bankruptcy proceeding);
    (b) the Combined Guarantors; (c) the Combined Non-Guarantors; and (d) the Corporation on a consolidated basis. Due to the Restructuring and implementation of fresh start accounting, the financial statements for the restructured company (periods after May 6, 1993) are not comparable to those of the predecessor company. Except for the following condensed financial statements, separate financial information with respect to the Combined Guarantors is omitted as such separate financial information is not deemed material to investors.

(ii) The Parent Company and Combined Guarantors shown with their investments in their subsidiaries accounted for on the equity method.

(iii) Elimination entries necessary to consolidate the Parent Company and its subsidiaries.

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                 CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
                         JANUARY 1 THROUGH MAY 6, 1993
                             (DOLLARS IN MILLIONS)

                                                                           COMBINED
                                                 PARENT      COMBINED        NON-
                                                 COMPANY    GUARANTORS    GUARANTORS    ELIMINATIONS   CONSOLIDATED
                                               -----------  -----------  -------------  -------------  -------------
Net sales....................................   $      --    $     501     $     113      $     (23)     $     591
                                                    -----   -----------        -----          -----         ------

Gross profit.................................           1           84            24             --            109
                                                    -----   -----------        -----          -----         ------

Operating profit/(loss)......................         (11)          39            10             --             38
Equity in net earnings of the Subsidiaries...        (751)        (169)           --            920             --
Interest expense, net........................          80            3             1             --             84
Corporate service charge.....................         (92)          92            --             --             --
Other expense................................           1            5            --             --              6
Reorganization items.........................          53         (597)         (165)            --           (709)
                                                    -----   -----------        -----          -----         ------
Earnings before taxes on income,
 extraordinary gain and changes in accounting
 principles..................................         698          705           174           (920)           657
Taxes on income/(income tax benefit).........          37          (24)            4             --             17
                                                    -----   -----------        -----          -----         ------
Earnings before extraordinary gain and
 changes in accounting principles............         661          729           170           (920)           640
Extraordinary gain, net of taxes.............         944           --            --             --            944
Cumulative effect of changes in accounting
 principles..................................        (171)          22            (1)            --           (150)
                                                    -----   -----------        -----          -----         ------
Net earnings.................................       1,434          751           169           (920)         1,434
                                                    -----   -----------        -----          -----         ------
                                                    -----   -----------        -----          -----         ------

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                 CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1992
                             (DOLLARS IN MILLIONS)

                                                                           COMBINED
                                                 PARENT      COMBINED        NON-
                                                 COMPANY    GUARANTORS    GUARANTORS    ELIMINATIONS   CONSOLIDATED
                                               -----------  -----------  -------------  -------------  -------------
Net sales....................................   $      --    $   1,503     $     359      $     (85)     $   1,777
                                                    -----   -----------        -----          -----         ------
Gross profit/(loss)..........................          (2)         251            68             --            317
                                                    -----   -----------        -----          -----         ------
Operating profit/(loss)......................         (30)         105            24             --             99
Equity in net (earnings)/loss of the
 Subsidiaries................................         230          (17)           --           (213)            --
Interest expense, net........................         310           10             2             --            322
Corporate service charge                             (340)         340            --             --             --
Other expense/(income).......................         (73)          75            (1)            --              1
                                                    -----   -----------        -----          -----         ------
Earnings/(loss) before taxes on income.......        (157)        (303)           23            213           (224)
Taxes on income/(income tax benefit).........          34          (73)            6             --            (33)
                                                    -----   -----------        -----          -----         ------
Net earnings/(loss)..........................        (191)        (230)           17            213           (191)
                                                    -----   -----------        -----          -----         ------
                                                    -----   -----------        -----          -----         ------

                                USG CORPORATION
                             (Predecessor Company)
                   NOTES TO FINANCIAL STATEMENTS (Continued)

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                     CONDENSED CONSOLIDATING BALANCE SHEET
                               AS OF MAY 6, 1993
                             (DOLLARS IN MILLIONS)

                                                 PARENT       COMPANY    COMBINED NON-
                                                 COMPANY    GUARANTORS    GUARANTORS    ELIMINATIONS  CONSOLIDATED
                                               -----------  -----------  -------------  ------------  -------------
Cash and cash equivalents....................   $      24    $      (7)    $      32     $       --     $      49
Receivables, net.............................          55          236            49            (25)          315
Inventories..................................          --          111            39             (2)          148
                                               -----------  -----------        -----    ------------       ------
  Total current assets.......................          79          340           120            (27)          512
Property, plant and equipment, net...........          22          628           117             --           767
Investment in subsidiaries...................       1,823          312            --         (2,135)           --
Excess reorganization value..................          --          671           180             --           851
Other assets.................................        (103)         159             5              3            64
                                               -----------  -----------        -----    ------------       ------
  Total assets...............................       1,821        2,110           422         (2,159)        2,194
                                               -----------  -----------        -----    ------------       ------
                                               -----------  -----------        -----    ------------       ------
Accounts payable and accrued expenses........   $     176    $      76     $      52     $      (24)    $     280
Notes payable and long-term debt maturing
 within one year.............................           3            1            11             --            15
                                               -----------  -----------        -----    ------------       ------
  Total current liabilities..................         179           77            63            (24)          295
Long-term debt...............................       1,371           47            28             --         1,446
Deferred income taxes........................          --          155            15             --           170
Other liabilities............................         267            8             4             --           279
Common stock.................................           4            1             6             (7)            4
Capital received in excess of par value......          --        1,678           306         (1,984)           --
Deferred currency translation................          --           --            --             --            --
Reinvested earnings..........................          --          144            --           (144)           --
                                               -----------  -----------        -----    ------------       ------
  Total stockholders' equity.................           4        1,823           312         (2,135)            4
                                               -----------  -----------        -----    ------------       ------
  Total liabilities and stockholders'
   equity....................................       1,821        2,110           422         (2,159)        2,194
                                               -----------  -----------        -----    ------------       ------
                                               -----------  -----------        -----    ------------       ------

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                         JANUARY 1 THROUGH MAY 6, 1993
                             (DOLLARS IN MILLIONS)

                                                 PARENT        COMPANY     COMBINED NON-
                                                 COMPANY     GUARANTORS     GUARANTORS     ELIMINATIONS     CONSOLIDATED
                                               -----------  -------------  -------------  ---------------  ---------------
NET CASH FLOWS (TO)/FROM OPERATING
 ACTIVITIES..................................   $     (90)    $      76      $      --       $      --        $     (14)
                                                    -----         -----            ---           -----            -----
  Capital expenditures.......................          --            (9)            (3)             --              (12)
  Net proceeds from asset dispositions.......          --            --             --              --               --
                                                    -----         -----            ---           -----            -----
NET CASH FLOWS TO INVESTING ACTIVITIES.......          --            (9)            (3)             --              (12)
                                                    -----         -----            ---           -----            -----
  Issuance of debt...........................          --            --              5              --                5
  Repayment of debt..........................          --          (140)            (2)             --             (142)
  Cash dividends (paid)/received.............           2            --             (2)             --               --
  (Increase)/decrease in restricted assets...          44           (12)            --              --               32
  Net cash transfers (to)/from Corporate.....           9            (9)            --              --               --
                                                    -----         -----            ---           -----            -----
NET CASH FLOWS (TO)/FROM FINANCING
 ACTIVITIES..................................          55          (161)             1              --             (105)
                                                    -----         -----            ---           -----            -----
NET DECREASE IN CASH & EQUIVALENTS...........         (35)          (94)            (2)             --             (131)
                                                    -----         -----            ---           -----            -----
Cash and cash equivalents -- beginning.......          59            87             34              --              180
                                                    -----         -----            ---           -----            -----
Cash and cash equivalents -- end.............          24            (7)            32              --               49
                                                    -----         -----            ---           -----            -----
                                                    -----         -----            ---           -----            -----

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONCLUDED)

                                USG CORPORATION
                             (PREDECESSOR COMPANY)
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1992
                             (DOLLARS IN MILLIONS)

                                                 PARENT        COMPANY     COMBINED NON-
                                                 COMPANY     GUARANTORS     GUARANTORS     ELIMINATIONS     CONSOLIDATED
                                               -----------  -------------  -------------  ---------------  ---------------
NET CASH FLOWS (TO)/FROM OPERATING
 ACTIVITIES..................................   $     (93)    $     117      $      66       $      --        $      90
                                                    -----         -----            ---           -----            -----
  Capital expenditures.......................          (1)          (39)            (9)             --              (49)
  Net proceeds from asset dispositions.......          --             2              4              --                6
                                                    -----         -----            ---           -----            -----
NET CASH FLOWS TO INVESTING ACTIVITIES.......          (1)          (37)            (5)             --              (43)
                                                    -----         -----            ---           -----            -----
  Issuance of debt...........................          --            --             57              --               57
  Repayment of debt..........................          (4)           (2)           (69)             --              (75)
  Cash dividends (paid)/received.............          --            56            (56)             --               --
  Increase in restricted assets..............          --            (4)            --              --               (4)
  Net cash transfers (to)/from Corporate.....         121          (121)            --              --               --
                                                    -----         -----            ---           -----            -----
NET CASH FLOWS (TO)/FROM FINANCING
 ACTIVITIES..................................         117           (71)           (68)             --              (22)
                                                    -----         -----            ---           -----            -----
NET INCREASE/(DECREASE) IN CASH &
 EQUIVALENTS.................................          23             9             (7)             --               25
                                                    -----         -----            ---           -----            -----
Cash and cash equivalents -- beginning.......          36            78             41              --              155
                                                    -----         -----            ---           -----            -----
Cash and cash equivalents -- end.............          59            87             34              --              180
                                                    -----         -----            ---           -----            -----
                                                    -----         -----            ---           -----            -----

                                USG CORPORATION
                               MANAGEMENT REPORT

    Management is responsible for the preparation and integrity of the financial statements and related notes included herein. These statements have been prepared in accordance with generally accepted accounting principles and, of necessity, include some amounts that are based on management's best estimates and judgments.

    The Corporation's accounting systems include internal controls designed to provide reasonable assurance of the reliability of its financial records and the proper safeguarding and use of its assets. Such controls are based on established policies and procedures, are implemented by trained personnel, and are monitored through an internal audit program. The Corporation's policies and procedures prescribe that the Corporation and its subsidiaries are to maintain ethical standards and that its business practices are to be consistent with those standards.

    The Audit Committee of the Board, consisting solely of outside Directors of the Corporation, maintains an ongoing appraisal, on behalf of the stockholders, of the effectiveness of the independent auditors and management with respect to the preparation of financial statements, the adequacy of internal controls and the Corporation's accounting policies.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board
  of Directors of USG Corporation:

We have audited the accompanying consolidated balance sheet of USG Corporation (Predecessor Company), a Delaware corporation, and subsidiaries as of May 6, 1993 and the related consolidated statements of earnings and cash flows for the period of January 1 through May 6, 1993 and for the year ended December 31, 1992. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Notes to Financial Statements -- "Financial Restructuring" note, on May 6, 1993, the Corporation completed a comprehensive financial restructuring through the implementation of a prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code and applied fresh start accounting. The restructuring resulted in an extraordinary gain of $944 million, primarily from the exchange of debt, and fresh start accounting resulted in a $709 million gain, primarily from revaluing assets and liabilities to reflect reorganization value. These one-time credits to income were recorded as of May 6, 1993 by the Predecessor Company. As such, results of operations through May 6, 1993 (Predecessor Company) are not comparable with results of operations subsequent to that date.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USG Corporation and subsidiaries as of May 6, 1993 and the results of their operations and their cash flows for the period of January 1 through May 6, 1993 and for the year ended December 31, 1992, in conformity with generally accepted accounting principles.

As discussed in Notes to Financial Statements -- "Litigation" note, in view of the limited insurance funding currently available for property damage cases resulting from the continued resistance by a number of U.S. Gypsum's insurers to providing coverage, the effect of the asbestos litigation on the Corporation will depend upon a variety of factors, including the damages sought in property damage cases that reach trial prior to the completion of the coverage action, U.S. Gypsum's ability to successfully defend or settle such cases, and the resolution of the coverage action. As a result, management is unable to determine whether an adverse outcome in the asbestos litigation will have a material adverse effect on the consolidated results of operations or the consolidated financial position of the Corporation.

As discussed in Notes to Financial Statements -- "Cumulative Effect of Changes in Accounting Principles" note, on January 1, 1993 the Corporation changed its method of accounting for postretirement benefits other than pensions and accounting for income taxes.

                                          /s/ Arthur Andersen LLP

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
January 31, 1994

                                USG CORPORATION
               SELECTED QUARTERLY FINANCIAL DATA (A) (UNAUDITED)
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                           FIRST      SECOND      THIRD      FOURTH      TOTAL
                                          QUARTER     QUARTER    QUARTER    QUARTER      YEAR
                                          --------   ---------   --------   --------   ---------
1994
Net sales...............................  $   506    $   562     $   621    $   601    $   2,290
Gross profit (b)........................      110        133         153        121          517
Operating profit (b) (c)................       11         32          47         14          104
Net (loss)(b) (c).......................      (34)       (17)         (6)       (35)         (92)
Per common share:
  Net loss (d)..........................    (0.87)     (0.38)      (0.13)     (0.79)       (2.14)
  Price range (e) -- high...............       36     32 1/4      24 1/2     21 3/4           36
                     low................   27 1/2     17 3/4      18 3/8     17 1/4       17 1/4
EBITDA..................................       66         87         105         67          325


                                                      APRIL 1       MAY 7
                                           FIRST      THROUGH      THROUGH      THIRD      FOURTH
                                          QUARTER      MAY 6       JUNE 30     QUARTER     QUARTER
                                          --------   ---------     -------     -------     -------
1993
Net sales...............................  $    436   $   155       $  315      $  514      $  496
Gross profit............................        79        30           63         105          95
Operating profit/(loss)(c)..............        27        11           (1 )         6          (4 )
Net earnings/(loss)(c) (f)..............      (279)    1,713          (21 )       (25 )       (83 )
Per common share (g):
  Net loss..............................        --        --        (0.57 )     (0.66 )     (2.23 )
  Price range (e) -- high...............        --        --           14          22 5/8      30 1/2
                     low................        --        --            9 5/8      13          20 1/4
EBITDA..................................        46        17           37          65          53

- ------------------------
(a) Due to the Restructuring and implementation of fresh start accounting, the financial statements effective May 7, 1993 for the Restructured Company are not comparable to financial statements prior to that date for the Predecessor Company.

(b) Fourth quarter 1994 gross profit, operating profit and net loss reflect a $30 million pre-tax charge ($17 million after-tax) to cost of sales for asbestos litigation settlements. Fourth quarter 1994 net loss also reflects a $16 million pre-tax charge ($9 million after-tax) for the write-off of reorganization debt discount.

(c) Effective May 7, 1993, the Corporation began amortizing its excess reorganization value which reduced operating profit and net earnings. This non-cash amortization amounted to $42 million, $42 million, $43 million and $42 million in the first through fourth quarters of 1994, respectively. For the period of May 7 through June 30 and the third and fourth quarters of 1993, amortization of excess reorganization value amounted to $28 million, $43 million and $42 million, respectively.

(d) As a result of common shares issued in the first quarter of 1994, the sum of the losses per common share for the four quarters of 1994, which are based on average shares outstanding during each quarter, does not equal the loss per common share for the year ended December 31, 1994, which is based on the average shares outstanding during the year.

(e) Stock price ranges are for transactions on the New York Stock Exchange (trading symbol USG), which is the principal market for these securities. Stockholders of record as of January 31, 1995: Common -- 6,072; Preferred -- none.

(f) First quarter 1993 net loss reflects a one-time after-tax net charge of $150 million for the cumulative effect of changes in accounting principles and a pre-tax reorganization items expense of $69 million. Net earnings in the period of April 1 through May 6, 1993 include a one-time pre-tax reorganization items gain of $778 million and a one-time after-tax extraordinary gain of $944 million, both of which were associated with the Restructuring. Net loss in the fourth quarter of 1993 includes an after-tax extraordinary loss of $21 million related to the Corporation's 1994 Equity
     Offering and Note Placement.

(g) Per-share information for periods prior to May 7, 1993 is omitted because, due to the Restructuring and implementation of fresh start accounting, it is not meaningful.

   Appearing here are four photographs depicting the Corporation's products.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR ANY OF THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE NOTES OFFERED HEREBY OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL, OR IN WHICH THE PERSON MAKING SUCH OFFER OR
SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                    -----
Prospectus Summary.............................           3
Risk Factors...................................          10
Recent Developments............................          12
Use of Proceeds................................          14
Selected Consolidated Financial Data...........          15
Capitalization.................................          17
Management's Discussion and Analysis of Results
 of Operations and Financial Condition.........          18
Business.......................................          25
Management.....................................          32
Description of New Credit Agreement............          36
Description of Notes...........................          38
Description of Other Debt Obligations..........          59
Description of Collateral Trust................          60
Underwriting...................................          61
Legal Matters..................................          62
Experts........................................          62
Available Information..........................          62
Information Incorporated by Reference..........          63
Index to Consolidated Financial Statements.....         F-1


$150,000,000

USG CORPORATION


  % SENIOR NOTES DUE 2005

   [LOGO]

SALOMON BROTHERS INC

BT SECURITIES CORPORATION

CITICORP SECURITIES, INC.

CHEMICAL SECURITIES INC.

PROSPECTUS
DATED              , 1995

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following are the estimated expenses of the issuance and distribution of the securities being registered, including fees and expenses previously incurred by the Corporation, other than any underwriting compensation.

ITEM                                                                                 AMOUNT
- --------------------------------------------------------------------------------  ------------
SEC Registration Fees...........................................................  $     51,724
Printing and Mailing Expenses...................................................       200,000
Legal Fees and Expenses.........................................................       200,000
Accountants' Fees and Expenses..................................................       100,000
Miscellaneous Expenses..........................................................       500,000
                                                                                  ------------
    Total.......................................................................  $  1,051,724
                                                                                  ------------
                                                                                  ------------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law ("Section 145") (a) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, (b) gives a director or officer who successfully defends an action the right to be so indemnified and (c) authorizes the corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

    A bylaw provides that the Corporation (a) shall indemnify every person who is or was a director or officer of the Corporation or is or was serving at the Corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise and (b) shall, if the board of directors so directs, indemnify any person who is or was an employee or agent of the Corporation or is or was serving at the Corporation's request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent, in the manner, and subject to compliance with the applicable standards of conduct, provided by Section 145 as the same (or any substitute provision therefor) may be in effect from time to time.

    Any such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    The Corporation has procured insurance for the purpose of substantially covering its future potential liability for indemnification under Section 145 as discussed above and certain future potential liability of individual officers or directors incurred in their capacity as such which is not subject to indemnification.

    The Corporation has entered into Indemnification Agreements with each of its officers and directors. The Indemnification Agreements provide that the Corporation shall indemnify and keep indemnified the indemnitee to the fullest extent authorized by Section 145 as it may be in effect from time to time from and against any expenses (including expenses of investigation and preparation and reasonable fees and disbursements of legal counsel, accountants and other experts), judgments, fines and amounts paid in settlement by the indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not the cause of action, suit or proceeding incurred before or after the date of the Indemnification Agreement. The Indemnification Agreements further provide for advancement of amounts to cover expenses incurred by the indemnitee in defending any such action, suit or proceeding subject to an undertaking by the indemnitee to repay any expenses advanced which it is later determined he or she was not entitled to receive.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) The following is a complete list of Exhibits filed as a part of this Registration Statement:

    See Exhibit Index

ITEM 17.  UNDERTAKINGS

    The Registrant hereby undertakes:


        (1)_For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.



        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.



        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.



        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on July 24, 1995.


                                          USG CORPORATION

                                          By:         Richard H. Fleming

                                          --------------------------------------
                                                     Richard H. Fleming
                                                SENIOR VICE PRESIDENT AND
                                                 CHIEF FINANCIAL OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed on July 24, 1995, by the following persons in the capacities indicated:


               SIGNATURE                                  TITLE
- ---------------------------------------  ---------------------------------------
                   *                     Chairman of the Board, Chief Executive
- ---------------------------------------   Officer and Director (Principal
          Eugene B. Connolly              Executive Officer)

                   *
- ---------------------------------------  President, Chief Operating Officer and
           William C. Foote               Director

          Richard H. Fleming             Senior Vice President and Chief
- ---------------------------------------   Financial Officer (Principal Financial
          Richard H. Fleming              Officer)

            Raymond T. Belz
- ---------------------------------------  Vice President and Controller
            Raymond T. Belz               (Principal Accounting Officer)

                   *
- ---------------------------------------  Director
           Robert L. Barnett

                   *
- ---------------------------------------  Director
            Keith A. Brown

                   *
- ---------------------------------------  Director
              W.H. Clark

- ---------------------------------------  Director
           James C. Cotting

                   *
- ---------------------------------------  Director
         Lawrence M. Crutcher

               SIGNATURE                                  TITLE
- ---------------------------------------  ---------------------------------------

                   *
- ---------------------------------------  Director
             David W. Fox

- ---------------------------------------  Director
        Philip C. Jackson, Jr.

                   *
- ---------------------------------------  Director
           Marvin E. Lesser

                   *
- ---------------------------------------  Director
            John B. Schwemm

                   *
- ---------------------------------------  Director
          Judith A. Sprieser

*By:
            Richard H. Fleming
 --------------------------------------
            Richard H. Fleming
             ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


    The following documents are the exhibits to this Amendment No. 2 to Registration Statement on Form S-3. For convenient reference, each exhibit is listed according to the Exhibit Table of Regulation S-K. The page number, if any, listed opposite an exhibit indicates the page number in the sequential numbering system in the manually signed original of this Amendment No. 2 to Registration Statement on Form S-3 where such exhibit can be found.



EXHIBIT NO.                                                                                                              PAGE
- -----------                                                                                                              -----
        1.   Form of Underwriting Agreement.

        4.   Instruments defining the rights of security holders, including indentures:

             (a)        Indenture dated as of October 1, 1986  between USG Corporation and Harris Trust and  Savings
                        Bank,  Trustee (incorporated by reference to  Exhibit 4(a) of USG Corporation's Registration
                        Statement No. 33-9294 on Form S-3, dated October 7, 1986).

             (e)        Consent Resolution adopted by a Special Committee  created by the Board of Directors of  USG
                        Corporation relating to USG Corporation's    % Senior Notes due 2005.*
        5.   Opinions of counsel as to the legality of the securities being registered.

       12.   Statement recomputation of ratio of earnings to fixed charges.**

       23.   Consents of experts and counsel.

             (a)        Consent of Arthur Andersen LLP.

             (b)        Consents of counsel (included in Exhibit 5).

       24.   Power of attorney.**

       25.   Statement of eligibility of trustee.**

       99.   Additional Exhibits.

             (a)        Form  of Credit Agreement  dated as of  July   ,  1995, among USG  Corporation and the Banks
                        listed on the signature page thereto and Chemical Bank as Administrative Agent.

             (b)        Form of Collateral Trust Agreement dated as of July , 1995 between USG Corporation,  certain of its subsidiaries and Wilmington Trust Company and William J. Wade, as Trustee.

             (c)        Form of Company Pledge Agreement dated as of July , 1995, among USG Corporation, as Pledgor, and Wilmington Trust Company and William J. Wade, as Trustee.

- ------------------------
 *To be filed by Amendment.
** Previously filed.